As filed with the Securities and Exchange Commission on September 10, 2002

                                                      Registration No. 333-85154
================================================================================

                               ------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                   FORM SB-2/A
            FIRST POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                         LocatePLUS Holdings Corporation
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                          7379                    04-3332304
(State or Other Jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)  Identification Number)

                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
   (Address and telephone number of principal executive offices and principal place of business)
                               ------------------
                                Jon R. Latorella
                      President and Chief Executive Officer
                         LocatePLUS Holdings Corporation
                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
           (Name, Address, and Telephone Number of Agent for Service)
                               ------------------

                                    Copy to:
  Michael A. Hickey, Esq.                             Geoffrey T. Chalmers, Esq.
 Kirkpatrick & Lockhart LLP                                33 Broad Street
      75 State Street                                         Suite 1100
Boston, Massachusetts 02109                          Boston, Massachusetts 02109

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ------------------
                         CALCULATION OF REGISTRATION FEE

=============================================== ==================== ================== ====================== ===============
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES REGISTERED      AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
                                                    REGISTERED         PER SHARE(1)           PRICE(1)              FEE
----------------------------------------------- -------------------- ------------------ ---------------------- ---------------
Units, each consisting of                              12,000,000         $0.30              $3,600,000               $333
          (i) one share of Class B Non-Voting          12,000,000             -                       -                  -
          Common Stock; and

          (ii) one warrant to purchase one             12,000,000             -                       -                  -
          share of Class A Voting Common Stock

 Shares of Class A Voting Common Stock              12,000,000(2)         $0.50              $6,000,000               $552
 issuable upon exercise of warrants
 underlying Units
=============================================== ==================== ================== ====================== ===============

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2) Pursuant to Rule 416, there are also being registered such additional shares of Class A Voting Common Stock as may be issuable pursuant to the anti-dilution provisions of the warrants.

                    ----------------------------------------
            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
                    ----------------------------------------


                 SUBJECT TO COMPLETION, DATED SEPTEMBER __, 2002

[LOCATEPLUS LOGO]                                    MAXIMUM OF 12,000,000 UNITS
                                                      MINIMUM OF 6,000,000 UNITS
                                                                  $0.30 PER UNIT


     We are offering for sale up to 12,000,000 Units. Each Unit consists of one share of our Class B Non-voting Common Stock and a three-year redeemable warrant to purchase one share of our Class A Voting Common Stock for $0.50, which we refer to as a "Class A Redeemable Warrant."


     OUR CLASS B NON-VOTING COMMON STOCK DOES NOT HAVE ANY VOTING RIGHTS ON MATTERS PRESENTED FOR APPROVAL BY OUR STOCKHOLDERS, BUT IS OTHERWISE IDENTICAL TO OUR CLASS A VOTING COMMON STOCK.

                              ---------------------

     INVESTING IN THESE UNITS INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY REVIEW THE SECTION OF THIS PROSPECTUS TITLED "RISK FACTORS", WHICH BEGINS ON PAGE 5, BEFORE YOU MAKE AN INVESTMENT DECISION. NO PUBLIC MARKET EXISTS FOR ANY OF OUR SECURITIES, INCLUDING THESE UNITS.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR THEIR OFFER OR SALE, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     We began this offering on August 12, 2002. Our underwriter is selling our Units on a minimum/maximum "best efforts" basis and will receive a commission with respect to those sales. Our underwriter has informed us that any sales of Units will be made pursuant to a subscription agreement. Subscriptions for our Units will be deposited into escrow with American Pacific Bank through our transfer agent, Transfer Online, Inc., until a minimum of $1,800,000 of subscriptions have been received. In the event that we do not receive a minimum of $1,800,000 of subscriptions by October 11, 2002, escrowed funds will be promptly returned to subscribers without interest or deduction. In the event that a minimum of $1,800,000 in subscriptions is received by American Pacific Bank by October 11, 2002, we will close on those funds and promptly issue the Units in one or more closings.


==================================== ========================== ================================= ===================
                                       PUBLIC OFFERING PRICE        UNDERWRITING COMMISSIONS      PROCEEDS TO US(1)
------------------------------------ -------------------------- --------------------------------- -------------------
Per Unit...........................                $0.30                      $0.021                    $0.279
------------------------------------ -------------------------- --------------------------------- -------------------
Total if minimum sold..............           $1,800,000                    $126,000                $1,674,000
------------------------------------ -------------------------- --------------------------------- -------------------
Total if maximum sold..............           $3,600,000                    $252,000                $3,348,000
==================================== ========================== ================================= ===================

 (1) Before filing fees, legal and accounting fees and expenses, and miscellaneous expenses of approximately $160,000.


                             OFTRING & COMPANY, INC.


                  This prospectus is dated September __, 2002.

                 NOTICE TO RESIDENTS OF THE STATE OF CALIFORNIA



     Because of our current unprofitability and certain restrictions imposed on us by California securities laws and regulations, each purchaser of Units in California, and each transferee thereof, must meet, along with their spouses, one of the following suitability standards: (I) a net worth (excluding home, furnishings and automobiles) of $250,000 or more and gross annual income during 2001 and estimated during 2002 of $65,000 from all sources; or (II) a net worth (excluding home, furnishings and automobiles) of $500,000 or more; or (III) a net worth (inclusive of home, furnishings and automobiles) of $1,000,000 or more; or (IV) gross annual income during 2001 and estimated during 2002 of $200,000 or more from all sources. Each California resident purchasing securities hereby will be deemed to represent that he, she or it comes within one of the aforementioned categories. Purchasers in the State of California should note that the exemption from registration set forth in California Corporations Code Section 25104(h) (relating to public resales and secondary trading of securities) will not be available to purchasers of Units in this offering. Other exemptions from registration may be available to purchasers of Units in this offering, which may permit purchasers of Units in the State of California to resell their Units. For example, an exemption may be available to purchasers permitting, without registration, a private sale by a BONA FIDE owner for his or her or its own account without advertising and without being effected by or through a broker-dealer in a public offering.


                                      * * *


                   NOTICE TO RESIDENTS OF THE STATE OF FLORIDA

     This offering has not been registered with the Division of Securities and Finance of the State of Florida, and is being made pursuant to an exemption from registration under the securities laws of that state. In the State of Florida, this offering is limited to corporations with assets in excess of $500,000 that purchase more than $50,000 in Units in this offering, unless another exemption from registration is available. Prior to purchasing Units in this offering, a prospective purchaser in the State of Florida will be required to execute investment documents confirming that it (I) is a corporation; (II) has greater than $500,000 in assets; and (III) is purchasing more than $50,000 in Units in this offering.


                                      * * *


            NOTICE TO RESIDENTS OF THE COMMONWEALTH OF MASSACHUSETTS

     This offering has not been registered in the Commonwealth of Massachusetts, and is being offered pursuant to an exemption from registration under the securities laws of that state. Unless another exemption from registration is available, this offering is limited to banks, savings institutions, insurance companies, investment companies, pension and profitsharing trusts, other financial institutions and institutional buyers, and broker-dealers, whether purchasing for themselves or in a fiduciary capacity. Each prospective Massachusetts investor must execute a subscription agreement that includes a representation that it comes within one of the aforementioned categories prior to purchasing any of our Units.


                                      * * *

                NOTICE TO RESIDENTS OF THE STATE OF NEW HAMPSHIRE

             Because of certain restrictions imposed by New Hampshire securities laws and regulations, each purchaser of Units must meet the following suitability standards: (I) a minimum annual taxable income of $50,000 and a minimum net worth (excluding home, home furnishings and automobiles) of $125,000; or

(II) a minimum net worth (excluding home, home furnishings and automobiles) of $250,000. Each New Hampshire resident must execute a subscription agreement that includes a representation that he, she or it comes within one of the aforementioned categories prior to purchasing any of our Units.

                                      * * *

               NOTICE TO RESIDENTS OF THE COMMONWEALTH OF VIRGINIA

     Because of certain restrictions imposed by Virginia securities laws and regulations, each purchaser of Units in Virginia must meet one of the following suitability standards: (I) a net worth (inclusive of home, furnishings and automobiles) of $1,000,000 or more; or (II) gross annual income during each of 2001 and 2000 and estimated during 2002 of $200,000 or more from all sources. Each Virginia resident must execute a subscription agreement that includes a representation that he, she or it comes within one of the aforementioned categories prior to purchasing any of our Units.

                                      * * *


                 NOTICE TO RESIDENTS OF THE STATE OF WASHINGTON

     This offering has not been registered in the State of Washington, and is being offered pursuant to an exemption from registration under the securities laws of that state. Unless another exemption from registration is available, this offering is limited to banks, savings institutions, insurance companies, investment companies, pension and profitsharing trusts, other financial institutions and institutional buyers, and broker-dealers, whether purchasing for themselves or in a fiduciary capacity. Each prospective Washington investor must execute a subscription agreement that includes a representation that it comes within one of the aforementioned categories prior to purchasing any of our Units.


                                      * * *


                  NOTICE TO RESIDENTS OF THE STATE OF WISCONSIN

     This offering has not been registered in the State of Wisconsin, and is being offered pursuant to an exemption from registration under the securities laws of that state. This offering is limited to accredited individuals, unless another exemption from registration is available. Each purchaser of Units in Wisconsin must meet one of the following suitability standards: (I) a net worth (inclusive of home, furnishings and automobiles) of $1,000,000 or more; or (II) individually, gross annual income during each of 2001 and 2000 and estimated during 2002 of $200,000 or more from all sources; or (iii) with his or her spouse, gross annual income during each of 2001 and 2000 and estimated during 2002 of $300,000 or more from all sources. Each Wisconsin resident must execute a subscription agreement that includes a representation that he or she comes within one of the aforementioned categories prior to purchasing any of our Units.


                                      * * *

                               TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
Prospectus Summary...........................................................1
Risk Factors.................................................................5
Forward-Looking Statements...................................................14
Use of Proceeds..............................................................15
Determination of Offering Price..............................................15
Dividend Policy..............................................................16
Capitalization...............................................................17
Dilution.....................................................................18
Selected Consolidated Financial Data.........................................19
Management's Discussion and Analysis of Financial Condition and
  Results of Operations......................................................21
Business.....................................................................30
Executive Officers and Directors.............................................36
Organization Within the Past Five Years......................................42
Certain Transactions.........................................................44
Principal Stockholders.......................................................48
Description of Capital Stock.................................................50
Plan of Distribution.........................................................53
Shares Eligible for Future Sale..............................................54
Transfer Agent and Registrar.................................................55
Legal Matters................................................................55
Experts......................................................................55
Additional Information.......................................................55
Index to Financial Statements................................................F-1

                                      * * *



Until November 11, 2002, all dealers effecting transactions in these securities may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters.

                               PROSPECTUS SUMMARY

     YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION IN THIS PROSPECTUS REGARDING US (INCLUDING THE RISKS ASSOCIATED WITH PURCHASING OUR UNITS).

                                   OUR COMPANY
                                   -----------

     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions.


     Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information(TM), that enables users to search certain motor vehicle records and drivers' license information in multiple states through a dynamic search engine, using complete or partial information.


     Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS(TM). Our LocatePLUS(TM) database contains searchable and cross-referenced public information about individuals throughout the United States, including individuals' names, addresses, dates of birth, bankruptcies, social security numbers, prior residences and probable acquaintances (such as neighbors and other individuals sharing a residence) and, in certain circumstances, real estate holdings, liens, judgments, drivers' license information and motor vehicle records. Information in our LocatePLUS(TM) database is integrated in a manner that allows users to access it rapidly and efficiently.


     We recently developed another version of our LocatePLUS(TM) database that is accessible using certain wireless devices manufactured by third parties, such as personal digital assistants and e-mail capable pagers. We refer to this new product as LocatePLUS Pocket(TM). We have not yet realized any revenue from LocatePLUS Pocket(TM). We are currently testing a pre-production or "beta" version of LocatePLUS Pocket(TM), and we anticipate that the commercial launch of LocatePLUS Pocket(TM) will take place in 2002.


     Our products are primarily marketed and sold to federal, state and local government agencies (including law enforcement agencies), private investigators, human resource professionals and the legal profession. Our products are used in:

     o    crime and terrorism prevention and investigation;

     o    detection of criminal and civil fraud;

     o "skip tracking" (I.E., locating debtors and individuals in violation of parole or bail restrictions); and

     o    background checks.


     As of June 30, 2002, there were approximately 8,190 users of our LocatePLUS(TM) database and approximately 2,700 purchasers of our Worldwide Information(TM) CD-ROM product.

                                HOW TO CONTACT US
                                -----------------

     Our executive offices are located at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915. Our phone number is (978) 921-2727. Our website is HTTP://WWW.LOCATEPLUS.COM. Information on our website is not intended to be incorporated into this prospectus.

                                  THE OFFERING
                                  ------------

SECURITIES OFFERED......  12,000,000 Units for $0.30 per Unit.

                          Each Unit consists of one share of our Class B Non-voting Common Stock and a Class A Redeemable Warrant to purchase one share of our Class A Voting Common Stock for $0.50. The Class A Redeemable Warrant will be exercisable for a period of three years from the date of the consummation of this offering. The Units will trade as a single security, and each Class A Redeemable Warrant will not detach from the share of Class B Non-voting Common Stock to which it is attached, until 30 days from the date of consummation of this offering (unless the Class A Redeemable Warrant is exercised, in which case the Class B Non-voting Common Stock and Class A Voting Common Stock so purchased will trade separately upon exercise). We may repurchase the Class A Redeemable Warrants for $0.001 per warrant upon 30 days' notice to the holders of the Class A Redeemable Warrants in the event that the closing bid on the Over the Counter Bulletin Board for our Class A Voting Stock is at or above $1.25 per share for five consecutive days.

                          The Units are described in further detail in the section of this prospectus titled "Description of Capital Stock", beginning on page 50.

USE OF PROCEEDS.........  The proceeds from this offering will be used to repay certain debt to Gemstone Investment Company, Inc., acquire additional datasets, enhance our LocatePLUS(TM) product, launch our LocatePLUS Pocket(TM)product, acquire customers (through advertisements and attendance at trade shows and through an increase in our sales force) and for payroll (including executive compensation) and working capital. A summary of our intended use of the proceeds of this offering is set forth in the section of this prospectus titled "Use of Proceeds", beginning on page 15.


INVESTMENT..............  We commenced this offering on August 12, 2002. We are offering Units on a "best efforts" minimum/maximum basis through our underwriter. Our underwriter has informed us that any sales of Units will be made pursuant to a subscription agreement.


                          Subscriptions for our Units will be deposited into escrow with American Pacific Bank through our transfer agent, Transfer Online, Inc., until a minimum of $1,800,000 of subscriptions have been received.


                          In the event that we do not receive a minimum of $1,800,000 of subscriptions by October 11, 2002, escrowed funds will be promptly returned to subscribers without interest or deduction. We have not received a minimum of $1,800,000 in subscriptions as of the date of this prospectus. In the event that a minimum of $1,800,000 in subscriptions is received by American Pacific Bank by October 11, 2002, we will close on those funds and promptly issue the Units in one or more closings. For more information on the process of investing, you should review the section of this prospectus titled "Plan of Distribution", beginning on page 53.


                          Our officers, directors and principal shareholders have agreed not to purchase any of the Units offered pursuant to this prospectus.

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE
            ---------------------------------------------------------


     Investors should note that, with the exception of shares held by our affiliates, all of our issued and outstanding shares of Class A Voting Common Stock and Class B Non-voting Common Stock, as well as shares of Class A Voting Common Stock and Class B Non-voting Common Stock underlying certain issued options, warrants and convertible debt, are anticipated to be available for public resale, without restriction, within 10 days of the effectiveness of the registration statement to which this prospectus is a part, either through our planned registration of those securities in separate registration statements or through the provisions of the Securities and Exchange Commission's Rule 144(k). On July 5, 2002, we filed a registration statement with the Securities and Exchange Commission (Registration No. 333-92026) covering 2,725,078 shares of Class A Voting Common Stock (including 1,674,268 shares underlying convertible securities which will convert into shares of Class A Voting Common Stock upon the consummation of this offering, assuming this offering is consummated by September 30, 2002), and 60,413,818 shares of Class B Non-voting Common Stock (including shares underlying warrants to purchase 3,772,455 shares of Class B Non-voting Common Stock). A copy of that second registration statement will be made available upon request to us, without cost, to subscribers or potential subscribers. We anticipate that we will seek effectiveness of that registration statement no earlier than ten days following the consummation of this offering. For more information on this matter, you should review the section of this prospectus titled "Shares Eligible for Future Sale", beginning on page 54 of this prospectus.


     The following table outlines our capital stock immediately following the consummation of this offering, assuming the maximum number of Units are sold in this offering:


     Units offered for sale...................................  12,000,000
     Class A Voting Common Stock outstanding after
         this offering........................................  54,782,848(1)(2)
     Class B Non-voting Common Stock outstanding after
         this offering........................................  68,640,726(3)


--------------

(1) Includes shares issued in connection with the mandatory conversion of certain convertible promissory notes (and accrued interest) into 1,674,268 shares of Class A Voting Common Stock upon the consummation of this offering (assuming that this offering is consummated on September 30, 2002).


(2)  Assuming no exercise or conversion of:

     o warrants to purchase up to 13,025,239 shares of Class A Voting Common Stock (including 12,000,000 Class A Redeemable Warrants offered hereby);

     o options to purchase up to 14,995,000 shares of Class A Voting Common Stock under our equity compensation plan; or

     o debt convertible into 44,444 shares of Class A Voting Common Stock at the election of one debtholder.

(3) Assuming no exercise or conversion of warrants and options to purchase 3,772,455 shares of Class B Non-voting Common Stock.

         IMPORTANT NOTES CONCERNING OUR FINANCIAL CONDITION AND BUSINESS

     Subscribers in this offering should make particular note of the following:

     o Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. In the event that we are unable to raise funds from this offering, or if we do not reduce our planned growth in expenditures, we anticipate that we would need to raise additional capital by the end of 2002. If such additional capital was not available to us, we would likely be required to reduce or discontinue our operations. Our management estimates that, if the minimum number of Units is sold in this offering (of which we can give no assurance), the proceeds from this offering (together with anticipated cash from operations) will be sufficient to permit us to continue our operations for at least twelve months from the date of this prospectus. For more information on this matter, you should review our financial statements, which begin on page F-1 of this prospectus, as well as the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations", beginning on page 21.



     o On June 4, 2002, we received $750,000 from Gemstone Investment Company, Inc. by issuing a promissory note secured by all of our assets and a personal guaranty by our Chief Executive Officer (including a pledge of five million shares of our Class A Voting Common Stock held by Mr. Latorella and a mortgage of certain of his other personal assets). This loan was entered into as part of a mezzanine or "bridge" financing, which we intend to repay using the proceeds from this offering. The terms of this loan, as amended to date, require its repayment by the earlier of October 3, 2002 or two business days after the closing of our initial public offering. The loan arrangement provides that we will pay $125,000 in interest (in addition to repayment of principal) upon repayment of this loan. Additionally, if we were to be in default under this loan arrangement, Gemstone has the right to foreclose on our assets to satisfy our obligations under this arrangement. Any such foreclosure would materially disrupt our business and could cause investors to lose all or a portion of their investment.




                                      * * *

                                  RISK FACTORS

     ANY INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO PURCHASE ANY OF OUR SECURITIES. WE HAVE NOT ATTEMPTED TO RANK THE FOLLOWING RISKS IN ORDER OF THEIR LIKELIHOOD.

                          RISKS RELATED TO OUR BUSINESS
                          -----------------------------

OUR FINANCIAL STATEMENTS WERE PREPARED ON THE ASSUMPTION THAT WE WILL CONTINUE AS A GOING CONCERN, AND OUR INDEPENDENT ACCOUNTANTS HAVE EXPRESSED DOUBT AS TO THAT ASSUMPTION.

     As a result of our losses from operations and our limited capital resources, our independent accountants have expressed doubt as to our ability to continue as a going concern. In the event that we are unable to raise funds from this offering, or if we do not reduce our planned growth in expenditures, we anticipate that we would need to raise additional capital by the end of 2002. There can be no assurance that such capital would be available to us, or, if it is available to us, that it would be on terms favorable to us. Under such circumstances and in the event that we are unable to raise additional capital, we may be required to discontinue some or all of our operations, to reduce the development of some or all of our products (such as our LocatePLUS(TM) Pocket), or to reduce our workforce, all of which would materially adversely effect our business.

WE HAVE A HISTORY OF LOSSES, EXPECT FUTURE LOSSES AND CANNOT ASSURE YOU THAT WE WILL ACHIEVE PROFITABILITY.


     We have incurred significant net losses since our inception. We incurred net losses of approximately $5.8 million in 2000, $4.4 million in 2001 and $1.9 million for the six months ended June 30, 2002. Our accumulated deficit as of June 30, 2002 was approximately $16.2 million. We anticipate that our expenses relating to our sales and marketing and product development, as well as our general and administrative expenses, will increase during 2002 and for the foreseeable future. To achieve profitability, we must generate substantially more revenue than we have in prior years. Even if we ultimately achieve profitability, we may not be able to sustain or increase our profitability. If our revenue grows more slowly than we anticipate, or if our operating expenses exceed our expectations, our operating results and financial condition will be adversely affected. For more information on this matter, you should review our financial statements, which are included in this prospectus beginning on page F-1.


GEMSTONE INVESTMENT COMPANY, INC. HAS A LIEN ON ALL OF OUR ASSETS (AND A PERSONAL GUARANTY BY OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, MR. JON R. LATORELLA) THAT WAS GRANTED IN CONNECTION WITH A $750,000 LOAN TO US BY GEMSTONE. IN THE EVENT THAT WE WERE TO DEFAULT UNDER THIS LOAN, GEMSTONE COULD FORECLOSE UPON OUR ASSETS. ANY SUCH FORECLOSURE WOULD SIGNIFICANTLY DISRUPT OUR BUSINESS AND MAY RESULT IN A LOSS OF INVESTMENT BY PURCHASERS IN THIS OFFERING.


     On June 4, 2002, we received $750,000 from Gemstone Investment Company, Inc. by issuing a promissory note secured by all of our assets and a personal guaranty by our Chief Executive Officer (including a pledge of five million shares of our Class A Voting Common Stock held by Mr. Latorella and a mortgage of certain of his other personal assets). The terms of this loan, as amended to date, call for its repayment by the earlier of October 3, 2002 or two business days after the closing of our initial public offering. The loan arrangement requires us to pay $125,000 in interest (in addition to repayment of principal). We intend to repay this loan and the accrued interest using the proceeds from this offering. However, if we were to default under this loan arrangement, Gemstone has the right to foreclose on our assets to satisfy our obligations to Gemstone. Any such foreclosure would materially disrupt our business and could cause investors to lose all or a portion of their investment.

OUR RIGHT TO USE CERTAIN THIRD PARTY DATA MAY BE SUBJECT TO TERMINATION BY OUR DATA PROVIDERS. ANY SUCH TERMINATION COULD DISRUPT OUR BUSINESS.

     We obtain our data from three major third-party data providers as well as over 20 ancillary sources. Two of our data providers may terminate our right to use their data in their sole discretion and without any recourse to us. One of our data providers currently provides data to us pursuant to an informal arrangement. Another of our data providers is currently providing data to us pursuant to an agreement which expired in July 2002, and we can give no assurance that we will be able to extend the term of that agreement or enter into a new agreement with that provider. If our access to certain data sources is restricted, there can be no assurance that we would be able to obtain and integrate replacement data on a timely basis. In such an event, our products would likely be less attractive to current and potential customers and our revenue would likely decrease.

A SIGNIFICANT PORTION OF OUR ASSETS CONSISTS OF AN AMOUNT DUE TO US FROM A THIRD PARTY. IF THIS AMOUNT IS NOT REPAID, OUR FINANCIAL CONDITION COULD BE HARMED.


     As of June 30, 2002, $150,000 was owed to us by an unaffiliated, privately-held leasing company. On September 5, 2002, we amended this loan to make it payable upon our demand, but we have not required payment of this loan because of the loan's favorable interest rate. We cannot guarantee the timing of this repayment or that this amount will be repaid at all. In the event that this amount is not repaid, our financial condition would be materially harmed.


OUR FUTURE QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR SECURITIES.

     You should not rely on quarter-to-quarter comparisons of our historical results as an indication of our future performance. If our quarterly operating results do not meet the expectations of our investors, the market price of our securities will likely decline. Our future quarterly results may fluctuate as a result of many factors, some of which are outside our control, including:

     o legal and regulatory developments that may adversely affect our ability to collect or disseminate data;

     o the timing, introduction and commercialization of our new products and services (including the integration of additional datasets into our databases);

     o increased unemployment in the United States, which may result in reduced use of our products by human resources personnel;

     o    the potential costs of protecting our intellectual property rights;

     o the operating costs and capital expenditures related to the expansion of our business operations and infrastructure, including the retention of key personnel, the addition of new employees and the acquisition and integration of new datasets;

     o the introduction of similar or substitute databases by our competitors; and
     o the timing and establishment of our marketing and channel partnership arrangements.

WE HAVE LIMITED PRODUCT OFFERINGS, AND IF DEMAND FOR THESE PRODUCTS DECLINES OR FAILS TO DEVELOP AS WE EXPECT, OUR REVENUE WILL DECLINE.


     We derive the majority of our current consolidated net revenue from a limited number of products. Specifically, in the year ended December 31, 2001 as well as the six months ended June 30, 2002, we derived all of our recurring revenue from our CD-ROM-based Worldwide Information(TM) and Internet-based LocatePLUS(TM) products. We have recently developed a "wireless" version of our LocatePLUS(TM) product, but we have not yet realized any revenue from that product. We expect that revenue from our Internet-based and CD-ROM-based products will continue to account for most of our total revenue for the foreseeable future. As a result, continued and widespread market acceptance of our existing products is critical to our future success. We cannot assure you that our current products will achieve market acceptance at the rate at which we expect. If our products do not achieve increasing market acceptance, our revenue would most likely decline and our financial condition would be adversely affected.

WE OBTAIN DATA FROM A VARIETY OF SOURCES. IF WE ARE UNABLE TO OBTAIN NECESSARY DATA, OUR PRODUCTS MAY NOT BE ATTRACTIVE TO OUR TARGET CUSTOMERS.

     Sources of our data include both private and government data providers, including federal, state and local government agencies. From time to time, certain sources of publicly available data, such as state motor vehicle registries, have refused to release data to us. As a result, we have, on occasion, been forced to obtain such data through the exercise of our rights under the Freedom of Information Act. Such efforts can be costly and time consuming, and we cannot guarantee that we will be able to successfully acquire such data on a consistent basis. From time to time, we may also be required to license or purchase additional data to expand our product offerings or maintain our databases. We cannot assure you that such third-party licenses will be available to us on commercially reasonable terms, or at all. Our inability to maintain or obtain any third-party license required to sell or develop our products or product enhancements could require us to obtain substitute, possibly less current data, which would likely be less attractive to our current and prospective customers.

IF WE CANNOT INTEGRATE, UPDATE AND IMPROVE OUR PRODUCTS, OUR PRODUCT MAY BE LESS ATTRACTIVE TO OUR TARGET MARKET, WHICH WOULD ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION.

     We must continuously update our databases so that we may provide datasets to customers that are accurate and current. We must also integrate additional datasets for our products to remain competitive. Integration and updates are time consuming and often require extensive resources, as we often obtain public documents in a form that is not suitable for use in any of our products. For example, we often receive "raw data" on electronic tape media from state motor vehicle licensing agencies that must be modified so that it can be searched rapidly based upon partial information. We can give no assurance that we will have adequate resources to update our datasets or to integrate new datasets. If we are unable to update our datasets or integrate new datasets, our products are likely to be less desirable to our target market than those of our competitors, and our sales and financial condition would be adversely affected.

THE MARKET FOR DATABASE PRODUCTS AND SERVICES IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE IN THIS MARKET.

     Our industry is intensely competitive and we expect competition to continue to increase from both existing competitors and new market entrants. Many of the companies that currently compete with us, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets. We may have inadequate resources to compete against such businesses.

     For example, our LocatePLUS(TM)product competes with products offered by:

     o    Accurinet;

     o    ChoicePoint;

     o    Confi-chek.com;

     o    FlatRateInfo.com; and

     o    Lexis-Nexis.

     We cannot assure you that we will be able to compete successfully against these or other current and future participants in our markets or against alternative technologies, nor can we assure you that the competitive pressures that we face will not adversely affect our business.

WE FACE RISKS ASSOCIATED WITH OUR STRATEGIC ALLIANCES, WHICH COULD LIMIT OUR ABILITY TO INCREASE OUR MARKET SHARE.



     From time to time, we anticipate that we will enter into "channel partner" arrangements and similar strategic alliances through which we will license access to our databases to third parties in exchange for royalties. We can give no assurance that we will be able to identify and secure appropriate channel partners or that any channel partner arrangements will be profitable. If we are unable to enter into appropriate channel partner arrangements, use of our database may not grow sufficiently to meet our business objectives.


TO INCREASE OUR REVENUE, WE MUST INCREASE OUR SALES FORCE, AND EXPAND OUR DISTRIBUTION CHANNELS. WE CAN NOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN THESE EFFORTS.

     To date, we have sold our products primarily through our approximately eleven person direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships. We may not be able to successfully expand our tele-sales force or other distribution channels, and any such expansion, if achieved, may not result in increased revenue or profits.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE SUBJECT TO INFRINGEMENT CLAIMS THAT MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

     Our products consist of publicly available data that we organize to permit rapid and effective computerized searches. Because our datasets consist of publicly available data, we cannot prevent competitors from developing equivalent databases. We anticipate that our success will depend, in part, on our proprietary data integration and linking methodologies. We have not obtained, and do not anticipate that we will obtain, patent protection for these methodologies. We rely on trade secret rights, confidentiality agreements and procedures and licensing arrangements to establish and protect our proprietary rights with respect to our data integration methodologies. Despite our efforts, third parties could attempt to copy or otherwise obtain and make unauthorized use of our products or independently develop similar products.

WE FACE SIGNIFICANT SECURITY RISKS RELATED TO OUR ELECTRONIC TRANSMISSION OF CONFIDENTIAL INFORMATION. IF WE ARE UNABLE TO ADEQUATELY PROTECT CERTAIN CONFIDENTIAL INFORMATION, OUR REPUTATION AND BUSINESS WOULD BE ADVERSELY AFFECTED.

     We rely on commercially available encryption software and other technologies to provide system security and to effect secure transmission of confidential information, such as credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the security measures used by us to protect customer transaction data. If any compromise of our security were to occur, it could have a material adverse effect on our reputation and business. A party who is able to circumvent our security measures could misappropriate our proprietary information or cause interruptions in our operations and damage to our reputation and customers' willingness to use our products. We may be required to expend significant capital and other resources to protect against these security breaches or to alleviate problems caused by these breaches.

WE FACE POSSIBLE "CHARGEBACKS" IN CONNECTION WITH THE PROCESSING OF CREDIT CARDS. IF WE INCUR SUBSTANTIAL CHARGEBACKS, OUR CREDIT CARD PROCESSING RIGHTS COULD BE TERMINATED, WHICH WOULD SIGNIFICANTLY IMPAIR OUR OPERATIONS.

     Because we offer services over the Internet and process credit card charges without a signature, our credit card charges may be subject to dispute. If a customer disputes the validity of a credit card charge, that transaction may be charged back to us. Substantial charge backs could result in a loss of credit card processing rights with a corresponding decrease in revenue, which would significantly harm our business, financial condition and results of operations. For more information on our reliance on credit card processing, you should review the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations", beginning on page 21.

OUR PRODUCTS MAY HAVE UNKNOWN DEFECTS WHICH COULD HAVE ADVERSE EFFECTS ON OUR CUSTOMER RELATIONS AND FINANCIAL RESULTS.

     Datasets as complex as those that we develop may contain undetected defects or errors. For example, our products may contain unknown defects due to errors in the data that we purchase from our data providers. Despite testing, defects or errors may occur in our existing or new products, which could make them less attractive to our target markets. As a result, defects and errors in our datasets could result in loss of revenue or market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation and an adverse effect on our business, financial condition and results of operation.

DEFECTS OR ERRORS COULD RESULT IN PRODUCT LIABILITY CLAIMS THAT MAY NOT BE COVERED BY OUR INSURANCE.

     Our datasets may contain errors that may give rise to claims against us. We generally disclaim all warranties on the data we include in our products. However, our disclaimers may not be enforced. In such an event, or if liabilities arise that are not contractually limited, our business could be adversely affected. We currently do not maintain professional liability insurance, and our general liability insurance may not cover claims of this nature.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR PLANNED GROWTH.


     As of June 30, 2002, we had 41 employees. We intend to expand our customer base and develop new products. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Because of the registration of our securities, we will be subject to additional reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources.


IF WE ARE NOT ABLE TO HIRE, INTEGRATE OR RETAIN QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS AS PRESENTLY CONDUCTED.

     The recent growth in our business has resulted in an increase in the responsibilities of our personnel. Several of our personnel are presently serving in more than one capacity. In addition, we expect that we will need to hire additional employees during 2002. Competition for experienced and qualified personnel in our industry is intense. We may not be able to retain our current key employees, or attract, integrate or retain other qualified personnel in the future. If we do not succeed in attracting new personnel or in integrating, retaining and motivating our current personnel, our business could be harmed.

CERTAIN OF OUR OFFICERS WILL PERSONALLY BENEFIT FROM THE USE OF THE PROCEEDS OF THIS OFFERING.

     Part of the proceeds of this offering will be used to pay compensation to our employees, including compensation paid to our executive management. We have outlined our currently anticipated use of the proceeds of this offering in the section of this prospectus titled "Use of Proceeds", beginning on page 15.

WE DEPEND ON OUR KEY EMPLOYEES FOR OUR FUTURE SUCCESS; THE LOSS OF ANY OF OUR KEY EMPLOYEES COULD DELAY OUR PLANNED GROWTH AND LIMIT OUR ABILITY TO ACHIEVE PROFITABILITY.

     Our success depends to a significant extent on the performance and continued service of our senior management and other key employees, and particularly those of our President and Chief Executive Officer, Mr. Jon R. Latorella. We have no employment agreements with any of our employees. The loss of the services of any of our senior management or any of our other key employees would disrupt our operations and would delay our planned growth while we worked to replace those employees. We do not maintain "key man" life insurance on any of our employees. As a result, if any of our key employees were to die or become unable to provide services for us, our operations would be disrupted and we would have no means of recovering any resulting losses.

THERE IS NO ASSURANCE THAT WE WILL PAY DIVIDENDS IN THE FUTURE.

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying any dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business. You should not purchase our securities on the expectation of future dividends.

                          RISKS RELATED TO OUR INDUSTRY
                          -----------------------------

EXISTING GOVERNMENT REGULATIONS AND INDUSTRY STANDARDS MAY LIMIT OUR ABILITY TO ACQUIRE OR DISSEMINATE DATA. IF OUR ABILITY TO ACQUIRE OR DISSEMINATE DATA IS LIMITED, OUR REVENUES WILL DECREASE AND OUR FINANCIAL CONDITION WILL BE ADVERSELY AFFECTED. WE MAY ALSO BE SUBJECT TO LIABILITY ARISING FROM SUCH REGULATIONS.

     Much of the data we provide is subject to regulation by the Federal Trade Commission under the Federal Fair Credit Reporting Act and Title V of the Financial Services Modernization Act (which is also referred to as the "Gramm-Leach-Bliley Act"), and to a lesser extent, by various other federal, state and local regulatory authorities pursuant to a variety of laws. These laws and regulations are designed to protect individuals from the misuse of their personal information.

     We have not engaged counsel to review our activity in light of these laws and regulations, although we believe that our activities do not violate any law specifically applicable to the dissemination of data concerning individuals. Our belief is based upon our compliance with the "best practices" of the Individual Reference Services Group (which we refer to as the "IRSG"), a background information industry trade group of which we are a member.

     In the event that compliance with the IRSG's policies is inadequate to comply with the requirements of applicable law, we may be in violation of laws governing the dissemination of data. In such a case, we may be subject to enforcement action by regulatory agencies and claims against us by individuals (to the extent such laws permit private rights of action). Any such claims could significantly disrupt our business and operations. We do not currently maintain liability insurance to cover such claims.

FUTURE GOVERNMENT REGULATION MAY FURTHER LIMIT OUR ABILITY TO PROVIDE OUR PRODUCTS TO CUSTOMERS AND CAUSE US TO LOSE REVENUE.

     Future laws or regulations that further restrict the use of personal or public record information could disrupt our business and could cause us to lose revenue. For example, if laws were enacted that restricted our use of Social Security numbers, our ability to provide meaningful data to our customers would be adversely affected. If we are unable to respond to regulatory or industry standards effectively, our business, financial condition and results of operation would be adversely affected. Our future success will depend, in part, on our ability to enhance and improve the responsiveness, functionality and features of our products and services in accordance with newly-imposed regulatory or industry standards, of which we can give no assurance.

WE COULD FACE LIABILITY BASED ON THE NATURE OF OUR SERVICES AND THE CONTENT OF THE MATERIALS THAT WE PROVIDE.

     We may face potential liability from individuals, government agencies or businesses for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the data contained in our products. Although we carry a limited amount of general liability insurance, our insurance may not cover claims of these types and may not be adequate to indemnify us for liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of our insurance coverage, would negatively affect our reputation, business, financial condition and results of operations.

             RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES
             -----------------------------------------------------

THE INITIAL PUBLIC OFFERING PRICE OF OUR UNITS MAY NOT ACCURATELY REFLECT THEIR FUTURE MARKET PERFORMANCE.

     We unilaterally determined the initial public offering price of the Units. This offering price may not be indicative of future market value or performance and may bear no relationship to the price at which our Units, or the underlying Class B Non-voting Common Stock or Class A Redeemable Warrants, will trade (if our securities are traded at all).

OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER CONTROLS A MAJORITY OF OUR VOTING SECURITIES AND WILL CONTINUE TO HOLD A SIGNIFICANT PORTION OF OUR VOTING SECURITIES, EVEN IF ALL OF THE CLASS A REDEEMABLE WARRANTS ARE EXERCISED. THEREFORE, HE CAN UNILATERALLY APPROVE CERTAIN TRANSACTIONS AND MATTERS PRESENTED TO OUR STOCKHOLDERS. THIS CONCENTRATION OF OWNERSHIP MAY DELAY, DETER OR PREVENT TRANSACTIONS THAT WOULD RESULT IN A CHANGE OF CONTROL, WHICH IN TURN COULD REDUCE THE VALUE OF OUR SECURITIES.


     Jon R. Latorella, our President and Chief Executive Officer, controls a majority of our voting securities and can elect the Board of Directors and individually control all matters requiring stockholder approval. Mr. Latorella will continue to hold a significant portion (approximately 41.4%) of our voting securities, even if the maximum number of Units are sold in this offering and the Class A Redeemable Warrants are exercised. Mr. Latorella received his holdings upon the incorporation of our predecessor, Worldwide Information, Inc., in 1996 in consideration for his contribution of the then ongoing business of Worldwide Information plus an amount of cash equal to or less than $0.01 per share. Mr. Latorella has agreed with us not to purchase any Units in this offering.


     In addition to electing the Board of Directors, stockholders must approve, among other things:

     o    mergers or consolidations;

     o    sales of all or substantially all of our assets; and

     o amendments to our Second Amended and Restated Certificate of Incorporation.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT.

     Trading in our securities will be subject to the "penny stock" rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

WE HAVE A LARGE NUMBER OF SECURITIES THAT WILL BE AVAILABLE FOR RESALE IMMEDIATELY AFTER OR SHORTLY FOLLOWING THIS OFFERING. SALES OF THESE SECURITIES COULD CAUSE THE PRICE OF OUR SECURITIES, IF PUBLICLY TRADED, TO DECLINE.


     Sales of a large number of shares of our securities in the public markets after this offering, or the potential for such sales, could decrease the trading price of our securities and could impair our ability to raise capital through future sales of our securities. Immediately following the consummation of this offering, and assuming no exercise of warrants, options or other convertible securities, we will have 54,782,848 shares of Class A Voting Common Stock issued and outstanding (including 1,674,268 shares which will be issued upon the conversion of certain debt and accrued interest upon the consummation of this offering, assuming that this offering is consummated on September 30, 2002) and 68,640,726 shares of Class B Non-voting Common Stock issued and outstanding.


     Except to the extent the shares of common stock are held by our "affiliates," as defined under the Securities and Exchange Commission's Rule 144, we anticipate that all of those shares will be freely available for public resale within 60 days after the consummation of this offering, either as a result of the Securities and Exchange Commission's Rule 144(k) or as a result of our planned registrations of those issued and outstanding securities through separate resale registration statements. For more information on this matter, you should review the section of this prospectus titled "Shares Eligible for Future Sale", beginning on page 54.

IN ADDITION TO THE CLASS A REDEEMABLE WARRANTS THAT WE ARE OFFERING AS PART OF THE UNITS, WE HAVE ISSUED A SUBSTANTIAL NUMBER OF RESTRICTED WARRANTS AND OTHER CONVERTIBLE SECURITIES. OUR WARRANTS AND CONVERTIBLE SECURITIES MAY CAUSE THE TRADING PRICE OF OUR SECURITIES TO DECLINE, AND MAY LIMIT OUR ABILITY TO RAISE CAPITAL FROM OTHER SOURCES.

     After completion of this offering and assuming it is fully subscribed, there will be 13,025,239 shares of Class A Voting Common Stock issuable upon the exercise of warrants (consisting of 12,000,000 Class A Redeemable Warrants and 1,025,239 restricted warrants). We will also have 44,444 shares of Class A Voting Common Stock issuable upon conversion of a certain $10,000 convertible promissory note. We have reserved 14,995,000 shares of our Class A Voting Common Stock for issuance pursuant to our equity compensation plan. After completion of this offering, there will also be 3,772,455 shares of Class B Non-voting Common Stock issuable upon the exercise of certain restricted warrants. While these securities are outstanding, the holders will have the opportunity to profit from a rise in the price of our securities with a resulting dilution (upon exercise or conversion) in the value of the interests of our other security holders. Our ability to obtain additional financing during the period these convertible securities are outstanding may be adversely affected and their existence may have a negative effect on the price of our securities. The holders of these securities are likely to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable to us than those of the outstanding warrants and convertible promissory notes.

WE MAY SELL ADDITIONAL SHARES IN THE FUTURE, WHICH COULD CAUSE THE PRICE OF OUR SECURITIES TO DECLINE.

     We currently have 150,000,000 shares of Class A Voting Common Stock and 250,000,000 shares of Class B Non-voting Common Stock authorized. As a result, we have substantial amounts of authorized but unissued capital stock. Our Second Amended and Restated Certificate of Incorporation and applicable provisions of Delaware law provide that we may issue authorized capital at the approval of our Board of Directors, and no stockholder vote or other form of stockholder approval is required for us to issue such capital. Consequently, we could issue shares of either class of our common stock after this offering in connection with future financings or acquisitions or in conjunction with equity compensation arrangements. The offering prices in connection with those future issuances could be less than the offering price in this offering. Any future issuances of any of our securities could cause the trading price of our securities to decline.

YOU MAY NOT BE ABLE TO EXERCISE YOUR CLASS A REDEEMABLE WARRANTS IF WE DO NOT MAINTAIN AN EFFECTIVE FEDERAL REGISTRATION STATEMENT AND OBTAIN AND MAINTAIN APPROPRIATE STATE REGISTRATIONS OR QUALIFICATIONS.

     We are required to use commercially reasonable efforts to maintain a registration statement relating to the offer and sale of the Class A Voting Common Stock underlying the Class A Redeemable Warrants, and to register or otherwise qualify these Class A Redeemable Warrants and the underlying Class A Voting Common Stock for sale in jurisdictions in which their holders reside unless an exemption from such registration or qualification is available. If such registration is not obtained and maintained, the holders of the Class A Redeemable Warrants included in the Units may not be able to exercise them.

THERE HAS NEVER BEEN A MARKET FOR OUR SECURITIES, AND WE CANNOT GUARANTEE THAT A MARKET FOR OUR SECURITIES WILL DEVELOP.

     There has been no public market for our securities and there can be no assurance that a public trading market for our securities will develop or, if developed, will be sustained. We have entered into preliminary discussions with a prospective market maker for quotation of our securities on the Over the Counter Bulletin Board (which we refer to as the "OTC Bulletin Board"), but we can give no assurance that our securities will be so quoted, or that a regular trading market will develop for our securities, or, if a market does develop, that it will be sustained. If our securities are not quoted on the OTC Bulletin Board, we anticipate that there would be no public market for our securities for the foreseeable future.

EVEN IF OUR SECURITIES ARE QUOTED ON THE OTC BULLETIN BOARD (OF WHICH WE CAN GIVE NO ASSURANCE), THE OTC BULLETIN BOARD MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

     Even if our securities are quoted on the OTC Bulletin Board (of which we can give no assurance) the OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the OTC Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board. Quotes for stocks included on the OTC Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

WE DO NOT HAVE SIGNIFICANT FINANCIAL REPORTING EXPERIENCE, WHICH MAY LEAD TO DELAYS IN FILING REQUIRED REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUSPENSION OF QUOTATION OF OUR SECURITIES, IF THEY BECOME QUALIFIED FOR QUOTATION ON THE OTC BULLETIN BOARD. IF OUR SECURITIES ARE NOT QUOTED ON THE OTC BULLETIN BOARD, THE HOLDERS OF OUR SECURITIES MAY BE UNABLE TO SELL THEIR SECURITIES.

     The OTC Bulletin Board limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. These limitations may be impediments to our quotation on the OTC Bulletin Board. Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission following the effectiveness of the registration statement to which this prospectus is a part. Because issuers whose securities are qualified for quotation on the OTC Bulletin Board are required to file these reports with the Securities and Exchange Commission in a timely manner, the failure to do so may result in a suspension of trading or delisting from the OTC Bulletin Board.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OTC BULLETIN BOARD SECURITIES. INVESTORS DO NOT HAVE DIRECT ACCESS TO THE OTC BULLETIN BOARD SERVICE. AS A RESULT, YOU MAY NOT BE ABLE TO BUY OR SELL OUR SECURITIES AT THE TIMES THAT YOU MAY WISH.

     Even if our securities are quoted on the OTC Bulletin Board, the OTC Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

WE ANTICIPATE THAT THERE WILL NOT BE MORE THAN ONE MARKET MAKER, IF ANY, FOR OUR SECURITIES FOR THE FORESEEABLE FUTURE. IN THE EVENT THAT THIS MARKET MAKER CEASES TO MAKE A MARKET FOR OUR SECURITIES, THERE WOULD BE NO MARKET FOR OUR SECURITIES.

     In the event that our securities are quoted on the OTC Bulletin Board (of which we can give no assurance), we anticipate that we will not have more than one market maker for our securities. As a result, in the event that this market maker ceases to make a market for our securities for any reason, our investors will have no public market for their securities.

                                      * * *

                           FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. Although we believe that the assumptions underlying our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

     Assuming that we sell all of the Units that we are offering, we anticipate that we will receive net cash proceeds of approximately $3,188,000 after deduction of underwriting commissions, fees and offering expenses of approximately $412,000. In the event that the minimum number of Units is sold under this offering, we will receive net proceeds of approximately $1,514,000 after deduction of underwriting commissions, fees and offering expenses of approximately $286,000.

     We anticipate that we will use the proceeds of this offering primarily to repay outstanding debt, and to acquire additional datasets, enhance our LocatePLUS(TM) product, launch our LocatePLUS Pocket(TM) product, acquire customers (such as through advertisement and attendance at trade shows and through increases in our sales force), and for payroll and working capital.

     The table below outlines our projected uses of the proceeds of this offering in the order of our priority of such uses, both in cash amounts and as a percentage of the funds that may be raised through this offering.

                                                    ASSUMING MINIMUM(1)                 ASSUMING MAXIMUM(2)
                                                    -------------------                 -------------------
Repayment of debt to Gemstone(3)..........        $850,000           56%            $850,000              26%
Launch of LocatePLUS Pocket(TM)...........        $150,000           10%            $150,000              5%
Increases in payroll costs
including compensation for
executive management......................        $200,000           13%            $250,000              8%

Acquisition of additional datasets(4).....           -                0%            $640,000              20%
Customer acquisition and marketing........        $250,000           17%            $925,000              29%
Working capital...........................         $64,000            4%            $373,000              12%
                                                ==========          ===           ==========             ===
               Total.......................     $1,514,000          100%          $3,188,000             100%

(1)  Assumes 6,000,000 Units are sold in this offering.

(2)  Assumes 12,000,000 Units are sold in this offering.


(3) On June 4, 2002, we received $745,400, net of issuance costs of $4,600, from Gemstone Investment Company, Inc. by issuing a promissory note secured by all of our assets and a personal guarantee by our Chief Executive Officer (including a pledge of five million shares of our Chief Executive Officer's LocatePlus Holdings Corporation Class A Voting Common Stock and a mortgage of certain of his other personal assets). The terms of this loan call for its repayment by the earlier of October 3, 2002 or two business days after the closing of our initial public offering. The loan arrangement provides that we will pay $125,000 in interest, which represents an effective annual rate of interest of approximately 48% (in addition to repayment of principal), assuming repayment on October 3, 2002.


(4) Including data sets relating to additional credit header files, multi-state motor vehicle information, phone number, supplementary address files, and criminal records.

                         DETERMINATION OF OFFERING PRICE

     Since none of our securities are listed or quoted on any exchange or quotation system and since our underwriter is selling shares on a "best efforts" basis, the offering price of our Units was unilaterally determined solely by our Board of Directors.

     The facts we considered in determining that offering price were:

     o   our financial condition and prospects;

     o   our limited operating history;

     o   the general condition of the securities market;

     o our underwriter's informal prediction of demand for securities such as the Units; and

     o   recent sales of our securities in private placements.

The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our securities.


                                 DIVIDEND POLICY

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our Units on the expectation of future dividends.


                                      * * *

                                 CAPITALIZATION


     The table below sets forth our capitalization as of June 30, 2002, on an actual basis and on a PRO FORMA, as adjusted, basis to give effect to the conversion of our outstanding mandatorily convertible debt and accrued interest into 1,617,646 shares of Class A Voting Common Stock, the issuance of 6,000,000 Units (the minimum that may be sold by us in this offering) and the issuance of 12,000,000 Units (the maximum number that may be sold by us in this offering) at an offering price of $0.30 per Unit and after deducting underwriting commissions of $0.021 per Unit and deducting estimated offering expenses of approximately $160,000.


     You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", beginning on page 21 of this prospectus and our consolidated financial statements and the related notes beginning on page F-1 of this prospectus.


                                                                        JUNE 30, 2002
                                                                       (IN THOUSANDS)

                                                                                   PRO FORMA
                                                         ACTUAL                   AS ADJUSTED
                                                         ------                   -----------
                                                                      (ASSUMES MINIMUM)  (ASSUMES MAXIMUM)
DEBT:

 Current portion of notes, convertible
    debt and capital lease obligations .......          $    908           $    908           $    908
                                                        ========           ========           ========
 Capital lease obligations and notes,
    net of current portion ...................               339                339                339
Mandatorily convertible debt .................               388               --                 --
                                                        --------           --------           --------
    Total long-term debt .....................               727                339                339

STOCKHOLDERS' EQUITY:
 Common Stock, par value $0.01 per share:

   Class A Voting Common Stock,
   150,000,000 shares authorized;
   53,108,580, 54,713,630 and
   54,713,630 shares issued and
   outstanding, respectively .................               531                547                547

   Class B Non-voting Common Stock,
   250,000,000 shares authorized;
   56,640,726, 62,640,726, and
   68,640,726 shares issued and
   outstanding, respectively .................               566                626                686

Additional paid-in capital ...................            15,321             16,838             18,049

Warrants .....................................               784              1,187              1,590

Accumulated deficit ..........................           (16,191)           (16,285)           (16,285)
                                                        --------           --------           --------
TOTAL STOCKHOLDERS' EQUITY ...................             1,011              2,913              4,587
                                                        --------           --------           --------
TOTAL CAPITALIZATION .........................          $  2,646           $  4,160           $  5,834
                                                        ========           ========           ========

                                    DILUTION

ASSUMING MAXIMUM NUMBER OF UNITS SOLD


     As of June 30, 2002, without taking into account any changes in our net tangible book value subsequent to that date other than to give effect to the conversion of certain convertible debt and accrued interest into 1,617,646 shares of Class A Voting Common Stock and assuming the sale of 12,000,000 Units in the offering (the maximum number of Units that we are offering for sale) at the offering price of $0.30 per Unit, less the estimated offering expenses including underwriting commissions, the PRO FORMA as adjusted net tangible book value of each of the assumed outstanding shares of common stock would have been $0.05. This would have resulted in dilution of $0.25 to new investors purchasing Units in the offering. At the same time, our current stockholders would have realized an increase in PRO FORMA net tangible book value of $0.03 after the offering without further cost or risk to themselves.


     The following table illustrates this per share dilution, assuming 12,000,000 Units are sold:

Initial public offering price, per Unit........................$0.30     100 %

PRO FORMA net tangible book value per share
before the initial public offering.............................$0.02       7 %

Increase in PRO FORMA as adjusted net tangible book value
per share attributable to investors in the offering............$0.03      10 %

PRO FORMA as adjusted net tangible book value per share
after the offering.............................................$0.05      17 %

Dilution per share to new investors............................$0.25      83 %

ASSUMING MINIMUM NUMBER OF UNITS SOLD


     As of June 30, 2002, without taking into account any changes in our net tangible book value subsequent to that date other than to give effect to the conversion of certain convertible debt and accrued interest into 1,617,646 shares of Class A Voting Common Stock and assuming the sale of 6,000,000 Units in the offering (the minimum number of Units that we may sell and receive any proceeds from this offering) at the offering price of $0.30 per Unit, less the estimated offering expenses including underwriting commissions, the PRO FORMA as adjusted net tangible book value of each of the assumed outstanding shares of common stock would have been $0.04. This would have resulted in dilution of $0.26 to new investors purchasing Units in the offering. At the same time, our current stockholders would have realized an increase in PRO FORMA net tangible book value of $0.02 after the offering without further cost or risk to themselves.


     The following table illustrates this per share dilution, assuming 6,000,000 Units are sold:

Initial public offering price, per Unit........................$0.30     100 %

PRO FORMA net tangible book value per share
before the initial public offering.............................$0.02       7 %

Increase in PRO FORMA as adjusted net tangible book value
per share attributable to investors in the offering............$0.02       3 %

PRO FORMA as adjusted net tangible book value per share
after the offering.............................................$0.04      10 %

Dilution per share to new investors............................$0.26      90 %

                      SELECTED CONSOLIDATED FINANCIAL DATA

     You should read the selected financial data set forth on the following page in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.


     The statement of operations data set forth on the following page for the years ended December 31, 2000 and 2001 and the balance sheet data as of December 31, 2000 and 2001 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data set forth below for the six months ended June 30, 2001 and 2002 and the balance sheet data as of June 30, 2002 have been derived from unaudited financial statements included elsewhere in this prospectus and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of our financial position and results of operations for such periods.

     The unaudited PRO FORMA balance sheet data has been prepared assuming the conversion of certain outstanding mandatorily convertible debt into common stock as of June 30, 2002 pursuant to this offering.


     These historical results are not necessarily indicative of results to be expected for any future period. See Note 14 in the Notes to the Consolidated Financial Statements for a description of the computation of net loss per share and the number of shares used in the per share calculation.

STATEMENTS OF OPERATIONS DATA:                     YEAR ENDED DECEMBER 31,                    SIX MONTHS ENDED JUNE 30,
                                                 2000                  2001                  2001                  2002
                                                 ----                  ----                  ----                  ----
                                                                                          (UNAUDITED)           (UNAUDITED)
REVENUES:
   Information Sales - CD Rom               $     490,480         $     268,701         $     118,182         $     149,025
   Information Sales - Online                      98,632               752,109               317,875               597,177
   Engineering services                              --                 388,187               388,187                  --
                                            -------------         -------------         -------------         -------------


      Total revenues                              589,112             1,408,997               824,244               746,202


COSTS AND EXPENSES:
   Costs of revenues:
      CD Rom                                      169,782                96,561                44,185                47,187
      Online                                    1,293,297               986,240               449,300               409,090
      Engineering services                           --                  49,347                49,347                  --
   Selling and marketing                        1,010,621               799,486               373,640               506,905
   General and administrative                   3,439,251             3,317,128             1,460,219             1,662,902
                                            -------------         -------------         -------------         -------------


      Total operating expenses                  5,912,951             5,248,762             2,376,691             2,626,084
                                            -------------         -------------         -------------         -------------
OPERATING LOSS                                 (5,323,839)           (3,836,765)           (1,552,447)           (1,879,882)

OTHER INCOME (EXPENSE):

   Interest income                                 19,605                67,768                11,510                29,951
   Interest expense                               (43,110)             (590,970)             (477,776)              (74,644)

   Loss on investment                            (500,000)                 --

   Other income, net                               13,902                 6,712                 3,686                19,956
                                            -------------         -------------         -------------         -------------
      Net loss                              $  (5,833,442)        $  (4,356,255)        $  (2,015,027)        $  (1,904,619)
                                            =============         =============         =============         =============

BASIC AND DILUTED NET LOSS PER SHARE        $       (0.11)        $       (0.04)        $       (0.02)        $       (0.02)

SHARES USED IN COMPUTING BASIC AND
DILUTED NET LOSS PER SHARE                     51,916,934            99,613,673            82,085,835           108,123,666

                                                                                                               PRO FORMA
                                                                                                              AS ADJUSTED
BALANCE SHEET DATA:                                 AS OF DECEMBER 31,                    JUNE 30,              JUNE 30,
                                                2000                  2001                  2002                  2002
                                                ----                  ----                  ----                  ----
                                                                                         (UNAUDITED)           (UNAUDITED)

Cash and equivalents                        $        --           $     915,864         $     733,810         $     733,810
Total current assets                              174,082             2,264,301
                                                                                            2,691,690             2,691,690
Total assets                                    2,126,113             3,970,531             4,241,301             4,241,301
Total current liabilities                       2,058,071             1,947,982
                                                                                            2,501,963             2,501,963
Mandatorily convertible debt                      310,975               362,838               388,235                  --
Total stockholders' equity (deficit)        $    (425,870)        $   1,487,092         $   1,011,723         $   1,399,958

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS TOGETHER WITH "SELECTED FINANCIAL DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS BECAUSE OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE PRESENTED IN THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 5 AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW


     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions. Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information(TM), that enables users to search certain motor vehicle records and driver's license information in multiple states through a dynamic search engine, using complete or partial information. Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS(TM). Our LocatePLUS(TM) product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records. We anticipate that the majority of our future revenues will be derived from our LocatePLUS(TM) product.

     We distribute our content both directly (through the Internet in the case of our LocatePLUS(TM) product and through the mail in the case of our Worldwide Information(TM) CD-ROM) and through "channel partner" arrangements, by which third-party database providers obtain access to our databases in consideration for a royalty. As of this date, revenue generated from channel partnership arrangements has not been material.


     In 2001, we entered into an arrangement with a third party database provider, pursuant to which we provided certain engineering services relating to the integration and assimilation of public data. This agreement was terminated in 2001. We believe that revenue from engineering services is not likely to constitute a material portion of our future revenue.

     Although our products consist primarily of publicly available - and therefore non-proprietary - information, we integrate data in our products in a proprietary manner that allows users to access data rapidly and efficiently. In addition, our LocatePLUS(TM) product utilizes proprietary methodologies to link data from different sources associated with a given individual to a single background report, even though the sources of data with respect to a given individual may be incomplete or contain only partial information with respect to that individual.

     Revenue associated with our Worldwide Information(TM) product is recognized upon delivery to the customer of a CD-ROM, provided that no significant obligations remain, evidence of the arrangement exists, the fee is fixed or determinable and collectibility is reasonably assured. Information in our Worldwide Information(TM) product is updated and released either quarterly or twice a year. In the case of our LocatePLUS(TM) product, we charge a fee to customers, which varies based upon the type and quantity of information requested. Revenue from our LocatePLUS(TM) product is recognized when requested information is downloaded, there is evidence of an arrangement, the fee is fixed or determinable, and collectability is reasonably assured. We charge our fees to customers' credit cards (in the case of approximately 75% of our current LocatePLUS(TM) customer base) or invoice customers for such fees on a monthly basis (in the case of approximately 25% of our current customer base).

     Our costs of revenue consist primarily of our costs to obtain data and software maintenance expenses, which consist primarily of payroll and related expenses for information technology personnel, Internet access and hosting charges, and expenses relating to Web content and design. We license or otherwise obtain our data from three primary sources, as well as over twenty other ancillary sources (including both private and government sources). In March 1999, we entered into a data acquisition agreement to acquire information related to real property from First American Real Estate Solutions, LLC. This agreement expired on June 30, 2002. We are currently using data from this provider pursuant to an informal arrangement and we are in negotiations with respect to a new agreement relating to real property data. In July 1999, we entered into a three-year data acquisition agreement to acquire credit file header information from TransUnion Corporation. This agreement may be cancelled by the data provider upon 90 days' notice, with or without cause. We are currently in negotiations with this provider with respect to a new license agreement relating to credit file header information. In August 1999, we entered into a one-year data acquisition agreement to acquire bankruptcy, liens, and judgments information from Hogan Information Services Co. This agreement was renewable for successive periods of one year unless terminated upon 90 days' prior written notice. This agreement was followed by a new agreement relating to bankruptcy, liens, and judgments information, which we entered into on November 27, 2001. This new agreement has a one-year term with automatic one-year successive renewal periods unless terminated by either party prior to renewal. Hogan may terminate this agreement at any time at its discretion by providing notice to us. Payments under these agreements are based on monthly minimum payments and monthly usage. In 2000 and 2001, we recorded $640,000 and $648,500, respectively, in costs related to these agreements, of which $337,000 was accrued but not paid. Nonpayment was in violation of the provisions of the since expired agreement with First American and the initial agreement with Hogan. As we have entered into the November 27, 2001 agreement with Hogan and are currently negotiating a new agreement with First American, we do not currently anticipate that these prior defaults will result in any disruption in our operations (although we can give no assurance that this will be the case). In the event that any of our primary sources of data were no longer available to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as we believe there are currently a number of equivalent providers of such data.

     Our selling and marketing expenses consist of salaries and commissions paid to sales representatives for the products that we offer, as well as direct mail advertising campaigns and magazine and Internet banner advertisements.

     General and administrative expenses consist of payroll and related expenses for non-sales, non-research and development and executive and administrative personnel, facilities expenses, insurance, professional services expenses, travel and other miscellaneous expenses.


     Interest income consists of earnings on our cash and cash equivalents. Interest expense is primarily attributable to convertible notes issued in the year ended December 31, 2001. At December 31, 2001, we had notes payable (current and long-term) totaling $372,838. Of this amount, $362,838 will mandatorily convert into 1,674,268 shares of Class A Voting Common Stock upon the consummation of this offering (assuming that this offering is consummated on September 30, 2002).

     We have incurred significant net losses since our inception. We incurred net losses of approximately $5.8 million in 2000, $4.4 million in 2001, and $1.9 million for the six months ended June 30, 2002. Our accumulated deficit as of June 30, 2002 was approximately $16.2 million. We anticipate that we will increase our sales and marketing, product development and general and administrative expenses during 2002 and for the foreseeable future. To operate for the next twelve months, we will require an average of $150,000 per month or $1.8 million in cash in excess of our anticipated net revenue from operations. We have experienced a reduction in the cash used by operations principally as a result of cost reductions in data sets and increases in revenue. To achieve profitability, we will need to generate significantly more revenue than we have in prior years. Even if we ultimately do achieve profitability, we may not be able to sustain or increase our profitability. If our revenue increases more slowly than we anticipate, or if our operating expenses exceed our expectations, our operating results will be harmed.

RESULTS OF OPERATIONS


     SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

         REVENUE. Revenue from our Worldwide Information(TM) CD-ROM product increased to $149,025 for the six months ended June 30, 2002 from $118,182 for the six months ended June 30, 2001, an increase of 26%. In addition, during 2002, we shipped CD-ROM products including data from one new state and from two states for which we had no shipments in 2001. Revenue from our Internet-based product, LocatePLUS(TM), increased to $597,177 for the six months ended June 30, 2002 as compared to $317,875 for the six months ended June 30, 2001, an increase of 88%. This increase is attributable to an increase in customers and usage. The number of users of our Internet-based product increased to 8,190 on June 30, 2002 from 3,680 on June 30, 2001, an increase of 123%. We also realized $388,187 of revenue during the six months ended June 30, 2001 from certain database engineering services that we provided to a third party. We recognized no engineering service revenue during the six months ended June 30, 2002, and we do not anticipate that we will recognize material engineering service revenue in the future.

         COSTS OF REVENUE. For the six months ended June 30, 2002, our costs of revenue for Worldwide Information(TM) were $47,187, as compared to $44,185 for the six months ended June 30, 2001, an increase of 6%. This increase is primarily attributable to an increase in costs associated with the acquisition of data from certain states. For the six months ended June 30, 2002, our costs of revenue associated with LocatePLUS(TM) were $409,090, as compared to $449,300 for the six months ended June 30, 2001, a decrease of 10%. This decrease is primarily attributable to a reduction in fees associated with certain data contracts. We anticipate that our costs of revenue will increase as we acquire additional data sets.

         SELLING AND MARKETING EXPENSES. Selling and marketing expenses for the six months ended June 30, 2002 were $506,905, as compared to $373,640 for the six months ended June 30, 2001, an increase of approximately 36%. This increase in expenses is attributable primarily to an increase in our sales force and commissions associated with increased sales volume.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the six months ended June 30, 2002 were $1,662,902 as compared to $1,460,219 for the six months ended June 30, 2001, an increase of 14%. This increase is primarily attributable to non-cash compensation recorded for consulting and advisory services of approximately $70,000, as well as increased expenses associated with the reconciliation and consolidation of various stockholder records of approximately $236,000. We anticipate that general and administrative costs will decline in the immediate future, although expenses associated with reporting obligations may cause general and administrative expenses to increase in the upcoming twelve months.

         INTEREST EXPENSE. Interest expense decreased to $74,644 for the six months ended June 30, 2002, from $477,776 for the six months ended June 30, 2001, a decrease of 84%. This decrease is attributable to non-cash interest expense associated with debt issued with detachable warrants in 2001.

         INTEREST INCOME. Interest income increased to $29,951 for the six months ended June 30, 2002, from $11,510 for the six months ended June 30, 2001. This increase is attributable to interest earned on a certain $1,000,000 note issued to us, of which $150,000 of principal remains outstanding, and cash deposits held in interest bearing accounts.

         OTHER INCOME. Other income increased to $19,956 for the six months ended June 30, 2002, from $3,686 for the six months ended June 30, 2001. This increase is attributable to the sale of other assets and to income recorded for the repayment of previously written off debt.

     YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000


         REVENUE. Revenue from our Worldwide Information(TM) CD-ROM product decreased to $268,701 for the year ended December 31, 2001 from $490,480 for the year ended December 31, 2000, a decrease of 45%. This decrease resulted from our redirection of sales efforts toward our Internet-based product, LocatePLUS(TM). Revenue from our Internet-based product, LocatePLUS(TM), increased to $752,109 for the year ended December 31, 2001 as compared to $98,632 for the year ended December 31, 2000, an increase of 662%. This increase is attributable to an increase in customers and usage. The number of customers increased to 5,159 at December 31, 2001 from 1,875 at December 31, 2000, or an increase of 175%. We also realized $388,187 of revenue during the year ended December 31, 2001 from certain database engineering services that we provided to a third party. We recognized no engineering service revenue during fiscal year ended December 31, 2000, and we do not anticipate that we will recognize material engineering service revenue in the future.

         COSTS OF REVENUE. For the year ended December 31, 2001, our costs of revenue for Worldwide Information(TM) was $96,561, as compared to $169,782, for the year ended December 31, 2000, a decrease of 43%. This decrease is primarily attributable to cost-cutting measures initiated in early 2001, including payroll cost reductions. These cost-cutting measures were initiated to preserve cash for operations while we secured additional funding. In 2001, we were able to secure additional funding, and we anticipate that our costs of revenue will increase in 2002 as we update our Worldwide Information(TM) database to reflect changes in certain states' motor vehicle and drivers license data and as we intend to develop a DVD-ROM version of that product. For the year ended December 31, 2001, our costs of revenue associated with LocatePLUS(TM) was $986,240, as compared to $1,293,297 for the year ended December 31, 2000, a decrease of 24%. This decrease is primarily attributable to cost-cutting measures (described above). We anticipate that our costs of revenue will increase in 2002 as we add additional data sets to our product. We anticipate that if we sell more than the minimum number of Units in this offering that a substantial portion of the proceeds of this offering will be used to acquire additional data to enhance our LocatePLUS(TM) product, and we expect that we will increase our costs of revenue in the future.


         COSTS OF ENGINEERING REVENUE. For the year ended December 31, 2001, our costs of engineering revenue was $49,347. Costs of engineering revenue consisted of salary and expenses allocated to an engineering project for a third party. We had no engineering revenue, and no corresponding cost of engineering revenue, in 2000.

         SELLING AND MARKETING EXPENSES. Selling and marketing expenses for the year ended December 31, 2001 were $799,486, as compared to $1,010,621 for the year ended December 31, 2000, a decrease of approximately 20%. This reduction in expenses is attributable primarily to reduced payroll costs. We plan to expand our sales force and advertising efforts during 2002 as we attempt to increase our customer base and sales volume.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased to $3,317,128 for the year ended December 31, 2001, from $3,439,251 for the year ended December 31, 2000, a decrease of 4%. We expect general and administrative expenses to increase as we begin to hire additional personnel and incur additional costs to manage the anticipated growth of our business and to comply with the requirements of being a publicly held company.

         INTEREST INCOME (EXPENSE). Interest expense increased to $590,970 for the year ended December 31, 2001, from $43,110 for the year ended December 31, 2000, an increase of 1,270%. This increase is attributable to approximately $130,000 in increased interest on borrowings, an increase of approximately $127,000 in interest expense relating to warrants issued with certain convertible debt, and an increase of approximately $294,000 in interest expense relating to the beneficial conversion features of that convertible debt.

         LOSS ON INVESTMENT. During 2000, we entered into a series of agreements with IntelliCorp, Ltd., an unaffiliated Ohio-based database provider. The terms of these agreements provided for us to acquire all of the issued and outstanding membership units of IntelliCorp in exchange for cash and shares of our Common Stock. Pursuant to that proposed acquisition, we loaned $500,000 to IntelliCorp. These loans were evidenced by certain promissory notes convertible into ownership interests in IntelliCorp at IntelliCorp's discretion. In 2001, after completion of our due diligence and further negotiations with IntelliCorp, we agreed with IntelliCorp to terminate the proposed acquisition, and we amended the promissory notes to terminate IntelliCorp's right to convert the notes. After reading IntelliCorp's unaudited management accounting information, we recorded a bad debt reserve for the full amount of our loan to IntelliCorp during 2000, as we concluded that repayment of the loan was not reasonably assured. We will record the repayment of this loan on a cash basis, as "other income".

     INCOME TAXES

     As of December 31, 2001, we had net operating loss carryforwards for federal and state income tax purposes of approximately $1.2 million, which expire through 2021. We have provided a full valuation allowance on this deferred tax asset because of the uncertainty relating to our ability to use these losses. Changes in the ownership of our common stock also may limit our use of these carryforwards.

LIQUIDITY AND CAPITAL RESOURCES

     From our incorporation in 1996 through December 31, 2001, we raised approximately $13.5 million through a series of private placements of equity and convertible debt to fund marketing and sales efforts and develop our products and services. During 2001, our financing activities provided approximately $5.3 million of cash, principally through the issuance of convertible debt and Class B Non-voting Common Stock. As of December 31, 2001, our cash and investments totaled $1,915,864. From January 1, 2002 through February 13, 2002, we raised approximately $1.2 million through sales of our Class B Non-voting Common Stock.


     During 2001 and for the six months ended June 30, 2002, we used approximately $3.1 and $2.0 million in operating activities, respectively, principally to fund our net losses.

     Also during 2001, we loaned $1.0 million to Andover Secure Resources, Inc. because of the loan's favorable interest rate and terms. As of the date of this prospectus, $850,000 of this note has been repaid. Andover is an unaffiliated third party leasing company. There is no business relationship between Andover and any of our officers or directors, nor is there any affiliation between Andover and Oftring & Company, Inc. or, to the knowledge of our management, any 5% or greater stockholder of LocatePLUS Holdings Corporation. On September 5, 2002, we agreed to convert this note into a demand note. We have not yet demanded payment on this note because of the note's favorable interest rate (10% per annum), which our management believes exceeds the return that we would realize on these funds if we were to call this loan and reinvest the loan's proceeds.


     On May 22, 2002 we received $190,000 by issuing subordinated promissory notes with simple interest at 10% per annum. The terms of the notes call for their repayment on June 1, 2003.


     On June 4, 2002, we received $745,400 from Gemstone Investment Company, Inc. by issuing a promissory note secured by all of our assets and a personal guarantee by our Chief Executive Officer (including a pledge of five million shares of our Chief Executive Officer's LocatePlus Holdings Corporation Class A Voting Common Stock and a mortgage of certain of his other personal assets). Gemstone Investment Company, Inc. is an unaffiliated third party lender that specializes in loans to start-up and early stage businesses. There is no business relationship between Gemstone and any of our officers or directors, nor is there any affiliation between Gemstone and Oftring & Company, Inc. or, to our knowledge, any 5% or greater stockholder of LocatePLUS Holdings Corporation. The terms of this loan, as amended to date, call for its repayment by the earlier of October 3, 2002 or two business days after the closing of our initial public offering. The loan arrangement provides that we will pay $125,000 in interest (in addition to repayment of principal) which represents an effective annual interest rate of approximately 48% assuming repayment on October 3, 2002. We entered into this loan arrangement so that we would have adequate capital to enter into data acquisition agreements with certain third parties. We intend to use a portion of the proceeds of this offering to repay the loan from Gemstone.

     The financial statements included in this prospectus have been prepared assuming that we will continue as a going concern, and contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We have incurred an accumulated deficit of approximately $16.2 million through June 30, 2001 and used approximately $3.1 million of cash in operations during 2001 and $2.0 million during the six months ended June 30, 2002. The cash required to fund our planned operations for the next twelve months exceeds our cash anticipated to be generated from our planned operations by an average of approximately $150,000 per month, and thus we estimate that we will require approximately $1.8 million in cash to fund our planned operations for the next twelve months. As a result, we believe that additional financing will be required during 2003 to fund our planned operations. There can be no assurance that such financing will be available to us on favorable terms, or at all. In the event that our operations are not profitable or do not generate sufficient cash to fund our business, or if we fail to obtain additional financing, we will have to substantially reduce our level of operations. These circumstances raise substantial doubt about our ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.


     Our management estimates that, if the minimum number of Units are sold in this offering, the proceeds from this offering (together with income from operations) will be sufficient to permit us to continue our operations for at least twelve months from the date of this prospectus.

COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     We lease office space and equipment under various operating lease agreements that terminate on various dates through 2005. Future minimum payments under our non-cancelable operating leases total $1,560,041.

     CAPITAL LEASES


     Through June 30, 2002, we entered into certain long-term equipment lease agreements. These agreements are classified as capital leases and expire in 2005. Future minimum lease payments under our non-cancelable capital leases total $413,015.


     LICENSE AGREEMENTS

     We have entered into various data acquisition agreements under which we are required to make minimum payments totaling $785,000 through 2004.


     In August 2002, we entered into two new data license agreements for motor vehicle records and for published and non-published phone numbers. The terms of the agreements call for minimum payments of $1,965,000 through 2005.


     LOAN DEFAULT

     In consideration for a $10,000 loan made to us on March 9, 2001, we issued a convertible promissory note. This note is convertible into 44,444 shares of our Class A Voting Common Stock at the election of the holder. This convertible promissory note bears interest at the rate of 12% per annum. This note matured on September 9, 2001. On July 23, 2002, the holder of the note agreed with us to convert the note into a demand note providing for quarterly payment of interest on the note until the principal of the note is repaid or converted.

     LEGAL PROCEEDINGS

     We are from time to time subject to legal proceedings and claims that arise in the normal course of our business. There are currently no pending or known actions for which the amount of ultimate liability could have a material adverse effect on our financial position or results of operations.

CRITICAL ACCOUNTING POLICIES

     We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 2 in the Notes to the Consolidated Financial Statements included elsewhere in this prospectus. Note that our preparation of our Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

     Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition and the provision for uncollectible accounts receivable. We estimate the likelihood of customer payment based principally on a customer's credit history and our general credit experience. To the extent our estimates differ materially from actual results, the timing and amount of revenues recognized or bad debt expense recorded may be materially misstated during a reporting period.

RELATED PARTY TRANSACTIONS

     CONSULTING SERVICES

     Mr. Thomas Garlock, a member of our Board of Directors, and Mr. Gregory Lindae, a former member of our Board of Directors, have performed strategic advisory, shareholder relations and acquisition planning consulting services for us. Expenses relating to these services amounted to $223,795 and $303,892 in 2000 and 2001, respectively, and were recorded as part of general and administrative expenses.

     In 2001, we granted options to purchase 119,104 shares of Class A Voting Common Stock for strategic advisory, investment banking and public relations services rendered by Mr. Lindae. We recorded an expense of $21,645 associated with these options. In 2002, we issued a warrant to purchase 1,177,680 shares of Class B Non-voting Common Stock for additional strategic advisory, investment banking and public relations services rendered by Mr. Lindae, for which we recorded an expense of $161,026.

     In 2001, we granted options to purchase 38,067 shares of Class A Voting Common Stock and warrants to purchase 324,581 shares of Class B Non-voting Common Stock in consideration for shareholder relations services rendered by Mr. Garlock. We recorded expenses of $6,918 and $44,277, respectively, associated with these options and warrants.

     NON-EMPLOYEE DIRECTORS STOCK OPTION POLICY

     On February 1, 2002, and pursuant to our Non-employee Directors' Stock Option Policy, we granted warrants to purchase a total of 70,000 shares of Class B Non-voting Common Stock, with an exercise price of $0.15 per share, to two of our Directors (Mr. Garlock and Mr. John Houlihan).

     LOANS FROM DIRECTORS

     During 2001, we issued convertible notes with detachable warrants to Messrs. Lindae and Houlihan in exchange for an aggregate of $215,000 in cash. Expenses in 2001 include $74,900 related to the conversion of convertible debt into equity securities by Mr. Lindae.

     USE OF OUR ASSETS

     Certain of our executives are allowed use of company cars for both business and personal purposes. These cars have been capitalized as assets of the Company, totaling $115,278 as of December 31, 2001.

     NOTES RECEIVABLE FROM RELATED PARTIES

     During 2000, we loaned $400,000 in cash, and received, in exchange, promissory notes from our Chief Executive Officer, Mr. Jon Latorella, and our Chief Financial Officer, Mr. Robert Goddard. These loans were intended to provide a bonus to Messrs. Latorella and Goddard for services rendered in conjunction with the development and launch of the LocatePLUS(TM) product and to deter them from terminating their employment with us.

     The notes bear interest at an annual rate equal to the 90-day Treasury Bill Rate (1.7% at December 31, 2001). The principal and accrued interest are due and payable in one lump sum on January 3, 2010, unless, prior to that date, we have inadequate funds to satisfy our obligations as they generally become due, in which case the principal and accrued interest would be immediately due and payable. Based on our current financial condition, we do not anticipate calling these notes in the foreseeable future and, therefore, the notes are classified as long-term assets. In the event of a change of control, as defined in these notes, or in the event that, as of January 3, 2003, the applicable officer is
(i) employed by us; (ii) an independent contractor for us; or (iii) a member of our Board of Directors, then with respect to that officer's note, the note shall be canceled without further action by any party. In the event that a note is canceled pursuant to the conditions described above, we agreed to pay to the applicable officer, no later than two months after the end of the officer's applicable tax year in which such cancellation occurs, an amount in cash sufficient to fulfill the officer's tax liability attributable to the cancellation of the note. We are amortizing the principal balance of these notes on a monthly basis through January 3, 2003. Through December 31, 2001, we recorded $256,944 of compensation expense. Additionally, we have accrued approximately $138,000 through December 31, 2001 relating to an estimate of the officers' tax liability expected to be reimbursed by us.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method.

     In July 2001, the FASB also issued SFAS 142, "Goodwill and Other Intangible Assets," which became effective for us on January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization and includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, and reclassification of certain intangibles out of previously reported goodwill.

     In October 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses significant issues relating to the implementation of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and develops a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 allowed for an exit cost liability to be recognized at the date of an entity's commitment to an exit plan. SFAS 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption encouraged.

     Had we implemented the above accounting pronouncements, our financial position and results of operations would not have been effected.


                                      * * *

                                    BUSINESS

OVERVIEW



     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions. Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information(TM), that enables users to search certain motor vehicle records and drivers' license information in multiple states. Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS(TM). Our LocatePLUS(TM) product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records.


INDUSTRY BACKGROUND

     We are a background information provider. Users of background information have historically included law enforcement, other government agencies, law firms, investigation companies, private investigators and insurance companies. Information is used by those entities for various activities ranging from legal discovery to employment screening to the detection of fraud and the prevention of crime and terrorism. Additional users, such as large businesses, have increasingly availed themselves of background information services in connection with their hiring practices and other business decisions. The business market for online public information was $1.5 billion to $2.0 billion in 1998 and is expected to reach $4.0 billion by 2003, according to Argus Research.

     A considerable amount of background information about individuals in the United States is publicly available. Examples of such public data include:

     o   names and addresses                  o   property ownership
     o   aliases                              o   bankruptcies
     o   nationwide court records             o   certain criminal records

     The sources of these types of public data, however, are often fragmented and geographically dispersed. In addition, the reliability of this information and the data provided by various sources may not be consistent. In this environment, businesses and government agencies that wish to use public information are faced with the time-consuming, costly and difficult task of gathering data from numerous locations and sources, verifying the information acquired and organizing it into a useful format. While services and technologies have developed to enable remote access to information sources, there has historically been few comprehensive access points for information available about individuals. Traditional sources of information, including credit reporting services and other database services, make available only limited types of information for specific purposes, such as verifying credit worthiness. Such services may also be limited by applicable law to specified uses and users. Almost none of those sources are integrated in a manner that allows easy and rapid access to data.

BUSINESS STRATEGY

     Our business plan is to provide an entire suite of information products and services for professionals in law enforcement agencies, human resources, law firms, insurance underwriting, fraud investigation, private equity funds, private investigation and financial institutions. We believe that we will be able to compete with comparable services based upon the pricing of our services and based upon certain technical advantages incorporated in our systems (such as our data integration methodologies and our hyper-linked and wireless LocatePLUS(TM) reports).

OUR TARGET MARKET AND SCREENING OF USERS

     Our products are marketed and sold to federal, state and local government agencies (including law enforcement agencies), private investigators, human resource professionals and the legal profession. Our products are used in:

     o crime and terrorism investigation (such as in conjunction with federal and state investigations in the aftermath of the September 11th terrorist attacks and recent bio-terror incidents);

     o   detection of fraud;

     o "skip tracking" (I.E., the location of debtors and individuals in violation of parole or bail restrictions);

     o   background checks;

     o   legal due diligence; and

     o   risk management.

     Our products are generally marketed and sold only to pre-screened business and government end users. We do not sell products or services to the general public due to the liability that may arise from the release of personal information to the public. Before obtaining access to our LocatePLUS(TM) database or our Worldwide Information(TM) product, we generally require commercial customers to provide background information about their business need for data and about themselves, such as business licenses, bar admission cards or private investigator licenses. Individuals involved in law enforcement must provide similar evidence of their authority.

     In an attempt to prevent the misuse of our date, we have adopted a three tier security schema.

===== ============================= ============================================
LEVEL        INDUSTRY USERS             SAMPLE DATASETS AVAILABLE TO USERS
===== ============================= ============================================
                                        Names, Addresses and Phone Numbers
  I         General Business         Past Residences, Neighbors and Affiliates
                                                   Real Property
===== ============================= ============================================
         Private Investigators                  Level I Data, plus:
               Insurance                        Liens and Judgments
  II      Attorneys/Law Firms                    Drivers' Records
               Government                  Certain Motor Vehicle Records
           Corporate Security
===== ============================= ============================================
                                            Level I and II Data, plus:
                                          Comprehensive Criminal Records
 III        Law Enforcement              Restricted Motor Vehicle Records
                                           Certain Credit Reporting Data
===== ============================= ============================================

     We are a member of the Individual Reference Services Group (which we refer to as the "IRSG"), a background information industry trade group. The IRSG has adopted a series of principles, which it has deemed industry "best practices" designed to ensure individual privacy while allowing access to needed data by authorized users. We believe that we currently comply with the IRSG's principles, based on a 2001 audit conducted by the IRSG.

LOCATEPLUS(TM)

     We launched our LocatePLUS(TM) Internet site in March 2000. Our LocatePLUS(TM) database contains searchable and cross-referenced public information on individuals throughout the United States. Information is presented in a dynamic, hyper-linked fashion, permitting users to rapidly identify and obtain personal information relating to individuals and their associated residences, possible acquaintances, and a variety of other types of data. Our LocatePLUS(TM) database consists of approximately 5 billion individual data entries. According to our estimates, we have data entries relating to approximately 205 million adult individuals in the United States (or approximately 98% of the adult population of the United States based on the 2000 United States Census).


     As of June 30, 2002, there were approximately 8,190 pre-screened users of our LocatePLUS(TM) database.


     Datasets currently integrated in our LocatePLUS(TM) product include nationwide records relating to:

     o   names and addresses                  o   real estate records
     o   aliases                              o   prior residences
     o   dates of birth                       o   recorded bankruptcies
     o   Social Security numbers              o   liens
     o   driver's license information         o   motor vehicle records
     o   residential address information      o   certain death records

         (including dates of residence)       o   phone numbers including
     o   vessel registrations                     non-published numbers


     We intend to continue integration of datasets into our LocatePLUS(TM) product, including:

     o   certain criminal arrest, conviction  o   certain professional licenses
         and incarceration records            o   certain fingerprint files
     o   certain hunting and fishing          o   Federal Aviation
         licenses                                 Administration records
     o   certain facial image files           o   certain gun licenses

We can currently give no assurance as to the timing of integration of such datasets, however, or whether these new datasets will be integrated with our LocatePLUS(TM) product at all.

     We believe that one of the significant advantages of our LocatePLUS(TM) product, in comparison with many products with which we compete, is the ability of LocatePLUS(TM) to "tie" data associated with a given individual to produce a single report. Our LocatePLUS(TM) system uses a proprietary methodology to associate data in a manner that generally results in a matching of data entries across diverse data sources, allowing users to obtain a single, comprehensive data report about an individual, even when there is no single element that ties data entries together (such as a Social Security number). This comprehensive data report is itself linked to other data potentially relevant to a business or government agency researching an individual, such as names and addresses of possible acquaintances, relatives and neighbors of that individual.

LOCATEPLUS POCKET(TM)

     We recently developed a version of our LocatePLUS(TM) product that is accessible through wireless personal digital assistants and e-mail capable pagers, which we refer to as LocatePLUS Pocket(TM). We expect to market this wireless LocatePLUS(TM) product primarily to law enforcement agencies. We cannot currently estimate revenues from this wireless product, as market acceptance of our product will depend on a variety of factors outside our control, including the availability of competing products and the resources available to law enforcement agencies. We expect that these devices will be marketed and sold on a subscription fee basis, permitting unlimited access to our LocatePLUS(TM) database for a flat monthly fee provided that that the user agrees to a fixed term commitment.

WORLDWIDE INFORMATION(TM)

     Since 1996, we have produced CD-ROM products that enable users to quickly search motor vehicle records in multiple states through a dynamic search engine, known as Worldwide Information(TM). Our Worldwide Information(TM) product enables users to search certain motor vehicle records and drivers' license information in multiple states through a dynamic search engine. Unlike many competing products, our Worldwide Information(TM) product enables users to rapidly identify vehicles or drivers using complete or partial search criteria. We believe that this ability to search partial data is a valuable tool in circumstances in which incomplete information is available, as is often the case in criminal investigations. Unlike data provided by Internet-based services, searches on our CD-ROM product are confidential and unavailable to any person other than the user of our CD-ROM product. We believe that the confidential nature of this CD-ROM product makes it particularly attractive to law enforcement agencies, which must often conduct criminal investigations in strict secrecy.


     As of June 30, 2002, there were approximately 2,700 pre-screened purchasers of our Worldwide Information(TM) CD-ROM product.

     We currently expect to expand our Worldwide Information(TM) product to include data from additional states, and to develop a DVD-ROM-based version of this product, although we can give no assurance as to the timing of such product launches or whether such products will be developed at all. We expect that a DVD-ROM-based version of this product, if developed, would permit multi-state Worldwide Information(TM) databases to reside on a single medium.


SOURCES OF OUR DATA

     Our operations depend upon information derived from a wide variety of automated and manual sources. External sources of data include public records information companies, governmental authorities and on-line search systems. We license or otherwise obtain our data from three primary sources, as well as over twenty other ancillary sources (including both private and government sources).

     In March 1999, we entered into a data acquisition agreement to acquire information related to real property with First American Real Estate Solutions, LLC. This agreement expired on June 30, 2002. We are currently using data from this provider pursuant to an informal arrangement and we are in negotiations with respect to a new agreement relating to real property data.

     In July 1999, we entered into a three-year data acquisition agreement to acquire credit file header information from TransUnion Corporation. This agreement may be cancelled by the data provider upon 90 days' notice, with or without cause. We are currently in negotiations with this provider with respect to a new license agreement relating to credit file header information.

     In August 1999, we entered into a one-year data acquisition agreement to acquire bankruptcy, liens, and judgments information with Hogan Information Services Co. This agreement was renewable for successive periods of one year unless terminated upon 90 days' prior written notice. This agreement was followed by a new agreement relating to bankruptcy, liens, and judgments information, which we entered into on November 27, 2001. This new agreement has a one-year term with automatic one-year successive renewal periods unless terminated by either party prior to renewal. Hogan Information Services Co. may terminate this agreement at any time at its discretion by providing notice to us.

     In the event that any of our primary sources of data were no longer available to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as we believe there are currently a number of equivalent providers of such data.

REGULATORY RESTRICTIONS ON OUR BUSINESS

     Both federal and state law regulates the sale of data. Recently, consumer advocates and federal regulators have voiced concerns regarding public access to, or commercial use of, personal information. As a result, increased pressure has been placed upon federal and state legislators to regulate the dissemination or commercial use of personal information.

     One recent legislative enactment that has had an effect on our business was the Financial Services Modernization Act of 2000, also known as the "Gramm-Leach-Bliley Act". Among other things, this law restricts the collection, use, and transfer of certain data that includes "credit header" information, which had historically functioned as the backbone of our data resources. Implementation of this law's restrictions by the Federal Trade Commission significantly effected the availability of certain data for our database, but we have subsequently developed datasets that function independently of "credit header" information. Although we have not engaged counsel to review this matter or the conduct of our operations generally, we believe that our operations are currently unaffected by the Gramm-Leach-Bliley Act or any law specifically applicable to the dissemination of data concerning individuals. Our belief is based upon our compliance with the "best practices" of the IRSG. Any further restriction on our use of personal information, however, could limit the usefulness and have a material adverse affect on operations, our products, including our LocatePLUS(TM) product, and our operations.

     Federal and state law prohibits us from selling information about minors. Our products have been designed to prevent the dissemination of such data.

DISTRIBUTION OF OUR PRODUCTS

     We distribute our content both directly (though the Internet in the case of our LocatePLUS(TM) product and through the mail in the case of our Worldwide Information(TM) CD-ROM) and through "channel partner" arrangements, by which third parties access our databases in consideration for a royalty. We also, from time to time, provide certain consulting services to third party database providers on the integration and assimilation of public data.

     To date, our efforts to license data have resulted in a single Channel Partnership Agreement that we have with IntelliCorp, Ltd., an Ohio-based database company. Under the terms of our Channel Partnership Agreement with IntelliCorp, we will share certain data with IntelliCorp and receive a royalty with respect to that data. This agreement is expected to terminate in August 2003, but may be extended or canceled prior to that date under certain limited conditions.

COMPETITION

     Current competitors for our LocatePLUS(TM) product include Accurinet, ChoicePoint, Confi-chek.com, FlatRateInfo.com, and Lexis-Nexis. Many of the companies that currently compete with this product, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets.

     Our Worldwide Information(TM) product primarily competes with the registries of motor vehicles of various states that sell their data to screened users. These state agencies generally provide data in "raw form" without the search capabilities that we provide in our Worldwide Information(TM) product.

FACILITIES

     LocatePLUS Holdings Corporation and our wholly owned subsidiary, LocatePLUS Corporation, are presently headquartered in Beverly, Massachusetts, where we lease approximately 32,000 square feet. The lease on that facility expires on February 28, 2005, and our annual lease obligation is approximately $480,000.

     Our wholly owned subsidiary, Worldwide Information, Inc., is presently located in Byfield, Massachusetts where it leases approximately 2,700 square feet. The lease on the Byfield facility expires on March 1, 2003 and the current annual rent is approximately $25,000.

     We also lease a storage facility in Georgetown, Massachusetts pursuant to a month-to-month lease, with current monthly rent of $500. We believe that our facilities are sufficient for our projected needs.

INTELLECTUAL PROPERTY

     Publicly available data concerning individuals is generally non-proprietary. As a result, our intellectual property consists largely of certain trade secrets and know-how associated with the integration of databases and our ability to link diverse datasets. We rely on a combination of confidentiality agreements, restrictions on access to our proprietary systems, and contractual provisions (such as in our user agreements) to protect our intellectual property.

     We have registered LOCATEPLUS.COM(R) as a trademark with the United States Patent and Trademark Office. We maintain LOCATEPLUS(TM) and WORLDWIDE INFORMATION(TM) as unregistered trademarks relating to our products. We may, from time to time, claim certain other rights under trademark law, however, we currently have no other marks registered or pending with the United States Patent and Trademark Office or the equivalent agency of any other country.

     Patent protection is generally not available for compilations of data (such as our products), and therefore we have no patents on any of our products, and we currently do not anticipate any patents issuing with respect to any of our products. Similarly, rights under United States copyright law do not extend to mere compilations of data, although we may have certain rights under United States copyright law with respect to the organization, integration and presentation of our data.

EMPLOYEES


     As of June 30, 2002, we had 41 employees. We believe that our relations with our employees are good.

LEGAL PROCEEDINGS

     We are not currently involved in any material legal proceedings, although claims may arise from time to time in the conduct of our operations. There can be no assurance at this time that any claims that may arise in connection with the conduct of our business will not materially adversely effect our business or operations, or divert our critical resources.


                        EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth specific information regarding our executive officers and directors.

EXECUTIVE OFFICERS AND DIRECTORS        AGE                POSITIONS
--------------------------------        ---                ---------

Jon R. Latorella                         38    Chairman of the Board, President
                                               and Chief Executive Officer
Robert A. Goddard                        50    Chief Financial Officer,
                                               Treasurer and Secretary

Sonia P. Bejjani                         33    Director; President-Worldwide
                                               Information, Inc.

Steven W. Silva                          39    Vice President of Business
                                               Development
Thomas Garlock                           45    Director
John P. Houlihan(1)(2)                   56    Director
Gerard Scalley(1)(2)                     46    Director
Dr. Richard B. Yules(1)(2)               61    Director

(1) Member of our Audit Committee.
(2) Member of our Compensation Committee.

     JON R. LATORELLA co-founded our business in 1991 and has been our Chief Executive Officer since we commenced our activities. Mr. Latorella is also the Chairman of our Board of Directors. Before founding our business, Mr. Latorella served as a consultant to various local and state law enforcement agencies. Mr. Latorella holds a Bachelor of Science/Bachelor of Arts from the University of Massachusetts, which he received in 1994.

     ROBERT A. GODDARD has been our Chief Financial Officer since October 1999. Before joining us, Mr. Goddard was employed with ChannelHealth.com as Vice President-Finance and Administration. From 1997 to 1999, Mr. Goddard was employed by Wang Healthcare Information Systems. In 1997, Mr. Goddard filed for bankruptcy protection in connection with the termination of his marriage. Mr. Goddard received a Bachelor of Science in Business Administration/Finance from Northeastern University in 1974 and graduated from the Corporate Financial Management Program at the Harvard University Graduate School of Business in 1988.

     SONIA P. BEJJANI co-founded our business in 1991 and has been a member of our Board of Directors and employed by us in various capacities since we commenced our activities. For the five years ending August 1, 2001, Ms. Bejjani was our Vice President - Sales and Customer Service. Since August 1, 2001, Ms. Bejjani has been the President of Worldwide Information, Inc., our wholly-owned subsidiary.

     STEVEN W. SILVA has been our Vice President of Business Development since January 2002. Mr. Silva was employed with SuperWings Inc., a developer of mobile field service management applications, as its Vice President of Business Development and Marketing from 2000 to 2002. During 2000, Mr. Silva was the Vice President of Strategic Marketing at ZipLink Inc., a provider of wholesale Internet connectivity solutions, where he was responsible for marketing, product management, business development and strategic alliances. From 1997 to 2000, Mr. Silva worked for eZenia! Inc., a provider of real time collaboration solutions, where he held worked as its Director of Technical Business Development. From

1990 to 1997, Mr. Silva also held channel sales and marketing positions with PictureTel Corporation, a provider of visual collaboration systems. Mr. Silva holds a Bachelor of Science in Business Administration/Economics from Salem State College, which he received in 1985.

     THOMAS GARLOCK has provided organizational and merger and acquisition consulting services to technology companies in the computer hardware/software and wireless telecommunications industry since 1980. Mr. Garlock has been the principal in a variety of communications license-based ventures that have developed cellular telephone systems in 55 "metropolitan statistical areas" in the United States. He is the co-founder and Chairman of In Sync Interactive Corporation, the nation's largest owner of interactive video data service licenses issued by the Federal Communications Commission. In October 2001, In Sync filed for bankruptcy protection with respect to 29 of its 42 subsidiaries. Mr. Garlock attended Kent State University, the University of California at Los Angeles, and the Otis Parsons School of Design. Mr. Garlock joined our Board of Directors in October 1996.


     JOHN P. HOULIHAN has been President and owner of Zalkin, Inc., a worldwide exporter of used clothing with offices in Council Bluffs, Iowa and Brownsville, Texas, since 1979. Before that, Mr. Houlihan owned Goodrich Dairy, a chain of 47 retail stores, and Riekes Equipment, a material handling and forklift company. Mr. Houlihan holds a Bachelor of Arts from Creighton University, which he received in 1968, and a Juris Doctorate from Creighton University, which he received in 1971. Mr. Houlihan joined our Board of Directors in January 2001, and he is currently the Chairman of the Audit Committee of our Board of Directors.

     GERARD SCALLEY has been employed by the Woburn, Massachusetts Police Department for the past 22 years, where he currently holds the rank of Lieutenant. His current responsibilities include supervision of that department's detective bureau and its Drug Abuse Resistance Education (DARE) program. He has also worked as a crime prevention officer and as commander of the North Eastern Massachusetts Law Enforcement Council Regional Drug Task Force. Mr. Scalley has been affiliated with numerous law enforcement related organizations during his career, including the National Technical Investigator's Association, the Narcotic Enforcement Officer's Association, the National DARE Officer's Association and the Irish American Police Officer's Association. Mr. Scalley also lectures at the University of Massachusetts at Lowell on criminal justice matters. Mr. Scalley received a Bachelor of Arts in Criminal Justice from Salem State College in 1998, and a Master of Arts in Criminal Justice from the University of Massachusetts at Lowell in 2000. Mr. Scalley joined our Board of Directors in June 2002.

     DR. RICHARD B. YULES served in the United States Air Force from 1969 to 1998, when he retired with the rank of Brigadier General and ANG Assistant to the Assistant Secretary of Defense for Health Affairs. Presently, he serves as consultant and member of numerous corporate boards in the medical and biotechnology area. He serves on the Board of Directors of MedSafe, Inc., WANG Healthcare, Inc. and PKC, Inc., and as an Advisor to the Board of Directors of the Massachusetts Technology Collaborative, Global Water Technology Incorporated and Correctional Medical Services, Inc. He has served for 20 years as Managing Director of the Haelen Medical Center, and as Chairman of the Worcester County City Hospital ENT Department for 13 years. He received his Bachelor of Arts and Medical Doctorate degrees from Yale University. Dr. Yules joined our Board of Directors in June 2002, and he is currently the Chairman of the Compensation Committee of our Board of Directors.


     We do not have any employment agreements with any of our employees.

BOARD OF DIRECTORS

     We currently have six members of our Board of Directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

     Our Board of Directors currently has two committees, the Compensation Committee and the Audit Committee.

     AUDIT COMMITTEE


     The Audit Committee of the Board of Directors approves the selection of our independent accountants and interacts with our independent accountants to discuss questions about our financial reporting. In addition, the Audit Committee reviews the independence of our auditors, the scope and results of our audit and our annual operating results. The Audit Committee also considers the adequacy of our internal accounting procedures and reports to the Board of Directors with respect to our other auditing and accounting matters. The Audit Committee also reviews the fees to be paid to and the performance of our independent accountants. Currently, the members of the Audit Committee are Dr. Yules, and Messrs. Houlihan and Scalley. Mr. Houlihan serves as the Chairman of the Audit Committee.


     COMPENSATION COMMITTEE


     The Compensation Committee of the Board of Directors reviews and recommends to the Board of Directors the salaries, benefits and stock option grants of all employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our equity compensation plan and other employee benefits plans that we may adopt from time to time. Currently, the members of the Compensation Committee are Dr. Yules, and Messrs. Houlihan and Scalley. Dr. Yules serves as the Chairman of the Compensation Committee.


DIRECTORS' COMPENSATION


     On February 1, 2002, we adopted a Non-employee Director Stock Option Policy. Under the Non-employee Director Stock Option Policy, we will make annual grants (beginning on the date of adoption of the policy or the first day that a director is elected to our Board of Directors, if later) to our non-employee directors of warrants to purchase 35,000 shares of our Class B Non-voting Common Stock as compensation for service on our Board of Directors (and any committees). Each of these warrants will be immediately exercisable and will have an exercise price that is equal to the fair market value of our Class B Non-voting Common Stock as of the date of grant. No separate compensation is provided to directors for service on either of our two committees. We will also reimburse our directors for out-of-pocket costs associated with their activities on the Board of Directors. Pursuant to this policy, on February 1, 2002, we granted warrants to purchase 35,000 shares of Class B Non-voting Common Stock with an exercise price of $0.15 per share to each of Messrs. Garlock and Houlihan. Also pursuant to this policy, on August 27, 2002, Mr. Scalley and Dr. Yules were each granted warrants to purchase 35,000 shares of Class B Non-voting Common Stock with an exercise price of $0.22 per share.


     Directors who are also employees of LocatePLUS Holdings Corporation or any of its subsidiaries (currently, Mr. Latorella and Ms. Bejjani) are not paid any compensation for their service as directors.

BENEFIT PLANS

     EQUITY COMPENSATION PLAN

     On November 16, 1999, our Board of Directors ratified and adopted an Incentive and Non-Qualified Stock Option Plan, which we refer to as our "equity compensation plan". The equity compensation plan set aside 15,000,000 shares of our Class A Voting Common Stock (then referred to as our "Common Stock") for issuance pursuant to the exercise of incentive and non-qualified stock options to be awarded to our employees, officers and directors at the recommendation of the equity compensation plan's administrator and subject to the approval of our Board of Directors. We strongly believe in the concept of each employee having some form of equity participation as an incentive toward excellence in individual performance and our further success.

     In June 2000, our equity compensation plan was amended and restated to provide greater flexibility to the equity compensation plan's administrator in the granting of various forms of equity compensation. As of December 31, 2001, 7,950,000 incentive stock options and 2,652,716 non-qualified stock options were outstanding under the equity compensation plan. The weighted average exercise price of all options granted under the equity compensation plan was $0.20 per share as of December 31, 2001. As of December 31, 2001, one option to purchase 5,000 shares of Class A Voting Common Stock had been exercised. In March 2002, Messrs. Garlock and Houlihan, the members of our Compensation Committee, were appointed co-administrators of the equity compensation plan. In June 2002, Dr. Yules and Messrs. Houlihan and Scalley, the members of our Compensation Committee, were appointed co-administrators of the equity compensation plan.

     PLANS NOT APPROVED BY SECURITY HOLDERS

     From time to time, we have issued options or warrants to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in exchange for services or other consideration provided to us. These issuances have not been made pursuant to a formal policy or plan, but instead are issued with such terms and conditions as may be determined by our Board of Directors from time to time. Generally, our stockholders have not approved or disapproved these issuances.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table reflects equity compensation granted or issued by us as of December 31, 2001, to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services.

                                NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE       NUMBER OF SECURITIES
                                  ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING       REMAINING AVAILABLE FOR
                                   OUTSTANDING OPTIONS,        OPTIONS, WARRANTS AND        FUTURE ISSUANCE UNDER
                                    WARRANTS AND RIGHTS                RIGHTS            EQUITY COMPENSATION PLANS(1)
                                    -------------------                ------                   ------------------
EQUITY COMPENSATION PLANS
APPROVED BY SECURITY
HOLDERS:
     Class A Voting
     Common Stock                         10,602,716                        $0.20                    4,392,284
------------------------------- ---------------------------- --------------------------- -----------------------------
     Class B Non-voting
     Common Stock                                  0                            -                            -

EQUITY COMPENSATION PLANS
NOT APPROVED BY SECURITY
HOLDERS:
     Class A Voting
     Common Stock                            763,500                        $0.20                          N/A
------------------------------- ---------------------------- --------------------------- -----------------------------
     Class B Non-voting
     Common Stock                          2,480,797                        $0.14                          N/A

TOTAL:
     Class A Voting
     Common Stock                         11,366,216                        $0.20                          N/A
------------------------------- ---------------------------- --------------------------- -----------------------------
     Class B Non-voting
     Common Stock                          2,480,797                        $0.15                          N/A

(1) Excludes securities reflected in column titled "Number of securities to be issued upon exercise of outstanding options, warrants and rights".

401(K) PLAN

     We sponsor a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers substantially all of our employees. We may make discretionary matching contributions up to 1% of annual employee contributions. Employees are eligible to participate in the 401(k) Plan after one year of service. Our matching contributions vest ratably over a five-year period. We pay the administrative expenses of this plan.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for 2001, 2000 and 1999, certain compensation paid by us, including salary, bonuses and certain other compensation, to our Chief Executive Officer and all other executive officers whose annual compensation for the years ended December 31, 2001, 2000 and 1999 exceeded $100,000 (the "Named Executive Officers").

                                                                                    SECURITIES          ALL OTHER
           NAME AND                             SALARY             BONUS        UNDERLYING OPTIONS    COMPENSATION
      PRINCIPAL POSITION           YEAR           ($)               ($)                (#)                 ($)
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------
JON R. LATORELLA                   2001          48,850(1)               -                   -          13,200(3)
President and                      2000         127,462(1)      275,000(2)                   -          13,200(3)
Chief Executive Officer            1999         156,000                  -          190,000(4)                 -

ROBERT A. GODDARD                  2001         123,802                  -                   -           8,079(5)
Chief Financial Officer,           2000         125,000         125,000(2)                   -           6,384(5)
Treasurer and Secretary            1999(6)       31,635          10,000(7)        1,000,000(8)           1,064(9)

(1) Mr. Latorella elected to reduce his annual salary to $50,000 in September of 2000. On June 17, 2002, the Board of Directors voted to return Mr. Latorella's salary to his pre-reduction salary of $150,000 per annum.

(2) On January 3, 2000 the Board of Directors approved, and we made, a term loan to Mr. Latorella in the amount of $275,000, and a loan to Mr. Goddard in the amount of $125,000. These loans provide that they will accelerate in the event that Mr. Latorella or Mr. Goddard, as applicable, terminates his employment with us. The loans also include certain cancellation features if Mr. Latoralla and Mr. Goddard, as applicable, remain employed by us through January 3, 2003. The loans were intended to deter Messrs. Latorella and Goddard from terminating their services for us as well as to provide executive compensation. These loans are described in further detail in the section of this prospectus titled "Certain Transactions", beginning on page 44.

(3) Mr. Latorella and his family are allowed use of two company cars, the value of which is approximately $1,100 per month to Mr. Latorella.

(4) Mr. Latorella was granted a fully vested incentive stock option to purchase 190,000 shares of Class A Voting Common Stock on November 16, 1999, with an exercise price of $0.22 per share. This option expires on November 16, 2004.

(5) Mr. Goddard receives a monthly automobile allowance of $523 and a fuel allowance as part of his compensation.

(6)  Mr. Goddard began employment with us on October 25, 1999.

(7)  Mr. Goddard received a $10,000 signing bonus in October 25, 1999.

(8) Mr. Goddard was issued an option to purchase 1,000,000 shares of Class A Voting Common Stock on November 16, 1999, with an exercise price of $0.20 per share. This option is fully vested, and it expires on November 16, 2009.

(9) Mr. Goddard received an aggregate of $1,064 in automobile allowances for November and December 1999.

     None of our Named Executive Officers were granted options or issued shares in the past fiscal year. The table below outlines the value, as of December 31, 2001, of options granted to our Named Executive Officers in prior years that remain exercisable.

                                      AGGREGATED FISCAL YEAR END OPTION VALUES

                                         NUMBER OF SECURITIES UNDERLYING
                                         UNEXERCISED OPTIONS AT DECEMBER   VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                                    31, 2001                          AT DECEMBER 31, 2001
                                                       (#)                                    ($)
                 NAME                       EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE(1)

--------------------------------------- ---------------------------------- -------------------------------------------
JON R. LATORELLA                                   190,000 / 0                            $ 15,200 / 0
President and
Chief Executive Officer

ROBERT A. GODDARD                                 1,000,000 / 0                          $ 100,000 / 0
Chief Financial Officer
Treasurer and Secretary

(1) Assumes, for the purposes of this presentation only, that the value of the Class A Voting Common Stock underlying the options was equal to $0.30 per share (the offering price of the Units being issued in this offering). There has been no public market for any of our securities, including the Class A Voting Common Stock which may be issued upon the exercise of these options.

ADVISORY BOARD

     On December 2, 1999, our Board of Directors authorized the formation of an Advisory Board to provide ongoing advice and consultation to the Board of Directors to enhance the development and operation of our LocatePLUS(TM) product. The Advisory Board will consist of up to eight members (none of which will be employees or directors) selected by the Board of Directors based on each candidate's experience, accomplishments and national recognition in the fields encompassed by our target markets. Compensation for members of our advisory board consists of expense reimbursement and a grant of a fully vested non-qualified stock option or immediately exercisable warrant as set forth below. The Advisory Board meets informally from time to time with management.

     DALE C. JENKINS, JR.

     On December 2, 1999, we appointed Dale C. Jenkins, Jr., as the first member of our Advisory Board. In 1999, Mr. Jenkins was appointed to the position of Special Assistant for Law Enforcement and Public Safety to the Chancellor of Higher Education of the Commonwealth of Massachusetts. Mr. Jenkins was also appointed to the Advisory Board of the U.S. Commission on Civil Rights and the Massachusetts Governor's Crime Watch Committee and was a consultant to the U.S. Department of Justice. In addition, Mr. Jenkins directed the Lead Advanced Security Team for Presidents Ronald Reagan and George H. W. Bush and acted as Deputy Director of Inaugural Security for then President-Elect George H. W. Bush. On November 17, 1999, our Board of Directors granted a ten-year option to Mr. Jenkins to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

     JAMES A. CORRY

     On July 20, 2000, our Board of Directors appointed James A. Corry as the second member of our Advisory Board. Since July 2001, Mr. Corry has been the Chief Operating Officer of Abel Telecom, Inc., based in Scottsdale, Arizona. Prior to that, Mr. Corry was a criminal investigation and security expert for the United States Secret Service. During his more than twenty years with that agency, Mr. Corry worked on security issues globally, conducting criminal and fraud investigations and managing the security of political personnel, including President George H. W. Bush. On June 1, 2001, the Board of Directors issued to Mr. Corry a ten-year option to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

     WILLIAM H. SHAHEEN

     On October 1, 2001, our Board of Directors appointed William H. Shaheen to our Advisory Board. Mr. Shaheen is currently the Managing Partner of the law firm of Shaheen and Cohen, with offices in Concord and Dover, New Hampshire. Mr. Shaheen served as U.S. Attorney for the District of New Hampshire from 1976 to 1981. In 1981, he was appointed a New Hampshire District Court Judge in Durham, New Hampshire. Mr. Shaheen resigned his judgeship in 1997 upon the election of his wife as Governor of the State of New Hampshire. On October 12, 2001 in consideration for his services on the Advisory Board, Mr. Shaheen received a ten-year warrant to purchase 25,000 shares of our Class B Non-voting Common Stock, with an exercise price of $0.20.

     DAVID G. DUCHESNEAU

     On October 1, 2001, our Board of Directors also appointed David G. Duchesneau to our Advisory Board. From 1991 to the present, Mr. Duchesneau has been General Manager of Standa, Inc., a full service private investigative agency and consulting firm. From 1971 to 1991, Mr. Duchesneau was the Commander and Senior Officer of the Organized Crime Unit and Fugitive Apprehensive Unit of the New Hampshire State Police. On October 12, 2001 Mr. Duchesneau was issued a ten-year warrant to purchase 25,000 shares of our Class B Non-voting Common Stock, with an exercise price of $0.20 per share in consideration for his services on the Advisory Board.

     CHARLES LYONS

     On November 20, 2001, our Board of Director appointed Charles Lyons to the Advisory Board. Mr. Lyons is the Superintendent Director of the Shawsheen Valley Technical School District located in Billerica, Massachusetts. He is also the Chairman of the Arlington, Massachusetts Board of Selectmen. On that date, our Board of Directors granted a ten-year warrant to Mr. Lyons to purchase 12,500 shares of our Class B Non-voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

                     ORGANIZATION WITHIN THE PAST FIVE YEARS

     We were incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, we reincorporated in Delaware to take advantage of certain favorable corporate excise tax rates relative to Massachusetts and Delaware's well-established corporate law. As part of that re-incorporation, we changed our name to LocatePLUS.com, Inc.

     On August 1, 2001, we changed our name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. In conjunction with that corporate restructuring, we created two wholly-owned subsidiaries, LocatePLUS Corporation, a Delaware corporation, and Worldwide Information, Inc., a Delaware corporation. We capitalized LocatePLUS Corporation with all of our Internet-based LocatePLUS(TM) business, in consideration for all of its equity, 100 shares of common stock, par value $0.01. We capitalized Worldwide Information, Inc. with all of our CD-ROM-based Worldwide Information(TM) business, in consideration for all of its equity, 100 shares of common stock, par value $0.01. We created these subsidiaries for two primary reasons:

     o We wished to isolate any potential liabilities in one of our products (such as claims associated with errors or omissions in our databases, as described in the section above titled "Risk Factors" beginning on page 5) in a manner that would reduce the impact of any such liabilities on our other product line. There are no claims pending relating to errors or omissions in either of our two product lines, nor does management currently anticipate any such claims. However, as disclosed above, claims associated with defects in our databases may arise from time to time.

     o We wished to administratively separate the operations associated with our LocatePLUS(TM) product from our Worldwide Information(TM) product. Operations associated with our Worldwide Information(TM) product have historically been conducted through our Byfield, Massachusetts office. Operations associated with our LocatePLUS(TM) product have been conducted through our Beverly, Massachusetts office. Although each of these products is marketed to similar users, the acquisition and integration of data for and the operation of these two products differs significantly.

     LocatePLUS Holdings Corporation provides certain administrative and executive functions on behalf of each of the two subsidiaries, such as management of payroll and other accounts payable.

     We presently hold all of the equity of each subsidiary, and we account for each subsidiary on a consolidated basis.

     No options, warrants or similar rights to acquire equity in either subsidiary currently exists, nor do we anticipate any such rights being created in the future. We have no present intention of selling or otherwise disposing of either subsidiary.


                                      * * *

                              CERTAIN TRANSACTIONS

     On June 17, 2002, the Board of Directors of the Company adopted our Interested Parties Transaction Policy, pursuant to which the Company will not enter into any agreement, arrangement or understanding with any director, officer, or 5% or greater stockholder of the Company unless (I) the terms of such agreement, arrangement or understanding are consistent with the terms of equivalent agreements or arrangements that the Company could obtain from third parties; and (II) the agreement, arrangement or understanding is fair to the Company.

JON R. LATORELLA

     Mr. Latorella is our President and Chief Executive Officer and is Chairman of our Board of Directors.

     INCENTIVE LOAN

     On January 3, 2000, the Board of Directors approved, and we made, a term loan to Mr. Latorella for $275,000, which we refer to as Mr. Latorella's "Incentive Loan." This Incentive Loan was intended to provide a bonus to Mr. Latorella for services rendered in conjunction with the development and launch of our LocatePLUS(TM) product and to deter Mr. Latorella from terminating his employment with us. The loan was evidenced by a promissory note, pursuant to which interest on the loan is computed at an annual rate equal to the 90-day Treasury Bill Rate.

     In the event of a change of control of LocatePLUS Holdings Corporation (E.G., a sale of all or substantially all of our assets or a transaction or series of transactions in which more than 50% of our voting equity is sold or otherwise transferred) or in the event that, as of January 3, 2003, Mr. Latorella is:

     o   still employed by us; or

     o   an independent contractor for us; or

     o   a member of our Board of Directors,

then the obligations and debt evidenced by the notes shall be immediately and without further action by either party canceled. In the event that the note is canceled pursuant to the above clauses, we will make a tax equalization payment to Mr. Latorella.

     The principal and accrued interest on this note are due and payable in one lump sum on January 3, 2010, unless we have inadequate funds to satisfy our obligations as they generally become due, in which case the principal and accrued interest will be immediately due and payable. Based on our current financial condition, and assuming the minimum number of Units are sold in this offering, we do not anticipate that we will call this note in the foreseeable future. Although the Company has been amortizing this loan assuming its cancellation as of January 3, 2003, the entire balance plus accrued interest remains outstanding.

     This loan is being accounted for by us as compensation expense over its term. We currently anticipate that this loan will be cancelled in 2003.

     TEMPORARY SALARY WAIVER

     Mr. Latorella elected to reduce his annual salary to $50,000 in September 2000. On June 17, 2002, the Board of Directors voted to return Mr. Latorella's salary prospectively to its pre-reduction level of $150,000 per annum.

     INCENTIVE STOCK OPTION

     Mr. Latorella was granted a fully vested incentive stock option to purchase 190,000 shares of Class A Voting Common Stock on November 16, 1999, with an exercise price of $0.22 per share in consideration for services rendered. This option expires on November 16, 2004.

     USE OF COMPANY CARS.

     Mr. Latorella and his family are allowed use of two company cars, the value of which is approximately $1,100 per month to Mr. Latorella.

ROBERT A. GODDARD

     Mr. Goddard is our Chief Financial Officer.

     INCENTIVE LOAN

     On January 3, 2000, the Board of Directors approved, and we made, a term loan to Mr. Goddard for $125,000, which we refer to as Mr. Goddard's "Incentive Loan." This Incentive Loan was intended to provide a bonus to Mr. Goddard for services rendered in conjunction with the development and launch of the LocatePLUS(TM) product and to deter Mr. Goddard from terminating his employment with us. In the event of a change of control of LocatePLUS Holdings Corporation (E.G., a sale of all or substantially all of our assets or a transaction or series of transactions in which more than 50% of our voting equity is sold or otherwise transferred) or in the event that, as of January 3, 2003, Mr. Goddard is:

     o   still employed by us; or

     o   an independent contractor for us; or

     o   a member of our Board of Directors,

then the obligations and debt evidenced by the notes shall be immediately and without further action by either party be canceled. In the event that the note is canceled pursuant to the above clauses, we will make a tax equalization payment to Mr. Goddard.

     The loan was evidenced by a promissory note, pursuant to which interest on the loan is computed at an annual rate equal to the 90-day Treasury Bill Rate. The principal and accrued interest on this note are due and payable in one lump sum on January 3, 2010, unless we have inadequate funds to satisfy our obligations as they generally become due, in which case the principal and accrued interest will be immediately due and payable. Based on our current financial condition, and assuming the minimum number of Units are sold in this offering, we do not anticipate that we will call this note in the foreseeable future. Although the Company has been amortizing this loan assuming its cancellation as of January 3, 2003, the entire balance plus accrued interest remains outstanding.

     This loan is being accounted for by us as compensation expense over its term.

     INCENTIVE STOCK OPTION

     Mr. Goddard was issued an option to purchase 1,000,000 shares of Class A Voting Common Stock on November 16, 1999, with an exercise price of $0.20 per share in conjunction with our retention of him. This option is fully vested, and it expires on November 16, 2009.

THOMAS GARLOCK

     Mr. Garlock is a member of our Board of Directors.

     CASH PAYMENTS FOR SERVICES RENDERED

     We paid Mr. Garlock $228,992 in 2001, $223,795 in 2000 and $178,395 in 1999
for strategic consulting and investor relations services (including acting as our transfer agent). We have no formal agreement with Mr. Garlock with respect to Mr. Garlock's services.

     EQUITY COMPENSATION FOR SERVICES RENDERED

     Mr. Garlock was also issued options under our equity compensation plan to purchase an aggregate of 874,179 shares of Class A Voting Stock (with an exercise price of $0.20), of which options to purchase 836,112 were granted in November 1999, and options to purchase 38,067 were granted in June 2001, in consideration for his service as a member of our Board of Directors and for shareholder relations services.

     In consideration for strategic advisory and shareholder relations services rendered for us, we also issued warrants to purchase 324,581 shares of our Class B Non-voting Common Stock to Mr. Garlock on December 31, 2001. These ten-year warrants have an exercise price of $0.15 per share.

     NON-EMPLOYEE DIRECTORS STOCK OPTION POLICY

     On February 1, 2002, Mr. Garlock was issued an option to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.15 per share pursuant to our Non-employee Directors Stock Option Policy.

JOHN HOULIHAN

     Mr. Houlihan is a member of our Board of Directors.

     DEBT FINANCING OF LOCATEPLUS HOLDINGS CORPORATION

     On March 7, 2001, we borrowed $15,000 from Mr. Houlihan pursuant to a promissory note providing for an interest rate of 12% per annum. The interest on this loan was paid on April 26, 2001. On that date, the principal on this loan was exchanged for 150,000 shares of Class B Non-voting Common Stock.

     In conjunction with this note, we also issued to Mr. Houlihan a warrant to purchase shares of our capital stock. This warrant currently permits Mr. Houlihan to purchase 75,000 shares of our Class A Voting Common Stock for $0.20 per share.

     NON-EMPLOYEE DIRECTORS STOCK OPTION POLICY

     On February 1, 2002, Mr. Houlihan was issued an option to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.15 per share pursuant to our Non-employee Directors Stock Option Policy.

GREGORY LINDAE

     Mr. Gregory Lindae was a member of our Board of Directors until he resigned on April 12, 2001. Mr. Lindae and his wholly-owned corporation, Castlerock Ventures, provided a variety of public relations and investment banking services for us, and worked with our sales force in connection with the launch of our LocatePLUS(TM)product in California.

     CASH PAYMENTS FOR SERVICES RENDERED

     In 1999, Mr. Lindae was paid $4,310 and Castlerock Ventures was paid $39,300. We had no formal agreement with respect to the payment of these amounts. In 2000, we employed Mr. Lindae, and he was paid $85,000 for his services. Mr. Lindae ceased his services as an employee in early 2001.

     EQUITY COMPENSATION FOR SERVICES RENDERED

     On November 11, 1999, we issued a non-qualified stock option to purchase 445,736 shares of our Class A Voting Common Stock under our equity compensation plan to Mr. Lindae for services as a member of our Board of Directors. This option had an exercise price of $0.20 per share.

     In June 2001, we granted options to Mr. Lindae to purchase 119,104 shares of our Class A Voting Common Stock for $0.20 per share for strategic advisory, investment banking and public relations services rendered by Mr. Lindae.

     On January 31, 2002, we issued a ten-year warrant to Mr. Lindae to purchase 1,177,680 shares of our Class B Non-voting Common Stock for $0.15 per share for strategic advisory, investment banking and public relations services rendered by him.

     DEBT FINANCING OF LOCATEPLUS HOLDINGS CORPORATION

     In January 2001, in exchange for a loan from Mr. Lindae in the amount of $200,000, we issued a convertible secured promissory note to him. The interest rate on this note was 18% per annum for the first thirty days, and changed to 25% per annum, compounded quarterly. On September 10, 2001, this note and its associated accrued interest was exchanged for 2,999,600 shares of Class B Non-voting Common Stock. In connection with this loan, we also issued to Mr. Lindae a ten-year warrant, which, as modified by our agreement with Mr. Lindae, allows him to purchase 500,000 shares of our Class B Non-voting Common Stock at $0.10 per share.


GERARD SCALLEY

     Mr. Scalley is a member of our Board of Directors.

     NON-EMPLOYEE DIRECTORS STOCK OPTION POLICY

     On August 27, 2002, Mr. Scalley was issued a warrant to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.22 per share pursuant to our Non-employee Directors Stock Option Policy.

DR. RICHARD B. YULES

     Dr. Yules is a member of our Board of Directors.

     NON-EMPLOYEE DIRECTORS STOCK OPTION POLICY

     On August 27, 2002, Dr. Yules was issued a warrant to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.22 per share pursuant to our Non-employee Directors Stock Option Policy.


                                      * * *

                             PRINCIPAL STOCKHOLDERS


     As of June 30, 2002, we had 53,108,580 shares of Class A Voting Common Stock and 56,640,726 shares of Class B Non-voting Common Stock issued and outstanding.

     The table on the following page sets forth certain information known to us with respect to the beneficial ownership of our Class A Voting Common Stock and Class B Non-voting Common Stock on June 30, 2002, and on a PRO FORMA basis, by:


     o   each of our directors;

     o   each of our executive officers;

     o each person known to us to beneficially own more than 5% of either class of our common stock; and o all of our directors and executive officers as a group.

     The PRO FORMA post-offering presentation assumes that:

     o   the maximum number of Units are sold in this offering;

     o all Class A Redeemable Warrants issued as part of the Units are exercised (resulting in the issuance of 12,000,000 shares of our Class A Voting Common Stock); and

     o the conversion of certain mandatorily convertible debt upon the consummation of this offering into shares of Class A Voting Common Stock.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock underlying options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the effective date of the offering are deemed outstanding, while such shares are not deemed outstanding for computing percentage ownership of any other person.

     For the purpose of this table, "Class A Stock" refers to our Class A Voting Common Stock and "Class B Stock" refers to our Class B Non-voting Common Stock. To our knowledge, except as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

     Each of our directors and executive officers can be contacted at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915.

                                    CLASS A VOTING COMMON STOCK                  CLASS B NON-VOTING COMMON STOCK
                            --------------------------------------------- -----------------------------------------------
                                                 PERCENTAGE OF SHARES                            PERCENTAGE OF SHARES
                                                  BENEFICIALLY OWNED                              BENEFICIALLY OWNED
                               NUMBER OF
                                 SHARES                      PRO FORMA     NUMBER OF SHARES                 PRO FORMA
                              BENEFICIALLY       BEFORE         POST         BENEFICIALLY       BEFORE         POST
BENEFICIAL OWNER                 OWNED          OFFERING      OFFERING          OWNED          OFFERING      OFFERING
----------------                 -----          --------      --------          -----          --------      --------
DIRECTORS

   JON R. LATORELLA           27,690,500(1)       52.0%        41.4%               -                *            *
   SONIA P. BEJJANI           2,000,000(2)        3.6%          2.9%               -                *            *
   THOMAS GARLOCK             1,577,838(3)        2.9%          2.3%          359,581(4)            *            *
   JOHN P. HOULIHAN            550,000(5)         1.0%          1.0%        2,360,000(6)          4.2%         3.4%
   GERARD SCALLEY                   -               *            *                 -(7)             *            *
   RICHARD B. YULES                 -               *            *                 -(7)             *            *

OFFICERS

   ROBERT A. GODDARD          1,000,000(8)        1.9%          1.5%               -                *            *

5% STOCKHOLDERS

   GREGORY LINDAE              700,000(9)         1.3%          1.0%         6,300,000(10)        10.8%         9.0%
   P.O. Box 9062
   Truckee, CA 96162

All directors and            32,818,338(11)       57.2%        46.3%         2,719,581(12)        4.7%          4.0%
executive officers
as a group (7 persons)

---------------------------

* Less than one percent of outstanding shares.

(1) Includes 190,000 shares issuable upon exercise of a fully vested stock option, with an exercise price of $0.22 per share.
(2) Consists of the vested portion (2,000,000 shares) of an option to purchase 2,500,000 shares with an exercise price of $0.20 per share. The balance of that option will vest on January 3, 2003, assuming Ms. Bejjani is still employed by us on that date.
(3) Includes (I) 433,476 shares held by the Kenai River Trust, over which Mr. Garlock has voting and dispositional authority; and (ii) includes 1,034,720 shares issuable upon exercise of fully vested stock options, with a weighted average exercise price of $0.20 per share.
(4) Consists of (I) 324,581 shares issuable upon exercise of immediately exercisable warrants with an exercise price of $0.15 per share and (II) options to purchase 35,000 shares with an exercise price of $0.15 per share pursuant to a warrant granted on under our Non-employee Directors Stock Option Policy.
(5) Includes 75,000 shares held by the Houlihan Trust, over which Mr. Houlihan has voting and dispositional authority. Also includes 75,000 shares of issuable upon exercise of certain immediately exercisable warrants with an exercise price of $0.20 per share.
(6) Includes (I) 425,000 shares held by the Houlihan Trust, over which Mr. Houlihan has voting and dispositional authority; (II) 66,667 shares held by Failte Investments, over which Mr. Houlihan has voting and dispositional authority; and (III) warrants to purchase 35,000 shares with an exercise price of $0.15 per share granted under our Non-employee Directors Stock Option Policy.

(7) Does not include 35,000 shares issuable upon the exercise of warrants with an exercise price of $0.22 per share. The warrants were issued on August 27, 2002 pursuant to our Non-employee Directors Stock Option Policy.
(8) Includes 1,000,000 shares issuable upon exercise of a fully vested stock option with an exercise price of $0.20 per share.
(9) Includes 564,840 shares issuable upon the exercise of fully vested options with an exercise price of $0.20 per share.
(10) Includes (I) 500,000 shares issuable upon the exercise of immediately exercisable warrants with an exercise price of $0.10 per share, and (II) 1,177,680 shares issuable upon the exercise of immediately exercisable warrants with an exercise price of $0.15 per share.
(11) Includes 4,299,720 shares issuable upon the exercise of convertible securities.
(12) Includes 394,581 shares issuable upon the exercise of warrants.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital of LocatePLUS Holdings Corporation consists of:

     o   150,000,000 shares of Class A Voting Common Stock; and

     o   250,000,000 shares of Class B Non-voting Common Stock.

The following description of our capital stock does not purport to be complete and is governed by and qualified by our Second Amended and Restated Certificate of Incorporation (which we refer to as our "Charter") and By-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

UNITS

     Each Unit consists of one share of Class B Non-voting Common Stock (described below) and one Class A Redeemable Warrant to purchase a share of our Class A Voting Common Stock (also described below). The Class B Non-voting Common Stock and Class A Redeemable Warrants will trade only as a Unit for 30 days following this offering (unless a Class A Redeemable Warrant is exercised, in which case the underlying Class B Non-voting Common Stock and Class A Voting Common Stock so purchased will trade separately upon exercise).

COMMON STOCK


     As of June 30, 2002, there were 53,108,580 shares of Class A Voting Common Stock and 56,640,726 shares of Class B Non-Voting Common Stock issued and outstanding.


     The holders of both classes of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of both classes of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Neither class of our common stock has any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to either class of our common stock.

     CLASS A VOTING COMMON STOCK

     Shares of Class A Voting Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. Holders of Class A Voting Common Stock do not have cumulative voting rights, and, therefore, the holder of a majority of the shares of Class A Voting Common Stock (currently, Mr. Latorella) may elect all of our directors standing for election.

     CLASS B NON-VOTING COMMON STOCK

     Shares of Class B Non-voting Common Stock have no voting rights, but are otherwise identical to shares of Class A Voting Common Stock.

CLASS A REDEEMABLE WARRANTS

     GENERAL

     Each Class A Redeemable Warrant entitles the holder to purchase one share of our Class A Voting Common Stock for $0.50 per share. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Class A Redeemable Warrant certificate and as summarized below. Our Class A Redeemable Warrants may be exercised at any time after the consummation of this offering and ending on the three year anniversary of the issuance of the warrant, which is its expiration date. Those of our Class A Redeemable Warrants which have not previously been exercised will expire on the expiration date. A Class A Redeemable Warrant holder will not be deemed to be a holder of the underlying shares of our Class A Voting Common Stock for any purpose until the Class A Redeemable Warrant has been properly exercised.

     EXERCISE

     A Class A Redeemable Warrant holder may exercise our Class A Redeemable Warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of Class A Voting Common Stock underlying our Class A Redeemable Warrants are qualified for sale under the securities laws of the state in which the holder resides. We will use commercially reasonable efforts to maintain the registration of the Class A Voting Common Stock underlying the warrants until the expiration date of the Class A Redeemable Warrants and to qualify for sale the shares of Class A Voting Common Stock in each U.S. jurisdiction in which our Class A Redeemable Warrant holders reside, although we can give no guarantee that such registration will be permitted under applicable state law.

     Our Class A Redeemable Warrants may be exercised by delivering to our Transfer Agent the applicable Class A Redeemable Warrant certificate on or prior to the expiration date, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of Class A Redeemable Warrants being exercised plus payment of any taxes required by the holder's jurisdiction. Fractional shares of Class A Voting Common Stock will not be issued upon exercise of our Class A Redeemable Warrants.

     ADJUSTMENTS OF EXERCISE PRICE

     If we effect any stock split or stock combination with respect to our Class A Voting Common Stock, the exercise price in effect immediately prior to such stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Class A Redeemable Warrant.

     REDEMPTION

     We may repurchase the Class A Redeemable Warrants for $0.001 per warrant upon 30 days' notice to the holders of the Class A Redeemable Warrants in the event that the closing bid on the Over the Counter Bulletin Board for our Class A Voting Stock is at or above $1.25 per share for five consecutive days.

CONVERTIBLE NOTES WITH DETACHABLE RESTRICTED WARRANTS

     From September 2000 to January 2001, we sold $312,000 in convertible notes and restricted warrants in a private placement. We refer to these securities as our "Bridge Notes and Warrants". These Bridge Notes bear interest at 14% per annum and will be due and payable on September 25, 2005, unless converted into shares of our Class A Voting Common Stock prior to that date (as described below). The Bridge Warrants are detachable from the Bridge Notes, and permit the holders to purchase an aggregate of 156,000 shares of our Class A Voting Common Stock under limited conditions (described below).

     Under the terms of these Bridge Notes, the principal and interest of each promissory note will automatically convert into shares of our Class A Voting Common Stock at the rate of $0.24 per share upon the consummation of this offering (which is 80% of the fair market value of our Class A Voting Common Stock as of the date of conversion of the Bridge Notes, as determined by our Board of Directors with reference to this offering). Each Bridge Warrant will become exercisable for a 20-day period beginning on the effective date of conversion of the Bridge Notes (I.E., the consummation of this offering); thereafter, the Bridge Warrants will expire by their terms. The exercise price of the Bridge Warrants will be $0.24 per share, although the Bridge Warrants include "net issuance" provisions permitting a holder to exchange a portion of the warrant for shares of Class A Voting Common Stock in lieu of payment of the warrant's cash exercise price.

RESTRICTED WARRANTS

     We have issued restricted warrants to purchase an aggregate of 869,239 shares of our Class A Voting Common Stock, for which the weighted average exercise price of these warrants is $0.41 per share. We have also issued restricted warrants to purchase an aggregate of 3,772,455 shares of our Class B Non-voting Common Stock, for which the weighted average exercise price of these warrants is $0.14 per share. These restricted warrants include "net issuance" provisions, permitting a holder to exchange a portion of the warrants for shares of the underlying security in lieu of payment of a cash exercise price.

CONVERTIBLE NOTE

     In consideration for a $10,000 loan made to us on March 9, 2001, we issued a convertible promissory note. This convertible promissory note bears interest at the rate of 12% per annum. This note is convertible into 44,444 shares of our Class A Voting Common Stock at the election of the holder. The note originally matured on September 9, 2001. On July 22, 2002, the holder of the note agreed with us to convert the note into a demand note providing for quarterly payments of interest on the note until the principal of the note is repaid or converted.

LIMITATIONS ON DIRECTORS' LIABILITIES AND INDEMNIFICATION

     Our Charter provides that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

     o for any breach of the director's duty of loyalty to the corporation or its stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or

     o for any transaction from which the director derived an improper personal benefit.

     Our Charter also provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of members of our Board of Directors will be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Our Charter and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Charter and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Charter, By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

     We have also secured directors' and officers' liability insurance on behalf of our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Charter and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

                              PLAN OF DISTRIBUTION

     We are registering 12,000,000 Units for sale through our underwriter on a minimum/maximum "best efforts" basis at an offering price of $0.30 per Unit.


     Subscriptions for our Units will be deposited into escrow with American Pacific Bank through our transfer agent, Transfer Online, Inc. All subscriptions amounts paid by check shall be made payable to "American Pacific Bank as Escrow Agent" and all broker-dealers engaged in the sale of the Units will transmit such checks directly to the Escrow Agent by noon of the business day following receipt of such check. All subscription amounts paid by wire transfer shall be made directly to the LocatePLUS Holdings Corporation Escrow Account maintained by American Pacific Bank pursuant to wire transfer instructions available from participating broker-dealers. All proceeds will be held in this escrow until a minimum of $1,800,000 (6,000,000 Units) of subscriptions have been received. In the event that we do not receive a minimum of $1,800,000 in subscriptions by October 11, 2002, subscribed funds will be promptly released to subscribers without interest or deduction. All purchases and sales of our Units will be conducted through a subscription agreement.

     In the event that a minimum of $1,800,000 in acceptable subscriptions is received by American Pacific Bank by October 11, 2002, then we will close on those funds promptly in one or more closings, and issue the Units purchased.

     None of our officers or directors or any holder of 10% or greater of either class of our common stock is permitted to purchase Units in this offering.


     Our underwriter has informed us that all sales of Units will be conducted through a subscription agreement. Our underwriter reserves the right to reject any subscription, in whole or in part. In the event that our offering is oversubscribed, we anticipate that our underwriter will accept subscriptions based upon the date in which funds are received by our transfer agent.

     In consideration for our underwriters' services, our underwriter will receive an underwriting commission of 7%, or $0.021 per Unit sold by them. In the event that our underwriter does not sell the minimum number of Units required by this offering, our underwriter will receive no commission or remuneration from us, other than certain allocated expenses, totaling less than $3,000 which we have advanced to them. Our underwriter will receive no commission for purchases by any of our employees.

     In February 2002, our underwriter, Oftring & Company, Inc. and related persons acquired five year options to purchase up to 900,000 shares of our Class B Non-voting Common Stock with an exercise price of $0.30 in connection with a private placement financing arranged for us by Oftring. The options are restricted from sale, transfer or hypothecation for a period of one year from the effective date of the offering except to officers or partners (not directors) of Oftring & Company, Inc. and members of the selling group or their officers or partners.

     Under the terms of our underwriting agreement, we will indemnify our underwriter for any losses or expenses it incurs as a result of any actual or alleged misstatement, error or omission in the registration statement to which this prospectus is a part. Our underwriter will indemnify us for any losses or expenses we incur as a result of any actions or omissions by the underwriter in violation of the securities laws or as a result of any actual or alleged misstatement or error resulting from information provided to us by the underwriter.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon the completion of this offering and assuming the full subscription of this offering, we will have Units consisting of 12,000,000 shares of Class B Non-voting Common Stock and warrants to purchase 12,000,000 shares of our Class A Voting Common Stock registered under the Securities Act of 1933. Promptly after the completion of this offering, we intend to register 56,640,726 shares of Class B Non-voting Common Stock and up to 28,218,130 shares of Class A Voting Common Stock, all of which are currently issued and outstanding shares owned by our stockholders.


     On July 5, 2002, we filed a registration statement with the Securities and Exchange Commission (Registration No. 333-92026) covering 2,725,078 shares of Class A Voting Common Stock (including 1,674,268 shares underlying convertible securities which will convert into shares of Class A Voting Common Stock upon the consummation of this offering, assuming this offering is consummated by September 30, 2002), and 60,413,818 shares of Class B Non-voting Common Stock (including shares underlying warrants to purchase 3,772,455 shares of Class B Non-voting Common Stock). A copy of that second registration statement will be made available upon request to us, without cost, to subscribers or potential subscribers. We anticipate that we will seek effectiveness of that registration statement no earlier than 10 days following the consummation of this offering. We also anticipate that we will register 15,000,000 shares of Class A Voting Common Stock issued or issuable under our equity compensation plan through a registration on the Security and Exchange Commission's Form S-8.

     Upon the conclusion of the public offering and assuming that the maximum number of Units is sold in the offering, we will have 54,782,848 shares of Class A Voting Common Stock issued and outstanding (including shares issued in connection with the mandatory conversion of certain convertible promissory notes and accrued interest into 1,674,268 shares of Class A Voting Common Stock upon the consummation of this offering, assuming this offering is consummated on September 30, 2002. This assumes no exercise or conversion of warrants to purchase up to 13,025,239 shares, no exercise of options to purchase up to 14,995,000 shares subject to purchase pursuant to our equity compensation plan, and no conversion of a convertible promissory note to purchase 44,444 shares. We will also have outstanding upon the completion of the public offering, assuming that the maximum number of Units is sold, 68,640,726 shares of Class B Non-voting Common Stock (assuming no exercise or conversion of warrants and options to purchase 3,772,455 shares of Class B Non-voting Common Stock).



     Of the Class A Voting Common Stock and Class B Non-voting Common Stock, all of the issued and outstanding shares will be freely tradable (either as a result of the Securities Exchange Commission's Rule 144(k) or due to our registration of such securities), except to the extent that such securities are held by "affiliates," as defined by the SEC. As of the date of this prospectus, our affiliates hold 28,518,618 shares of Class A Voting Common Stock and 2,325,000 shares of our Class B Non-voting Common Stock.

     In general, under Rule 144, as currently in effect, after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who is deemed to be our affiliate, will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

     o 1% of the number of shares of such class of common stock then outstanding, which will equal approximately 547,639 shares (in the case of Class A Voting Common Stock) and 686,407 shares (in the case of Class B Non-voting Common Stock, assuming the minimum number of Units are sold in this offering) immediately after the offering; or

     o the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144(k), however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the company will be free to sell "restricted securities" (E.G., shares issued in a private placement) which have been held for at least two years without regard to the limitations described above.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our securities is Transfer Online, Inc. Transfer Online's address is 227 SW Pine Street, Suite 300, Portland, Oregon 97204.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart LLP.

                                     EXPERTS

     The financial statements as of December 31, 2000 and 2001 and for each of the years in the period ended December 31, 2001 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of Common Stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and the Units, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

     Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is WWW.SEC.GOV.

                         LOCATEPLUS HOLDINGS CORPORATION

                          INDEX TO FINANCIAL STATEMENTS



                                                                           Page
                                                                           ----

Report of Independent Accountants                                           F-2

Consolidated Balance Sheets as of December 31, 2000 and 2001, and
June 30, 2002 (unaudited)                                                   F-3

Consolidated Statements of Operations for the years ended                   F-4
December 31, 2000 and 2001, and for the three and six months ended
June 30, 2001 (unaudited) and 2002 (unaudited)

Consolidated Statements of Stockholders' Equity (Deficit) for the           F-5
years ended December 31, 2000 and 2001, and for the six months ended June 30, 2002 (unaudited)

Consolidated Statements of Cash Flows for the years ended                   F-6
December 31, 2000 and 2001, and for the six months ended
June 30, 2001 (unaudited) and 2002 (unaudited)

Notes to Consolidated Financial Statements                                  F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Board of Directors of LocatePLUS Holdings Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of LocatePLUS Holdings Corporation and its subsidiaries at December 31, 2000 and 2001 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company's losses from operations and limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Pricewaterhouse Coopers LLP

Boston, Massachusetts
February 13, 2002

                         LOCATEPLUS HOLDINGS CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                                                                      PRO FORMA
                                                                                                                      (NOTE 2)
                                                                           DECEMBER 31,               JUNE 30,         JUNE 30,
                                                                      2000             2001             2002             2002
                                                                      ----             ----             ----             ----
                                                                                                     (UNAUDITED)      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                       $       --       $    915,864     $    733,810     $    733,810
  Short term investments                                                  --               --          1,000,000        1,000,000
  Accounts receivable, less allowance for doubtful accounts of
   $34,740 and $8,900 at December 31, 2000 and 2001
   respectively and $31,480 at June 30, 2002                            91,159          153,590          165,585          165,585
  Prepaid expenses and other current assets                             82,923          194,847          553,798          553,798
  Note receivable                                                         --          1,000,000          238,497          238,497
                                                                  ------------     ------------     ------------     ------------
      Total current assets                                             174,082        2,264,301        2,691,690        2,691,690


Property and equipment, net                                          1,543,253        1,414,938        1,375,224        1,375,224
Security deposits                                                      132,389          148,236           97,998           97,998
Notes receivable - related parties, net                                276,389          143,056           76,389           76,389
                                                                  ------------     ------------     ------------     ------------
      Total assets                                                $  2,126,113     $  3,970,531     $  4,241,301     $  4,241,301
                                                                  ============     ============     ============     ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Cash overdraft                                                  $     16,395     $       --
  Accounts payable                                                   1,226,582        1,061,336        1,047,572        1,047,572
  Accrued expenses                                                     326,075          467,392          324,528          324,528
  Deferred revenue                                                     319,193          270,004          222,031          222,031
  Current portion of capital lease obligation                          169,826          139,250          147,832          147,832
  Notes Payable                                                           --               --            750,000          750,000
  Convertible debt                                                        --             10,000           10,000           10,000
                                                                  ------------     ------------     ------------     ------------


      Total current liabilities                                      2,058,071        1,947,982        2,501,963        2,501,963

Capital lease obligations, net of current portion                      182,937          172,619          149,380          149,380
Notes Payable                                                             --               --            190,000          190,000
Mandatorily convertible debt                                           310,975          362,838          388,235             --
                                                                  ------------     ------------     ------------     ------------
      Total liabilities                                              2,551,983        2,483,434        3,229,578        2,841,343
                                                                  ------------     ------------     ------------     ------------

Stockholders' equity (deficit) :
  Class A common stock, $0.01 par value; 150,000,000 shares
   authorized; 53,108,580 shares issued and outstanding at
   December 31 and March 31, 2000 and 2001, and 54,673,318
   issued and outstanding pro forma                                    531,086          531,086          531,086          547,262
  Class B common stock, $0.01 par value, 250,000,000 shares
   authorized; 48,527,054 shares issued and outstanding at
   December 31, 2001, 56,640,726 issued and outstanding March
   31, 2002 and pro forma                                                 --            485,270          566,407          566,407
  Additional paid-in capital                                         8,846,452       14,213,637       15,321,073       15,790,191
  Warrants                                                             126,732          547,994          784,171          784,171
  Common stock subscriptions receivable                                   --             (4,500)            --               --
  Accumulated deficit                                               (9,930,140)     (14,286,395)     (16,191,014)     (16,288,073)
                                                                  ------------     ------------     ------------     ------------
      Total stockholders' equity (deficit)                            (425,870)       1,487,092        1,011,723        1,399,958
                                                                  ------------     ------------     ------------     ------------
      Total liabilities and stockholders' equity (deficit)        $  2,126,113     $  3,970,531     $  4,241,301     $  4,241,301
                                                                  ============     ============     ============     ============

The accompanying notes are an integral part of these consolidated financial statements.

                           LOCATEPLUS HOLDINGS COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                          FOR THE SIX MONTHS
                                      FOR THE YEAR ENDED            FOR THE THREE MONTHS ENDED                  ENDED
                                          DECEMBER 31,                        JUNE 30,                          JUNE 30,
                                     2000             2001             2001             2002             2001             2002
                                     ----             ----             ----             ----             ----             ----
                                                                    (UNAUDITED)      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
Revenues
   Information Sales - CD Rom    $     490,480    $     268,701    $      27,626    $      82,531    $     118,182    $     149,025
   Information Sales - Online           98,632          752,109          188,866          315,516          317,875          597,177
   Engineering Services                   --            388,187          388,187             --            388,187             --
                                 -------------    -------------    -------------    -------------    -------------    -------------

   Total revenues                      589,112        1,408,997          604,679          398,047          824,244          746,202
                                 -------------    -------------    -------------    -------------    -------------    -------------

Costs and expenses:
   Costs of revenues
      CD Rom                           169,782           96,561           21,314           21,014           44,185           47,187
      Online                         1,293,297          986,240          213,023          218,107          449,300          409,090
      Engineering                         --             49,347           49,347             --             49,347             --
   Selling and marketing             1,010,621          799,486          185,360          231,925          373,640          506,905
   General and administrative        3,439,251        3,317,128          925,053          759,321        1,460,219        1,662,902
                                 -------------    -------------    -------------    -------------    -------------    -------------

      Total operating expenses       5,912,951        5,248,762        1,394,097        1,230,367        2,376,691        2,626,084
                                 -------------    -------------    -------------    -------------    -------------    -------------

Operating loss                      (5,323,839)      (3,839,765)        (789,418)        (832,320)      (1,552,447)      (1,879,882)

Other income (expense):
   Interest income                      19,605           67,768           11,504           13,525           11,510           29,951
   Interest expense                    (43,110)        (590,970)        (156,386)         (39,900)        (477,776)         (74,644)
   Loss on investment                 (500,000)            --
   Other income                         13,902            6,712            1,808           15,408            3,686           19,956
                                 -------------    -------------    -------------    -------------    -------------    -------------

Net loss                         $  (5,833,442)   $  (4,356,255)   $    (932,492)   $    (843,287)   $  (2,015,027)   $  (1,904,619)
                                 =============    =============    =============    =============    =============    =============


Basic and diluted net loss per
share                            $       (0.11)   $       (0.04)   $       (0.01)   $       (0.01)   $       (0.02)   $       (0.02)

Shares used in computing basic
and diluted net loss per share      51,916,934       99,613,673       82,612,094      109,749,305       82,085,835      108,123,666

The accompanying notes are an integral part of these consolidated financial statements.

                           LOCATEPLUS HOLDINGS COMPANY
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                             CLASS A                          CLASS B                 ADDITIONAL
                                                          COMMON STOCK                     COMMON STOCK                 PAID-IN
                                                    SHARES           AMOUNT           SHARES           AMOUNT           CAPITAL
                                                 ------------     ------------     ------------     ------------     ------------
Balance at December 31, 1999                       49,681,080     $    496,811             --               --       $  5,669,855

Payment of stock subscription receivable                 --               --               --               --               --

Issuance of common stock at $1.00 per share,
  net of issuance costs of $212,628                 3,422,500           34,225             --               --          3,175,647

Issuance of common stock upon exercise of
  stock options at $0.20 per share                      5,000               50             --               --                950

Issuance of warrants to purchase common
  stock in exchange for services                         --               --               --               --               --

Net loss                                                 --               --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------

Balance at December 31, 2000                       53,108,580          531,086             --               --          8,846,452

Issuance of detachable warrants to
  purchase common stock in conjunction
  with convertible debt                                  --               --               --               --               --

Issuance of options and warrants to
  purchase common stock in  exchange
  for services                                           --               --               --               --            101,488

Beneficial conversion feature on
  convertible debt                                       --               --               --               --            293,912

Issuance of common stock at $0.10 per
  share, net of issuance costs of $1,750                 --               --         30,209,121     $    302,091        2,717,071

Issuance of common stock in exchange
  for services                                           --               --             75,000              750            6,750

Issuance of common stock at $0.15 per
  share, net of issuance costs of $22,625                --               --         12,307,836          123,078        1,700,472

Issuance of warrants to purchase common
  stock in exchange for services                         --               --               --               --               --

Exchange of convertible notes payable to
  related party plus accrued interest at
  $0.075 per share                                       --               --          2,996,000           29,960          269,640

Exchange of convertible notes payable plus
  accrued interest at $0.10 per share                    --               --          2,672,430           26,724          240,519

Exchange of convertible notes payable plus
  accrued interest at $0.15 per share                    --               --            266,667            2,667           37,333

Net loss                                                 --               --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------
Balance at December 31, 2001                       53,108,580          531,086       48,527,054          485,270       14,213,637

Payment of stock subscription receivable                 --               --               --               --               --

Issuance of common stock at $0.15 per
  share, net of issuance costs of $28,478                --               --          8,113,672           81,137        1,107,436

Issuance of options to purchase common
  stock in exchange for services                         --               --               --               --               --

Net loss six months ended June 30, 2002                  --               --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------
Balance at June 30, 2002 (unaudited)               53,108,580     $    531,086       56,640,726     $    566,407     $ 15,321,073
                                                 ============     ============     ============     ============     ============

                           LOCATEPLUS HOLDINGS COMPANY
      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)(continued)

                                                                  COMMON STOCK                          TOTAL
                                                                  SUBSCRIPTIONS     ACCUMULATED       STOCKHOLDERS'
                                                   WARRANTS        RECEIVABLE         DEFICIT       EQUITY (DEFICIT)
                                                 ------------     ------------      ------------      ------------
Balance at December 31, 1999                             --       $   (679,001)     $ (4,096,698)     $  1,390,967

Payment of stock subscription receivable                 --            679,001              --             679,001

Issuance of common stock at $1.00 per share,
  net of issuance costs of $212,628                      --               --                --           3,209,872

Issuance of common stock upon exercise of
  stock options at $0.20 per share                       --               --                --               1,000

Issuance of warrants to purchase common
  stock in exchange for services                 $    126,732             --                --             126,732

Net loss                                                 --               --          (5,833,442)       (5,833,442)
                                                 ------------     ------------      ------------      ------------
Balance at December 31, 2000                          126,732             --          (9,930,140)         (425,870)

Issuance of detachable warrants to
  purchase common stock in conjunction
  with convertible debt                               126,541             --                --             126,541

Issuance of options and warrants to
  purchase common stock in  exchange
  for services                                           --               --                --             101,488

Beneficial conversion feature on
  convertible debt                                       --               --                --             293,912

Issuance of common stock at $0.10 per
  share, net of issuance costs of $1,750                 --             (4,500)             --           3,014,662

Issuance of common stock in exchange
  for services                                           --               --                --               7,500

Issuance of common stock at $0.15 per
  share, net of issuance costs of $22,558                --               --                --           1,823,550

Issuance of warrants to purchase common
  stock in exchange for services                      294,721             --                --             294,721

Exchange of convertible notes payable to
  related party plus accrued interest at
  $0.075 per share                                       --               --                --             299,600

Exchange of convertible notes payable plus
  accrued interest at $0.10 per share                    --               --                --             267,243

Exchange of convertible notes payable plus
  accrued interest at $0.15 per share                    --               --                --              40,000

Net loss                                                 --               --          (4,356,255)       (4,356,255)
                                                 ------------     ------------      ------------      ------------
Balance at December 31, 2001                          547,994           (4,500)      (14,286,395)        1,487,092

Payment of stock subscription receivable                 --              4,500              --               4,500

Issuance of common stock at $0.15 per
  share, net of issuance costs of $22,558                --               --                --           1,188,573

Issuance of options to purchase common
  stock in exchange for services                      236,177             --                --             236,177

Net loss three months ended June 30, 2002                --               --          (1,904,619)       (1,904,619)
                                                 ------------     ------------      ------------      ------------
Balance at June 30, 2002 (unaudited)             $    732,507             --        $(16,191,014)     $  1,011,723
                                                 ============     ============      ============      ============

          The accompanying notes are an integral part of these consolidated financial statements.

                           LOCATEPLUS HOLDINGS COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             FOR THE YEARS ENDED         FOR THE SIX MONTHS ENDED
                                                                                  DECEMBER 31,                   JUNE 30,
                                                                              2000           2001           2001           2002
                                                                              ----           ----           ----           ----
                                                                                                         (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                             $(5,833,442)   $(4,356,255)   $(2,015,027)   $(1,904,619)
     Adjustments to reconcile net loss to net cash used in operating activities:

        Depreciation and amortization of property and equipment               318,797        421,542        204,256        238,291


        Provision for doubtful accounts                                        41,587           --           14,345         22,954
        Interest on convertible debt converted into common stock                 --           26,943           --             --
        Interest expense related to warrants issued with convertible debt        --          126,541         36,922           --
        Interest expense related to beneficial conversion features               --          293,912        293,912           --
        Interest expense recorded on mandatorily convertible debt               4,975         45,863         27,100         25,397
        Loss on disposal of property and equipment                              6,610          4,940           --             --
        Amortization of notes receivable from related parties                 123,611        133,333         66,667         66,667
        Expense recorded upon exchange of convertible notes payable to a
        related party                                                            --           74,900           --             --
        Expense recorded for fair value of common stock issued for
        services                                                                 --            7,500           --             --
        Expense recorded for fair value of options and warrants issued
        for services                                                          126,732        396,209         49,661        236,177

        Loss on investment                                                    500,000           --             --             --
        Changes in assets and liabilities:

           Accounts receivable                                                (34,052)       (62,431)      (129,777)       (34,949)
           Prepaid expenses and other assets                                  (82,923)      (111,924)       (88,483)      (358,951)
           Accounts payable                                                   633,148       (165,246)      (397,494)       (13,764)
           Accrued expenses                                                   256,236        141,317         (1,326)      (142,864)
           Notes receivable - related parties                                (400,000)          --             --             --
           Note receivable                                                       --             --             --          (88,497)

           Deferred revenue                                                    46,396        (49,189)       (22,957)       (47,973)
           Security deposits                                                  (57,887)       (15,847)        (6,164)        50,238
                                                                          -----------    -----------    -----------    -----------
           Net cash used in operating activities                           (4,350,212)    (3,087,892)    (1,968,365)    (1,951,893)
                                                                          -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of note receivable                                                 --       (1,000,000)    (1,000,000)          --
     Proceeds form sale of portions of note receivable                           --             --             --          850,000
     Purchase of short investments                                               --             --             --       (1,000,000)
     Purchases of property and equipment                                     (986,987)      (310,167)      (102,990)      (146,321)
     Proceeds from sale of property and equipment                               3,900         12,000         45,000
     Investment in notes receivable                                          (500,000)          --             --
                                                                          -----------    -----------    -----------    -----------
           Net cash used in investing activities                           (1,483,087)    (1,298,167)    (1,057,990)      (296,321)
                                                                          -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payment of cash overdraft                                                   --          (16,395)       (16,395)          --
     Cash overdraft                                                            16,395           --             --             --
     Repayment of convertible debt                                               --          (30,000)          --             --
     Proceeds from issuance of convertible debt                               306,000        551,000        521,000        940,000
     Payments of obligations under capital lease                             (170,547)       (40,894)      (121,618)       (66,913)
     Proceeds from issuance of common stock and collection of stock
     subscriptions receivable, net of issuance costs                        3,889,873      4,838,212      3,014,662      1,193,073
                                                                          -----------    -----------    -----------    -----------
           Net cash provided by financing activities                        4,041,721      5,301,923      3,397,649      2,066,160
                                                                          -----------    -----------    -----------    -----------


Net (decrease) increase in cash and cash equivalents                       (1,791,578)       915,864        371,294       (182,054)

Cash and cash equivalents, beginning of period                              1,791,578           --             --          915,864
                                                                          -----------    -----------    -----------    -----------
Cash and cash equivalents, end of period                                  $      --      $   915,864        371,294        733,810
                                                                          ===========    ===========    ===========    ===========
Supplemental disclosure of cash flow information:
     Cash paid for interest                                               $    38,135    $    97,711    $    18,384    $    49,245

Supplemental disclosure of non-cash investing and financing activities:

     Acquisition of property and equipment under capital leases           $   496,249                   $    57,352    $    52,256
     Exchange of convertible debt into common stock                       $   505,000
     Relative fair value of detachable warrants issued in conjunction
     with convertible debt                                                                   126,541        231,238
     Value ascribed to beneficial conversion features on convertible debt                    293,912        293,912
     Issuance of common stock for subscription receivable                                      4,500

The accompanying notes are an integral part of these consolidated financial statements.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

1.    NATURE OF BUSINESS AND BASIS OF PRESENTATION

      LocatePLUS Holdings Corporation (the "Company") was initially incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, the Company reincorporated in Delaware and changed its name to LocatePLUS.com, Inc. On August 1, 2001, the Company changed its name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. As part of the restructuring, the Company created two wholly-owned subsidiaries, LocatePLUS Corporation and Worldwide Information, Inc. The restructuring was completed by commonly-controlled entities and, accordingly, was accounted for based on historical cost. All intercompany accounts are eliminated in consolidation.

      The Company provides access to public information such as bankruptcies, real estate transactions and motor vehicles and drivers' licenses to commercial, private sector and law enforcement entities in the United States. In 1999 and prior periods, this information was delivered to customers on compact disks. In March 2000, the Company began providing information through the Internet.


      UNAUDITED INTERIM FINANCIAL STATEMENTS
      The accompanying unaudited financial statements of the Company for the three and six months ended June 30, 2001 and 2002 have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these interim financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2002, and for the three and six months ended June 30, 2001 and 2002. Although the Company believes that the disclosures in these financial statements are adequate to make the information not misleading, certain information normally included in the footnotes prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results for the three and six months ended June 30, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002, or any future period.


      LIQUIDITY AND OPERATIONS
      The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred an accumulated deficit of approximately $14.3 million through December 31, 2001 and used approximately $3.1 million of cash in operations during fiscal 2001. The Company raised approximately $1,200,000 of equity (see
      Note 9) from January 1, 2002 through February 13, 2002; however, management believes that additional financing will be required during 2002 to fund the Company's planned operations. Management's plans include raising additional funds in 2002. There is no assurance that the Company will obtain the financing to provide the resources necessary for the Company to continue its planned operations through fiscal 2002. In the event the Company's operations are not profitable or do not generate sufficient cash to fund the business, or if the Company fails to obtain additional financing, management will have to substantially reduce its level of operations. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
      The Company considers all highly liquid investments with maturities of three months or less at date of purchase to be cash equivalents. At December 31, 2001, total cash equivalents consisting of money market funds at a major financial institution, were approximately $890,000.

      The Company considers investments with original maturities greater than ninety days and less than one year when purchased to be short-term investments.


      NOTE RECEIVABLE
      At December 31, 2001, note receivable consisted solely of a promissory note due on May 31, 2002. On January 4, 2002, February 1 and 5, 2002, and May 14, 2002, the Company sold portions of the note receivable back to the issuer resulting in total proceeds of $850,000. Those proceeds were subsequently deposited in the Company's primary operating cash account. The remaining note receivable approximates $150,000. On September 5, 2002, the Company agreed with the borrower to convert the note into a demand note.


      CONCENTRATION OF RISK
      Financial instruments that subject the Company to credit risk consist of cash equivalents, short-term investments, accounts receivable, note receivable, and the note receivable-related parties. The risk with respect to cash equivalents, and short-term investments is minimized by the Company's policies in which such investments are only placed with highly rated counterparties with relatively short maturities. The note receivable is placed with an unrated counterparty with an original twelve-month maturity with payment terms for a portion of the note extended to July 2002(see above). Consequently, the carrying value of cash equivalents, short-term investments, and note receivable approximates their fair value based on the short-term maturities of these instruments. The risk with respect to accounts receivable is minimized by the large number of customers comprising the Company's customer base, none of which are individually significant, and by their dispersion across many geographical regions. The Company generally does not require collateral, but evaluations of customers' credit and financial condition are performed periodically. The notes receivable-related parties are being amortized to expense assuming they will be forgiven in 2003 (see Note 3).

      PROPERTY AND EQUIPMENT
      Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When assets are retired or disposed, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations. Repairs and maintenance are expensed as incurred.

      INCOME TAXES
      The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A deferred tax asset is established for the expected future benefit of net operating loss and credit carryforwards. A valuation reserve against net deferred tax assets is required if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      REVENUE RECOGNITION
      The Company provides access to public information such as bankruptcies, real estate transactions and motor vehicles and drivers' licenses. The Company provides this information as an online service through its website or through licenses of the information on compact disks. The Company updates the information contained on compact disks either quarterly or semi-annually. Revenue is recognized upon delivery to the customer of a compact disk, provided that no significant obligations remain, evidence of the arrangement exists, the fees are fixed or determinable, and collectibility is reasonably assured. Upon upfront purchase of an annual supply of compact disks, the purchase price is allocated equally based on the number of compact disks to which the customer is entitled. Deferred revenue principally relates to undelivered compact disks.

      Online customers are charged fees, which vary based on the type of information requested. Revenue is recognized when the information requested is downloaded, there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

      Engineering services relates to software development and integration services provided to a third party database provider with whom the Company was to have an arrangement whereby the Company provided to the third party access to the Company's database. This arrangement was not consummated and the third party paid the Company for software development services through the date of termination.

      Channel partners are charged royalty fees, which vary based on the type of information requested. Revenue is recognized when the information requested is downloaded, there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

      LocatePlus Pocket customers will be charged a monthly subscription fee billed in arrears. Revenue is recognized on a monthly basis when there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

      COSTS OF REVENUES AND SOFTWARE DEVELOPMENT COSTS
      Costs of revenues relating to CD Rom sales consist primarily of costs for data acquisition, materials and costs associated with compilation of compact disks, such as labor. Costs of revenues relating to online sales consist primarily of costs for license agreements related to data acquisition, software development and maintenance costs and costs associated with delivery of such services that include labor and depreciation.

      Software development costs are generally charged to operations as incurred, as they relate to ongoing maintenance of data and the Company's website. The Company evaluates for capitalization certain software development costs in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs incurred relating to the Company's own personnel and outside consultants who are directly associated with software developed for internal use may be capitalized. Costs eligible for capitalization under SOP 98-1 have been immaterial to date.

      ACCOUNTING FOR STOCK-BASED COMPENSATION
      The Company accounts for its stock-based compensation to employees and directors under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. Accordingly, compensation expense is recorded for stock-based compensation issued to employees and directors in fixed amounts, to the

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      extent the fixed exercise prices are less than the fair market value of the Company's common stock at the date of grant. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Stock-based compensation to non-employees is accounted for under the provisions of SFAS 123.

      EARNINGS PER SHARE
      Basic earnings per share is based upon the weighted average number of common shares outstanding during each period (see Note 14). Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings per share does not assume the issuance of potential common shares that have an anti-dilutive effect.

      PRO FORMA NET LOSS PER COMMON SHARE (UNAUDITED)
      The pro forma net loss per share gives effect to the mandatory conversion of all outstanding mandatorily convertible debt into shares of Class A Voting Common Stock as if the conversion had occurred upon issuance of the debt. Pro forma net loss per common share is computed based upon the weighted average number of common shares and common equivalent shares (using the treasury stock method) outstanding (see Note 14). Common equivalent shares are not included in the per share calculations where the effect of their inclusion would be anti-dilutive. In the computation of pro forma net loss per share, interest related to the mandatorily convertible debt is not included in determining net loss.


      PRO FORMA BALANCE SHEET (UNAUDITED)
      Upon the closing of the Company's initial public offering and pursuant to the contractual agreements with the mandatorily convertible debt holders, all the outstanding mandatorily convertible debt plus accrued interest will be converted into Class A Voting Common Stock. The unaudited pro forma presentation of the balance sheet has been prepared assuming the conversion of the outstanding mandatorily convertible debt into common stock as of June 30, 2002 pursuant to the initial public offering of the Company's common stock contemplated in this prospectus.


      USE OF ESTIMATES
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to amounts and timing of revenue recognition and provisions for doubtful accounts. Actual results could differ from those estimates.


      COMPREHENSIVE LOSS
      Comprehensive loss is the change in equity of a company during a period from transactions and other events and circumstances, excluding transactions resulting from investments by owners and distribution to owners. Comprehensive loss does not differ from net loss for the years ended December 31, 2000 and 2001, or the six months ended June 30, 2001 and 2002.


      RECENT PRONOUNCEMENTS
      In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      In July 2001, the FASB also issued SFAS 142, "Goodwill and Other Intangible Assets," which is effective for the Company on January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization and includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, and reclassification of certain intangibles out of previously reported goodwill. SFAS 142 also requires a company to complete a transitional goodwill impairment test within six months from the date of adoption.

      In October 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses significant issues relating to the implementation of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and develops a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively.

      Had the Company implemented the above accounting pronouncements in fiscal 2001, the financial position and results of operations would not have been affected.

3.    NOTES RECEIVABLE - RELATED PARTIES

      During 2000, the Company issued cash loans of $400,000 and received in exchange, promissory notes from certain officers. The notes bear interest at an annual rate equal to the 90-day Treasury Bill Rate (1.7% at December 31, 2001). The principal and accrued interest are due and payable in one lump sum on January 3, 2010, unless the Company has inadequate funds to satisfy its obligations as they generally become due, in which case the principal and accrued interest would be immediately due and payable. The Company, however, does not intend to make a call on these notes in the foreseeable future and, therefore, the notes are classified as long-term assets. In the event of a change of control, as defined in the agreements to the notes, or in the event that, as of January 3, 2003, the officers are (i) still employed by the Company; (ii) an independent contractor of the Company; or (iii) a member of the Company's Board of Directors, then the obligations and debt evidenced by the notes shall be canceled without further action by any party. In the event that the note is canceled pursuant to the conditions noted above, the Company agrees to pay to the officers, no later than two months after the end of the officer's applicable tax year in which such cancellation occurs, an amount in cash, sufficient to fulfill the officer's tax liability attributable to the cancellation of the notes. The principal is being expensed by the Company on a monthly basis through January 3, 2003. Through December 31, 2001, the Company recorded $256,944 of such compensation expense; the Company has not recorded any interest income relating to these notes. Additionally, the Company has accrued approximately $138,000 through December 31, 2001 relating to an estimate of the officers' tax liability expected to be reimbursed by the Company.

4.    INVESTMENT

      During 2000, the Company entered into certain agreements, as amended, with a third party ("IntelliCorp") under which the Company invested a total of $500,000 in cash in exchange for contingently convertible promissory notes. As of December 31, 2000, the Company reserved all amounts owed to it by IntelliCorp.

      On January 22, 2002 both parties agreed to the repayment of the $500,000 through an addendum to the Channel Partner Agreement signed in August 2001 between the parties. The addendum provides for a 75:25 sharing of revenues received by the third party resulting from this Channel

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      Partner Agreement in favor of the Company. One third of proceeds remitted to the Company under this arrangement will be treated as repayment of the $500,000 plus accrued interest and the balance will be recorded as revenue (see note 17). On full repayment of the $500,000 plus accrued interest, the revenue sharing arrangement will change to a 50:50 basis. Interest on the note ceased to accrue on January 21, 2002 in accordance with the arrangement. As of that date, interest receivable of $76,280 was due but not recorded as income.

5.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at:

                                          ESTIMATED
                                         USEFUL LIFE           DECEMBER 31,              JUNE 30,
                                                                                           2002
                                         (IN YEARS)        2000            2001         (UNAUDITED)
      Equipment                              3-5            $ 868,238     $ 1,091,353     $ 1,278,110
      Vehicles                                5                82,526         115,278         104,379
      Software                                3               127,990         152,990         155,907
      Furniture and fixtures                  7               382,978         388,493         388,493
      Leasehold improvements                  5               516,207         516,892         525,796
                                                          -----------     -----------     -----------
                                                            1,977,939       2,265,006       2,452,685
      Less accumulated depreciation and
        amortization                                        (434,686)       (850,068)     (1,077,461)
                                                          -----------     -----------     -----------
      Property and equipment, net                         $ 1,543,253     $ 1,414,938     $ 1,375,224
                                                          ===========     ===========     ===========

      The carrying value of assets under capital leases was $479,145, net of amortization of $72,745 and $482,173, net of amortization of $203,953 as of December 31, 2000 and 2001, respectively.

      Depreciation and amortization expense was $318,797 and $421,542 for the years ended December 31, 2000 and 2001, respectively. Amortization expense on the equipment under capital lease was $72,745 and $131,208 for the years ended December 31, 2000 and 2001, respectively.

      During the three months ended March 31, 2002, the Company returned to a leasing company a vehicle with a gross book value of $10,899, and no carrying value. The vehicle lease had been recorded as a capital lease. No gain or loss was recorded on the transaction.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

6.    ACCRUED EXPENSES

      Accrued expenses consist of the following at December 31:

                                                           DECEMBER 31,               JUNE 30,
                                                                                        2002
                                                       2000            2001         (UNAUDITED)
      Payroll and related taxes                      $154,418         216,454         240,947
      Sales tax                                        40,893          44,974          46,607
      Accounting, legal and professional fees          35,000         117,625            --
      Other                                            95,764          88,339          36,974
                                                     --------        --------        --------
      Total                                          $326,075         467,392        $324,528
                                                     ========        ========        ========


7.    LICENSE AGREEMENTS

      The Company obtains its data from three primary sources and has entered into various license agreements with the related data providers. In March 1999 the Company entered into a data acquisition agreement to acquire information related to real property. The agreement is for three years. In July 1999, the Company entered into a data acquisition agreement to acquire credit file header information. The term of the agreement is five years, after which time either party may terminate the agreement upon 90 days' prior written notice. During the initial five-year term the data provider may terminate the agreement for any reason. In August 1999 the Company entered into a data acquisition agreement to acquire bankruptcy liens and judgments information. The initial term of the agreement was for one year and was automatically renewable for subsequent periods of one year thereafter unless terminated upon 90 days' prior written notice. Payment terms under this contract included monthly royalty payments of 25% of revenue generated by the Company's use of licensed material, with a monthly minimum of $10,000. This agreement was amended on November 27, 2001, resulting in a one year term with automatic one year renewals unless terminated by either party prior to renewal. Payments under these agreements are based on minimum monthly payments and monthly usage (see
      Note 10).

      In 2000 and 2001, the Company recorded $640,000 and $648,500 respectively in costs related to these agreements, of which $337,000 was accrued but not paid. Non-payment was in violation of the provisions of two of these agreements. The use of data under one of these agreements may be subject to termination as a result of this failure to pay. In the event that any of the primary sources of data are no longer available to the Company, management believes that it would be able to integrate alternate sources of data without significant disruption to the business or operations, as there are currently a number of providers of such data.


8.    CONVERTIBLE DEBT AND NOTE PAYABLE

      MANDATORILY CONVERTIBLE DEBT
      During October, November and December 2000 and January 2001, the Company issued convertible subordinated notes with detachable warrants to purchase 156,000 shares of the Company's Class A Voting Common Stock for proceeds of $312,000. The notes pay interest at a rate of 14% per year, compounded semiannually on the unpaid balance of the principal amount until paid in full or converted. All outstanding principal and accrued unpaid interest shall be due and payable on the first to occur of: the fifth-year anniversary on various dates during 2005 and 2006, or the occurrence of an event of default as defined in the agreements to the notes.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      The notes are not convertible at the discretion of the holder. The entire outstanding principal amount of the notes and any accrued unpaid interest shall automatically convert into shares of the Class A Voting Common Stock of the Company, upon the first to occur of: (i) the Company's initial public offering; (ii) the closing of at least a $5 million equity investment in the Company in an offering subsequent to the issuance of the convertible debt; or (iii) a transaction involving a change of control of the Company. The conversion price shall be equal to: (i) 80% of the per share value of the common stock as determined by the Board of Directors of the Company, in good faith; or (ii) 80% of the value of the consideration offered to each shareholder for each share of the Company's common stock in the event of a change of control transaction, in which all or substantially all of the common stock of the Company is acquired or transferred.

      The warrants will remain outstanding indefinitely until 20 days after the occurrence of any of the above conversion events which triggers exercisability; the warrants are then exercisable for a period of 20 days after the occurrence of one of the events that cause the conversion of the notes. The exercise price of the warrant will equal the conversion price described above.

      The Company allocated the investment proceeds among the note and warrants based on their relative fair values. The relative fair value of the warrants was deemed to be immaterial at the date of issuance based on the contingent right to exercise the warrants and the low probability of exercise, and the pricing of the subordinated notes relative to a stand-alone debt instrument.

      Additionally, should the debt be settled in stock as a result of the occurrence of one of the specified events, the value of the common shares issued at the settlement date in excess of the carrying value of the debt will be recorded as interest expense upon settlement. Had the debt been settled in stock on December 31, 2001 assuming a conversion price of $0.16 per share, $90,709 would have been recorded as interest expense.

      CONVERTIBLE NOTE PAYABLE TO RELATED PARTIES
      In January 2001, the Company issued a convertible note with a detachable warrant to a member of the Company's Board of Directors in exchange for $200,000 in cash. The interest rate was 18% per annum for the first thirty days, and increased thereafter to 25% per annum compounded quarterly. The Company was obligated to pay the balance in full a maximum of six months from the January 2001 execution date or, earlier, in the event of a $1 million private placement, sale or change in control . The principal and interest were convertible at the option of the holder into shares of Class A Voting Common Stock at the lower of 75% of the per share value as determined in the above-mentioned private placement, sale of substantially all of the assets of the Company, or change in control of the Company, or $0.15 per share.

      The detachable warrant was for the purchase of 500,000 shares of Class A Voting Common Stock at a price per share to be determined upon the above-mentioned private placement. The warrant had a term of ten years and became exercisable upon the above-mentioned private placement .

      The Company allocated the investment proceeds to the debt and warrant based on their relative fair values. The relative fair value of the warrant was determined to be $62,608 which was recorded as debt discount, a reduction of the carrying amount of the debt. This amount was amortized to interest expense over the term of the debt. The fair value of the warrant was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

      Additionally, based upon the accounting conversion price, the notes contained an embedded

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      beneficial conversion feature to which the Company ascribed a value of $129,274 and recorded the amount as a reduction of the carrying amount of the debt and a corresponding increase to additional paid-in capital. This amount was amortized to interest expense over the term of the debt.

      On August 1, 2001, the note, having a carrying value of $200,000, plus accrued interest of $24,700 was exchanged for 2,996,000 shares of Class B Non-voting Common Stock. Upon exchange, the difference between the fair value of the Class B Non-voting Common Stock issued and the carrying value of the debt including accrued interest was $74,900 which has been recorded as general and administrative expense (see Note 9).

      Additionally, on August 1, 2001, the detachable warrant was modified to allow the holder to purchase 500,000 shares of Class B Non-voting Common Stock at $0.10 per share.

      In March 2001, the Company issued a convertible note with a detachable warrant to a member of the Company's Board of Directors in exchange for $15,000 in cash. The interest rate was 12% per annum with interest payments due and payable on March 31, June 30 and September 30. The Company was obligated to pay the balance in full a maximum of six months from the March 2001 execution date or, earlier, in the event of a $1 million private placement, sale or change in control . The principal and interest were convertible at the option of the holder into shares of Class A Voting Common Stock at the lower of 75% of the per share value as determined in the above-mentioned private placement, sale or change in control, or $0.20 per share.

      The detachable warrant was for the purchase of 75,000 shares of Class A Voting Common Stock at $0.20 per share. The warrant has a term of ten years and became exercisable upon the above-mentioned private placement, sale, or change in control.

      The Company allocated the investment proceeds to the debt and warrant based on their relative fair values. The relative fair value of the warrant was determined to be $7,148 which was recorded as debt discount, a reduction of the carrying amount of the debt. This amount was amortized to interest expense over the term of the debt. The fair value of the warrant was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

      Additionally, based upon the accounting conversion price, the notes contained an embedded beneficial conversion feature to which the Company ascribed a value of $7,852 and recorded the amount as a reduction of the carrying amount of the debt and a corresponding increase to additional paid-in capital. This amount was amortized to interest expense over the term of the debt.

      In April 2001, the note, having a carrying value of $15,000, was exchanged for 150,000 shares of Class B Non-voting Common Stock.

      CONVERTIBLE NOTES PAYABLE
      In February 2001, the Company issued convertible notes with detachable warrants in exchange for $100,000 in cash. The notes had six-month terms and bore interest at a rate of 18% per year with interest payments due and payable on March 31, June 30 and September 30. The notes were convertible at the option of the holder into shares of Class A Voting Common Stock of the Company. The principal and interest were convertible at the lower of 75% of the per share value based on financing of at least $1 million, a sale of substantially all of the assets of the Company, or a change in control of the Company, or $0.15 per share. The detachable warrants were for the purchase of 200,000 shares of the Company's Class A Voting Common Stock at $0.20 per share.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      The warrants had a term of ten years and became exercisable upon the above- mentioned private placement.

      In March and April 2001, the Company issued convertible notes with detachable warrants in exchange for $200,000 in cash. The notes had six-month terms and bore interest at rates ranging from 12% to 18% per year with interest payments due and payable on March 31, June 30 and September 30. The notes were convertible at the option of the holder into shares of Class A Voting Common Stock of the Company. The principal and interest were convertible at the lower of 75% of the per share value based on financing of at least $1 million, a sale of substantially all of the assets of the Company, or a change in control of the Company, or $0.20 per share. The detachable warrants were for the purchase of 195,000 shares of the Company's Class A Voting Common Stock at $0.20 per share. The warrants had a term of ten years and became exercisable upon the above- mentioned private placement, or sale.

      The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The relative fair value of the warrants was determined to be $56,786 which was recorded as debt discount, a reduction of the carrying amount of the debt. This amount was to be amortized to interest expense over the term of the debt; however, upon settlement the remaining balance was immediately amortized. The fair value of the warrants was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

      Additionally, based upon the accounting conversion price, the notes contained an embedded beneficial conversion feature to which the Company ascribed a value of $156,786 on the issue date, which was recorded as a reduction of the carrying amount of the debt and a corresponding increase to additional paid-in capital. This amount was to be amortized to interest expense over the term of the debt remaining on the recording date; however, upon settlement the remaining balance would be immediately amortized.

      In April 2001, $10,000 of these notes were repaid and $240,000 of the notes plus accrued interest of $2,243 were exchanged for 2,422,430 shares of Class B Non-voting Common Stock. In September and December 2001, $40,000 of the notes were exchanged for 266,667 shares of Class B Non-voting Common Stock. At December 31, 2001, $10,000 of these notes remain outstanding. This note is convertible into 44,444 shares of our Class A Voting Common Stock at the election of the holder. This convertible promissory note bears interest at the rate of 12% per annum. This note matured on September 9, 2001 and was in default at December 31, 2001 (See note 17).

      NOTE PAYABLE
      In March 31, 2001 the Company issued a note in exchange for $30,000 in cash. The note plus accrued interest was payable on April 30, 2001. On April 27, 2001, the Company repaid $20,000 of the principal plus accrued interest of $6,000, and the remaining unpaid principal of $10,000 was settled by the issuance by the Company of 100,000 shares of Class B Non-voting Common Stock.


      On May 22, 2002 the Company received $190,000 by issuing subordinated promissory notes with simple interest at 10% per annum. The terms of the notes require repayment on June 1, 2003.

      On June 4, 2002, the Company raised $745,400, net of issuance costs of $4,600, from Gemstone Investment Company by issuing a promissory note secured by the assets of the Company and a personal guarantee by the Company's Chief Executive Officer including a pledge of 5 million

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements


      shares of the Chief Executive Officer's LocatePlus Holdings Corporation Class A Voting common stock and other assets. The terms of the note require repayment by the earlier of September 3, 2002 or two business days after the closing of the Company's initial public offering. If the note is paid in full by July 3, 2002, the Company will pay $50,000 in interest and if paid after July 3, 2002, the Company will pay $100,000 in interest, which represents an effective annual rate of interest of approximately 53% assuming repayment on September 3, 2002. The Company entered into this loan arrangement so that it would have adequate capital to enter into data acquisition agreements with certain third parties. The Company intends to use a portion of the proceeds of this offering to repay the loan from Gemstone.


9.    RELATED PARTY TRANSACTIONS

      Certain members of the Company's Board of Directors have performed consulting services for the Company. Expenses relating to these services amounted to $223,795 and $303,892 in 2000 and 2001, respectively, and were recorded as part of general and administrative expenses. The 2001 amount includes expenses of $74,900 related to the exchange of debt issued to a member of the Company's Board of Directors (see Note 8).

      In 2001, the Company granted options to purchase 119,104 shares of Class A Voting Common Stock at $0.20 per share for services rendered as a consultant to a former board member. The Company recorded an expense of $21,645 associated with the options. On January 31, 2002, the Company granted a warrant to purchase 1,177,680 shares of Class B Non-voting Common Stock at $0.15 per share for consulting services rendered by the former board member and recorded an expense of $161,026 associated with the warrants.

      In 2001, the Company granted options to purchase 38,067 shares of Class A Voting Common Stock at $0.20 per share and warrants to purchase 324,581 shares of Class B Non-voting Common Stock at $0.15 per share in consideration for services rendered by a member of the Company's Board of Directors. The Company recorded expenses of $6,918 and $44,277, respectively, associated with these options and warrants. On February 1, 2002, the Company issued warrants to purchase a total of 70,000 shares of Class B Non-voting Common Stock to two directors of the Company and recorded an expense of $9,569 associated with the warrants.

      During 2001, the Company issued convertible notes with detachable warrants to two members of the Company's Board of Directors in exchange for $215,000 (see Note 8).

      The fair value of the options granted in 2001 to purchase shares of Class A Voting Common Stock was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

      The fair value of the warrants granted in 2001 and 2002 to purchase shares of Class B Non-voting Common Stock was based on the Black-Scholes Model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class B Voting Common Stock value of $0.15 per share.

      Certain executives of the Company are allowed use of company cars for both business and personal purposes. These cars have been capitalized as assets of the Company totaling $115,278 as of December 31, 2001.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

10.   COMMITMENTS AND CONTINGENCIES

      OPERATING LEASES
      The Company leases office space and equipment under various operating lease agreements which terminate on various dates through 2005. Rent expense amounted to $392,167 and $493,701 for 2000 and 2001, respectively.

      Future minimum payments under non-cancelable operating leases are as follows:

      YEAR ENDING DECEMBER 31,
      2002                                          $  507,220
      2003                                             490,436
      2004                                             482,044
      2005                                              80,341
                                                    -----------
      Total                                         $1,560,041
                                                    ===========

      CAPITAL LEASES
      During 2000, the Company entered into certain long-term equipment lease agreements, which included three leaseback transactions. These agreements are classified as capital leases and expire in 2005.

      Future minimum lease payments under noncancelable capital leases are as follows:

      YEAR ENDING DECEMBER 31,

      2002                                                  $ 193,200
      2003                                                    112,385
      2004                                                     60,724
      2005                                                     46,993
                                                            ----------
                                                              413,302

      Less:  amounts representing interest                   (101,433)
                                                            ----------
      Present value of future minimum lease payments          311,869

      Less:  amounts due within one year                     (139,250)
                                                            ----------
      Long-term portion                                     $ 172,619
                                                            ==========

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      LICENSE AGREEMENTS
      The Company entered into data acquisition agreements (see note 7) under which the Company is required to make minimum payments as follows:

      YEAR ENDING DECEMBER 31,

      2002                                          $410,000
      2003                                           250,000
      2004                                           125,000
                                                    ---------
                                                    $785,000
                                                    =========

      The Company's operations depend upon information that includes public records. If material changes were to occur in federal or state laws regulating or prohibiting the distribution of public records, particularly credit header records, the Company's financial condition and results of operations could be materially affected. In the event that such a termination occurred, management believes it can acquire replacement data from other sources; however, such termination may have an adverse effect on the Company's results.

      LEGAL PROCEEDINGS
      The Company is from time to time subject to legal proceedings and claims which arise in the normal course of its business. There are no pending or known actions for which the amount of ultimate liability could have a material adverse effect on the Company's financial position or results of operations.

11.   INCOME TAXES

      Deferred tax assets consist of the following at December 31:

                                                   2000                2001

      Net operating loss carryforwards         $ 3,072,000         $ 4,524,000
      Depreciation and amortization                 59,000             229,000
      Bad debt reserve                              30,000              14,000
      Investment loss                              201,000             201,000
      Capitalized research and development         402,000             359,000
      Other                                         25,000              16,000
                                               -----------         -----------
      Gross deferred tax assets                  3,789,000           5,343,000

      Valuation allowance                       (3,789,000)         (5,343,000)
                                               -----------         -----------
                                               $     --            $     --
                                               ===========         ===========

      The Company has provided a valuation allowance for the full amount of the deferred tax assets since realization of these future benefits is not sufficiently assured. As the Company achieves profitability, these deferred tax assets may be available to offset future income tax liabilities and expenses.

      At December 31, 2001, the Company had net operating loss carryforwards for federal and state

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      income tax reporting purposes of approximately $1,235,000. The federal and state net operating loss carryforwards expire through 2021.

      Certain substantial changes in the Company's ownership may occur. As a result, under the provisions of the Internal Revenue Code, the amount of net operating loss carryforwards available annually to offset future taxable income may be limited. The amount of this annual limitation is determined based upon the Company's value prior to the ownership changes taking place. Subsequent ownership changes could further affect the limitation in future years.

      A reconciliation between the amount of reported tax expense and the amount computed using the U.S. federal statutory rate of 34% is as follows:

                                                  2000                2001

      Income tax benefit at statutory rate    $(1,983,000)        $(1,481,000)
      State tax benefit, net                     (364,000)           (242,000)
      Interest and other                            8,000             169,000
                                              -----------         -----------
                                               (2,339,000)         (1,554,000)
      Increase in valuation allowance           2,339,000           1,554,000
                                              -----------         -----------
                                              $     --            $     --
                                              ===========         ===========

12.   COMMON STOCK

      DESCRIPTION OF COMMON STOCK
      On March 23, 2001, the Company amended its articles of incorporation wherein it renamed all the authorized 150,000,000 shares of common stock, par value $0.01 per share, Class A Voting Common Stock and authorized the issuance of 250,000,000 shares of Class B Non-voting Common Stock.

      Each Class A Voting Common stockholder is entitled to one vote for each share held on all matters submitted to a vote of stockholders. The holders of both classes of common stock are entitled to dividends on a pro rata basis, when-and-if declared by the Company's Board of Directors. Through December 31, 2001, no dividends have been declared or paid.

      As of December 31, 2001, a total of 15,758,500 shares of Class A Voting Common Stock have been reserved for issuance upon exercise of outstanding stock option and warrant agreements. As of December 31, 2001, 2,480,797 shares of Class B Non-voting Common Stock were reserved for issuance upon exercise of outstanding warrant agreements.


      From January 1, 2002 through February 13, 2002, the Company issued 8,113,672 shares of Class B Non-voting Common Stock resulting in net proceeds of $1,188,573, net of issuance costs of $28,478.


      STOCK OPTIONS AND WARRANTS
      In November 2000 and April 2001, the Company issued warrants to purchase 138,663 and 137,500 shares of its Class A Voting Common Stock at a price of $1.00 and $0.20 per share, respectively, in consideration for services rendered by third parties. The warrants fully vested on the date of grant and will expire on various dates through April 2011. The Company recorded general and administrative expense of $126,732 and $25,057, respectively, associated with these

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      warrants. In October 2001, the Company canceled the warrants issued in November 2000 and issued warrants to purchase 138,663 shares of Class B Non-voting Common Stock, for an exercise price of $0.15 per share. The Company recorded expense of $18,851 related to these warrants.

      Also during 2001, the Company issued options to purchase 460,171 shares of Class A Voting Common Stock at $0.20 per share and warrants to purchase 1,779,634 shares of Class B Non-Voting Common Stock at $0.15 and $0.20 per share to third parties in exchange for services. The Company recorded expense of $90,945 and $242,450, respectively, associated with these options and warrants.

      In 2000 and 2001, the Company also issued warrants to purchase 156,000 shares of its Class A Voting Common Stock in conjunction with the issuance of $312,000 of convertible debt (see Note 8).

      During 2001, the Company issued warrants to purchase 970,000 shares of the Company's Class A Voting Common Stock in conjunction with the issuance of $545,000 of convertible debt (see Note 8).

      During 2001, the Company issued options to purchase 57,922 shares of Class A Voting Common Stock and warrants to purchase 62,500 shares of Class B Non-voting Common Stock to members of the Company's advisory board. The exercise price was $0.20 per share, the term was ten years, and these options and warrants were exercisable immediately upon issuance. The Company determined the fair value of the options and warrants to be $10,543 and $8,363, respectively, and recorded the amounts as compensation expense on the date of issuance.

      As of December 31, 2001, each of these options and warrants was outstanding.

      During 2000 and 2001, the Company has issued a total of 291,633 and 5,191,297 options and warrants outside the stock option plan (see Note
      13).

      The fair value of the options and warrants to purchase shares of Class A Voting Common Stock was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

      The fair value of the warrants to purchase shares of Class B. Non-voting Common Stock was based on the Black-Scholes Model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class B Voting Common Stock value of $0.15 per share.

13.   STOCK OPTION PLAN

      On November 16, 1999, the Board of Directors approved the Incentive and Non-Qualified Stock Option Plan (the "Plan" as amended). Under the terms of the Plan, the Company is authorized to grant incentive and nonqualified stock options to purchase shares of common stock to its employees, officers and directors, and consultants or advisors. The Board of Directors administers the Plan. A maximum of 15,000,000 shares of Class A Voting Common Stock has been approved for issuance under the Plan of which 4,392,284 are available for grant at December 31, 2001.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      The Board of Directors determines the exercise price and vesting period of the options at the date of grant. The exercise price for incentive stock options shall not be less than 100% of the fair market value of the Company's stock on the date of grant. The option exercise period will not exceed ten years from the date of grant. If a grantee owns stock representing more than 10% of the outstanding shares on the date such an incentive option is granted, the price shall be at least 110% of fair market value and the maximum term of the options will be five years. The following table presents activity under the Plan for the years ended December 31, 2000 and 2001:

                                                                     WEIGHTED
                                                                      AVERAGE
                                                                     EXERCISE
                                                       SHARES          PRICE

         Outstanding at December 31, 1999             6,694,623       $ 0.20
         Exercised                                      (5,000)         0.20
         Canceled                                     (110,000)         0.20
                                                     ----------

         Outstanding at December 31, 2000             6,579,623         0.20

         Issued                                       4,148,093         0.20
         Canceled                                      (125,000)        0.20
                                                     ----------

         Outstanding at December 31, 2001            10,602,716         0.20
                                                     ==========

      The estimated weighted average fair value at the date of grant for stock options issued to employees during 2001 was $0.06. No options were granted during 2000.

      The following table summarizes information relating to options outstanding at December 31, 2001:

                            OPTIONS                                        OPTIONS
                          OUTSTANDING                                    EXERCISABLE
                                            WEIGHTED
                                            AVERAGE         WEIGHTED                      WEIGHTED
           RANGE OF                        REMAINING        AVERAGE                       AVERAGE
           EXERCISE                       CONTRACTUAL       EXERCISE                      EXERCISE
            PRICE           SHARES        LIFE (YEARS)       PRICE          SHARES         PRICE

        $0.20 - $0.22       10,522,716        8.49         $0.20            6,857,473     $0.20

            $0.30               80,000        9.01         $0.30               80,000     $0.30
                           -----------                                     ----------
                            10,602,716        8.49         $0.20            6,937,473     $0.20
                           ===========                                     ==========

      For purposes of providing pro forma disclosures, the fair value for options was estimated at the date of grant using the minimum value option pricing method with the following weighted average assumptions:

                                                         2001

      Expected life (years)                                 5
      Average risk-free interest rate                     5.5%
      Volatility                                         0.00%
      Dividend yield                                     0.00%

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      Had the Company determined compensation expense for the Plan in accordance with the fair value methodology prescribed by SFAS 123, the Company's pro forma net loss and loss per share would have been:

                                                                   YEAR ENDED DECEMBER 31
                                                                  2000               2001
                                                                  ----               ----
                                                              -----------         -----------
      Net loss - reported                                     $(5,833,442)        $(4,356,255)
      Amortization of stock compensation expense                   (8,697)            (77,785)
                                                              -----------         -----------
      Pro forma net loss                                      $(5,842,139)        $(4,434,040)
                                                              ===========         ===========
      Pro forma net loss per share - basic and diluted        $     (0.11)        $     (0.04)

      For purposes of this disclosure, the estimated fair value of the options is amortized to expense over the options' vesting periods. The effects on pro forma disclosures of applying SFAS 123 are not likely to be representative of the effects on pro forma disclosures of future years since the pro forma expense includes only one year of option grants.

14.   HISTORICAL AND PRO FORMA NET LOSS PER SHARE

      The computations of basic and diluted loss per common share are based upon the weighted average number of common shares outstanding. Potential common shares from the exercise of stock options and warrants are antidilutive for all periods presented and were not included in the computations of diluted net loss per share.

                                                                                   YEAR ENDED                      SIX MONTHS ENDED
                                                                                   ----------                      ----------------
                                                                                   DECEMBER 31,                       JUNE 30,
                                                                                   ------------                       --------
       Historical:                                                          2000                 2001                   2002
                                                                            ----                 ----                   ----
                                                                                                                     (UNAUDITED)
        Net loss                                                       $  (5,833,442)        $  (4,356,255)        $  (1,904,619)

        Weighted average of common shares used in net loss per
        share - basic and diluted                                         51,916,934            99,613,673           108,123,666

        Net loss per share -
          basic and diluted                                            $       (0.11)        $       (0.04)        $       (0.02)

      Pro forma (unaudited)

        Historical net loss                                                                  $  (4,356,255)        $  (1,904,619)

        Interest on mandatorily convertible debt                                                    45,863                25,399
                                                                                             -------------         -------------
        Pro forma net loss                                                                   $  (4,310,392)        $  (1,879,220)
                                                                                             =============         =============

        Weighted average number of common shares                                                99,613,673           108,123,666

        Weighted average number of common shares
          upon conversion of mandatorily convertible debt                                        1,300,000             1,300,000
                                                                                             -------------         -------------
        Total weighted average number of common shares used in
          computing pro forma net loss per share                                               100,913,673           109,423,666
                                                                                             =============         =============
        Pro forma net loss per share - basic and diluted                                     $       (0.04)        $       (0.02)

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

15.   DEFINED CONTRIBUTION PLAN

      The Company sponsors a defined contribution plan under the provisions of
      Section 401(k) of the Internal Revenue Code, which covers substantially all employees. The Company may make discretionary matching contributions up to 1% of employee contributions. Company contributions vest ratably over a six-year period. The Company pays administrative expenses to the plan, which approximate $1,000 each year.

      Company matching contributions amounted to $2,329 and $4,469 in 2000 and 2001, respectively.

16.   SEGMENT INFORMATION

      The Company has two reportable segments which management operates as distinct sales organizations; these two segments are segregated by the nature of products and services provided. The Company measures and evaluates its two reportable segments based on revenues and costs of revenues. The CD ROM segment provides information on motor vehicles and drivers' licenses, contained on compact disks. The online segment provides information on individuals throughout the United States of America through the Company's website. No material operating costs, other than costs of revenues, or assets and liabilities relate to the CD ROM segment.

                                  FOR THE YEAR ENDED          FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED
                                      DECEMBER 31,                     JUNE 30,                        JUNE 30,
                                 2000            2001            2001            2002            2001            2002
                                 ----            ----            ----            ----            ----            ----
                                                              (unaudited)     (unaudited)     (unaudited)     (unaudited)
      Information sales:
         CD Rom               $  490,480      $  268,701      $   27,626      $   82,531      $  118,182      $  149,025
         Online                   98,632         752,109         188,866         315,516         317,875         597,177
                              ----------      ----------      ----------      ----------      ----------      ----------

      Total information
      sales                      589,112       1,020,810         216,492         398,047         436,057         746,202
                              ==========      ==========      ==========      ==========      ==========      ==========

      Costs of revenues:
         CD Rom                  169,782          96,561          21,314          21,014          44,185          47,187
         Online                1,293,297         986,240         213,023         218,107         449,300         409,090
                              ----------      ----------      ----------      ----------      ----------      ----------

      Total costs of
      information sales       $1,463,079      $1,082,801      $  234,337      $  239,121      $  493,485      $  456,277
                              ==========      ==========      ==========      ==========      ==========      ==========

17.   SUBSEQUENT EVENTS (UNAUDITED)


      As of June 30, 2002, payments of $8,142 have been received under the IntelliCorp agreement, of which $2,714 repayment has been recorded as other income (see Note 4).

      On May 1, 2002, payment terms of a note receivable were renegotiated. The original terms called for repayment by May 1, 2002. The repayment terms were extended to require the note to be repaid by July 31, 2002. On September 5, 2002, the terms of this note receivable were further renegotiated to convert the note into a demand note. The note receivable continues to accrue interest on the unpaid balance at the rate of 10% per annum. The remaining principal balance is $150,000.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

      On May 22, 2002 the Company received $190,000 by issuing subordinated promissory notes with simple interest at 10% per annum. The terms of the notes require repayment on June 1, 2003.


      On June 4, 2002, the Company raised $750,000 from Gemstone Investment Company by issuing a promissory note secured by the assets of the Company and a personal guarantee by the Company's Chief Executive Officer including a pledge of 5 million shares of the Chief Executive Officer's LocatePlus Holdings Corporation Class A Voting common stock and other assets. The terms of the note require repayment by the earlier of September 3, 2002 or two business days after the closing of the Company's initial public offering. Under the terms of this note, the Company will pay $125,000 in interest on the maturity date of the note, which is the earlier of two days after the consummation of our initial public offering or October 3, 2002, which represents an effective annual rate of interest of approximately 48% assuming repayment on October 3, 2002. The Company entered into this loan arrangement so that it would have adequate capital to enter into data acquisition agreements with certain third parties. The Company explored various alternatives, each of which was more expensive that the loan from Gemstone. The rate of interest reflects the risks associated with the Company's history of losses, its early stage of development, and the risks associated with the Company's ability to continue as a going concern. The Company intends to use a portion of the proceeds of this offering to repay the loan from Gemstone.


      On July 22, 2002 the holder of a $10,000 convertible note payable that matured September 9, 2001 agreed with the Company to convert the note into a demand note providing for quarterly payment of interest on the note until the principal of the note is repaid or converted (See note 8).


      In August 2002, we entered into two new data license agreements for motor vehicle records and for published and non-published phone numbers. The terms of the agreements call for minimum payments of $1,965,000 through 2005.

                  TABLE OF CONTENTS
                  -----------------


Prospectus Summary................................1
Risk Factors......................................4
Forward-Looking Statements........................14
Use of Proceeds...................................15
Determination of Offering Price...................15
Dividend Policy...................................16
Capitalization....................................17
Dilution..........................................18
Selected Consolidated Financial Data..............19
Management's Discussion and
Analysis of Financial Condition
and Results of Operations.........................21
Business..........................................30
Executive Officers and Directors..................36
Organization Within the Past Five Years...........42
Certain Transactions..............................44
Principal Stockholders............................48
Description of Capital Stock......................50
Plan of Distribution..............................53
Shares Eligible for Future Sale...................54
Transfer Agent and Registrar......................55
Legal Matters.....................................55
Experts...........................................55
Additional Information............................55
Index to Financial Statements....................F-1

                                      * * *



UNTIL NOVEMBER 11, 2002, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.








                                [LOCATEPLUS LOGO]















     Please read this prospectus carefully. It describes our business, products and services, and financial condition and results of operations.

     We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. The information contained in this prospectus is accurate only as of its date, regardless of the time this prospectus is delivered or that the Units are sold.

     We are offering to sell our Units and seeking offers to buy our Units only in jurisdictions where such offers and sales are permitted.

                                     PART I

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The Registrant estimates that the approximate expenses in connection with this Registration Statement, as amended, will be as follows:

            SEC registration fee.................                  $    885
            Legal fees and expenses..............                    80,000
            Accounting fees and expenses.........                    55,000
            Miscellaneous........................                    24,000
                                                                   --------
            Total................................                  $159,885

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.


            From March 1999 to December 1999, the Registrant sold 7,447,752 shares of Common Stock (now referred to as Class A Voting Common Stock) to 178 accredited investors for $0.20 per share. The Registrant undertook no general solicitation with respect to those offers and sales. The Registrant also inadvertently sold shares in this offering to four sophisticated but non-accredited investors in this offering. Of the four, one received financial information with respect to the Company in compliance with Rule 502(b) at the time of sale. The remaining three were offered, and each subsequently rejected, rescission of their investment after the presentation of financial information meeting the requirements of Rule 502(b). The offer and sale of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Rules 506 and 508 promulgated thereunder.

            From November 1999 to June 2001, the Registrant granted options to purchase 11,142,716 shares its Common Stock (now referred to as Class A Voting Common Stock) to 43 employees and consultants to the Registrant under the terms of the Registrant's Incentive and Non-qualified Stock Option Plan. These options have varying exercise prices. Of these options to purchase 11,142,716 shares, an option to purchase 5,000 shares of Common Stock was exercised by one employee. The offer and sale of these securities were exempt from registration under the Securities Act pursuant to Rules 701 and 506 promulgated thereunder.

            From December 1999 to February 2000, the Registrant sold 3,000,000 shares of Common Stock (now referred to as Class A Voting Common Stock) to 120 accredited investors for $1.00 per share. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rule 506 promulgated under the Securities Act, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

            From March 2000 to September 2000, the Registrant sold 3,000,000 shares of Common Stock (now referred to as Class A Voting Common Stock) to 96 accredited investors for $1.00 per share. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

            From October 2000 through January 2001, the Registrant issued a total of $312,000 in convertible promissory notes with detachable restricted warrants to nine accredited investors. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

            In January 2001, the Registrant issued $200,000 in the form of a convertible promissory note with a detachable warrant to one investor, then a member of the Registrant's Board of Directors. The offer and sale of that security was exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder.

            In February and March 2001, the Registrant issued $345,000 in six-month convertible term promissory notes to 11 accredited investors. The offer and sale of that security was exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

            In April 2001, the Registrant made a non-transferable offer to its accredited stockholders to sell three shares of the Registrant's Class B Non-voting Common Stock for $0.10 per share for each share of Class A Voting Common Stock held by each stockholder. Pursuant to that offer, the Registrant sold approximately 31.6 million shares of Class B Non-voting Common Stock to 270 of its stockholders. The offer and sale of that security was exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

            At various times from November 17, 2000 to March 12, 2002, the Registrant issued warrants to purchase an aggregate of 537,902 shares of Class A Voting Common Stock to 11 accredited consultants and to members of the Registrant's Advisory Board in consideration for services rendered. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rule 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

            From August 2001 to April 2002, the Registrant issued warrants to purchase an aggregate of 3,272,455 shares of Class B Non-Voting Common Stock to 17 accredited consultants and to members of the Registrant's Advisory Board in consideration for services rendered. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Rule 506 and

508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

            From September 2001 through February 13, 2002, the Registrant sold 20,421,510 shares of Class B Non-voting Common Stock to 175 accredited investors (of which 82 were existing stockholders) for $0.15 per share. The offer and sale of these securities was exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder, as the Registrant has received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

            On May 22, 2002 we received $190,000 by issuing subordinated promissory notes with simple interest at ten percent per annum to five lenders. The Registrant does not believe that these subordinated promissory notes constitute securities because the subordinated promissory notes do not convert into equity of the Registrant and are in the nature of commercial loans.


            On August 27, 2002, the Registrant issued warrants to purchase an aggregate of 70,000 shares of Class B Non-voting Common Stock to two members of the Registrant's Board of Directors pursuant to the Registrant's Non-employee Director Stock Option Policy. The offer and sale of these securities was exempt from registration under the Securities Act under the provisions of Rule 506 promulgated thereunder, as both recipients are accredited investors and no general solicitation was undertaken.


ITEM 27.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  1.1 Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated March 15, 2002.**
  1.2 Amendment to Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated June 18, 2002.**
  1.3 Second Amendment to Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated July 22, 2002.**
  3.1 Second Amended and Restated Certificate of Incorporation of LocatePLUS Holdings Corporation, as filed with the Secretary of State of the State of Delaware on March 19, 2002.**
  3.2     By-Laws of LocatePLUS Holdings Corporation.**
  4.1 Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated March 22, 2002.**
  4.2     Form of Warrant Certificate.**
  4.3     Form of Unit Certificate.**
  4.4     Form of Class A Voting Common Stock Certificate.**
  4.5     Form of Class B Non-voting Common Stock Certificate.**
  4.6 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class A Voting Common Stock).**
  4.7 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class B Non-voting Common Stock).**
  4.8     Form of Convertible Subordinated Promissory Note ("Bridge Note").**
  4.9     Form of Detachable Warrant Agreement ("Bridge Warrant").**
  4.10    $10,000 Convertible Promissory Note, dated March 9, 2001.**
  4.11    Amended form of Warrant Certificate.**
  4.12 Amended and Restated Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated June 20, 2002.**

  4.13    Amendment to $10,000 Convertible Promissory Note, dated July 23,
          2002.**
  5.1     Opinion of Kirkpatrick & Lockhart LLP.**
  10.1 Master Lease Agreement between Cummings Properties, Inc. and Worldwide Information, Inc., dated November 20, 1999.**
  10.2 Database License Agreement between Worldwide Information, Inc. and TransUnion Corporation, undated.(1)**
  10.3 Database License Agreement between LocatePLUS.com, Inc. and Hogan Information Services Co., dated November 27, 2001.(1)**
  10.4 License Agreement between Worldwide Information, Inc. and First American Real Estate Solutions, LLC, dated March 31, 1999.(1)**
  10.5 Channel Partner Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated September 1, 2001.**
  10.6 Letter Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated December 19, 2001.**
  10.7    Secured Note, dated June 1, 2001.**
  10.8 $750,000 Loan Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.9 Security Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.10 Pledge Agreement between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.11 Mortgage between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.12 Guaranty Agreement, between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
  10.13 $175,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.**
  10.14 $100,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.**
  10.15 $125,000 Ten Year Term Promissory Note, made by Robert A. Goddard, dated January 3, 2000.**
  10.16 $750,000 Promissory Note, made by LocatePLUS Holdings Corporation, dated June 4, 2002.**

  10.17   Amendment to $750,000 Promissory Note, dated August 30, 2002.

  21.1    Subsidiaries of LocatePLUS Holdings Corporation.**
  23.1    Consent of Kirkpatrick & Lockhart LLP.**
  23.2    Consent of PricewaterhouseCoopers LLP.
  99.1 Escrow Agreement by and between American Pacific Bank, Transfer Online, Inc., Oftring & Co., Inc. and LocatePLUS Holdings Corporation, dated June 20, 2002.**
  99.2 Subscription Agreement (for use in states in which the Registrant's securities are being registered by coordination or qualification).**
  99.3 Subscription Agreement (for use in the Commonwealth of Massachusetts only).**

      **   Previously filed with the Commission.

      (1)  Subject to a confidential treatment order.


Item 28.   Undertakings

            The undersigned Registrant hereby undertakes to:

            (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

            (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

            The undersigned Registrant hereby undertakes with respect to the securities being offered and sold in the offering:

            (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

                  (a) Include any prospectus required by Section 10(a)(3) of the
            Securities Act;

                  (b) Reflect in the prospectus any facts or events which,
            individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) Include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person relating to the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement, as amended, to be signed on its behalf by the undersigned, in the Commonwealth of Massachusetts, on September 10, 2002.


                                      LOCATEPLUS HOLDINGS CORPORATION
                                      (Registrant)

                                      By
                                          Chairman, President and Chief
                                          Executive Officer


            Each person whose signature appears below appoints Jon R. Latorella as his or her attorney-in-fact, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, on Form SB-2 of LocatePlus Holdings Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            In accordance with the requirements of the Securities Act, this Registration Statement, as amended, was signed by the following persons in the capacities and on the dates stated.

      Signature                            Title                                       Date
      ---------                            -----                                       ----

/s/ Jon R. Latorella
------------------------         Chairman of the Board, President               September 10, 2002
   Jon R. Latorella              and Chief Executive Officer

/s/ Robert A. Goddard
------------------------         Chief Financial Officer,                       September 10, 2002
   Robert A. Goddard             Treasurer and Secretary
                                 (Chief Accounting Officer)

/s/ Sonia P. Bejjani
------------------------         Director,                                      September 10, 2002
   Sonia P. Bejjani              President, Worldwide Information, Inc.

/s/ John P. Houlihan
------------------------         Director                                       September 10, 2002
   John P. Houlihan

/s/ Thomas W. Garlock
------------------------         Director                                       September 10, 2002
   Thomas W. Garlock

/s/ Gerard Scalley
------------------------         Director                                       September 10, 2002
   Gerard Scalley

/s/ Richard B. Yules
------------------------         Director                                       September 10, 2002
   Richard B. Yules
